FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2007-1, as Issuing Entity

FIELDSTONE MORTGAGE INVESTMENT CORPORATION, as Depositor

WELLS FARGO BANK, N.A., as Trust Administrator and Indenture Trustee

LITTON LOAN SERVICING LP, as Servicer

and

FIELDSTONE INVESTMENT CORPORATION, as Seller

TRANSFER AND SERVICING AGREEMENT

Dated as of April 1, 2007

FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2007-1
MORTGAGE-BACKED NOTES

i

ATTACHMENTS

Exhibit A- 1	Form of Initial Certification
Exhibit A-2	Form of Interim Certification
Exhibit A-3	Form of Final Certification
Exhibit A-4	Form of Endorsement
Exhibit B-1	Form of Swap Agreement
Exhibit B-2	[RESERVED]
Exhibit C	Form of Lost Note Affidavit
Exhibit D	Custodial Agreement
Exhibit E	Custodial Account Letter Agreement
Exhibit F	Escrow Account Letter Agreement
Exhibit G-1	Form of Monthly Remittance Advice
Exhibit H	Form of Power of Attorney
Exhibit I	[RESERVED]
Exhibit J	[RESERVED]
Exhibit K	[RESERVED]
Exhibit L	Servicing Criteria
Exhibit L-1	Servicer Form of Assessment
Exhibit M	Additional Form 10-D Disclosure
Exhibit N	Additional Form 10-K Disclosure
Exhibit O	Form 8-K Disclosure Information
Exhibit P	Additional Disclosure Information
Exhibit Q	Form of Annual Certification
Schedule A	Mortgage Loan Schedule

          This TRANSFER AND SERVICING AGREEMENT, dated as of April 1, 2007 (the “Agreement” or the “Transfer and Servicing Agreement”), is by and among FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2007-1, a Delaware statutory trust, as issuing entity (the “Issuing Entity”), FIELDSTONE MORTGAGE INVESTMENT CORPORATION, a Maryland corporation, as depositor (the “Depositor”), WELLS FARGO BANK, N.A., as trust administrator (the “Trust Administrator”) and indenture trustee (the “Indenture Trustee”), LITTON LOAN SERVICING LP, as servicer (the “Servicer”), and FIELDSTONE INVESTMENT CORPORATION, as seller (the “Seller”).

PRELIMINARY STATEMENT

          WHEREAS, the Depositor has acquired all of the rights, title and interest of the Seller in certain conventional, adjustable rate and fixed rate, residential mortgage loans identified in Schedule A hereto (the “Mortgage Loans”) on a servicing-retained basis from the Seller pursuant to the Mortgage Loan Purchase Agreement, and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Issuing Entity hereunder for inclusion in the Trust Estate;

          WHEREAS, the Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Issuing Entity of the Mortgage Loans and the other property constituting the Trust Estate;

          WHEREAS, on the Closing Date, the Depositor will acquire the Notes from the Issuing Entity as consideration for its transfer to the Issuing Entity of the Mortgage Loans and the other property constituting the Trust Estate;

          WHEREAS, pursuant to the Indenture, the Issuing Entity will pledge the Mortgage Loans and the other property constituting the Trust Estate to the Indenture Trustee as security for the Notes and the Swap Agreement;

          WHEREAS, the Servicer has acquired the servicing rights relating to the Mortgage Loans and has agreed to service the Mortgage Loans pursuant to this Agreement;

          WHEREAS, the Indenture Trustee shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Agreement upon the occurrence and continuance of a Servicing Event of Default as provided herein;

          WHEREAS, the parties hereto acknowledge and agree that the Seller assigned all of its rights with respect to the Mortgage Loans (other than the servicing rights) to the Indenture Trustee.

          WHEREAS, the Issuing Entity has entered into certain agreements in connection with the issuance of the Notes, including (i) the Depository Agreement and (ii) the Indenture (the Depository Agreement, the Indenture and the Trust Agreement being hereinafter referred to collectively as the “Related Agreements”);

          WHEREAS, pursuant to the Related Agreements, the Issuing Entity is required to perform certain duties in connection with (a) the Notes and the collateral therefor pledged pursuant to the Indenture (the “Collateral”) and (b) the undivided subordinate beneficial ownership interest in the Issuing Entity represented by the Ownership Certificate;

          WHEREAS, the Issuing Entity desires to have the Trust Administrator perform certain of the duties of the Issuing Entity referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuing Entity or the Owner Trustee may from time to time reasonably request; and

          WHEREAS, the Trust Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuing Entity or the Owner Trustee on the terms set forth herein.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

          The following table sets forth (or describes) the Class designation, Interest Rate, initial Class Principal Amount and minimum denomination for each Class of Notes issued pursuant to the Indenture.

Class Designation	Interest Rate	Initial Security Principal Amount	Minimum Denominations

Class 1-A	(1)	$124,711,000	$100,000
Class 2-A1	(2)	$92,056,000	$100,000
Class 2-A2	(3)	$50,000,000	$100,000
Class 2-A3	(4)	$20,763,000	$100,000
Class M1	(6)	$13,434,000	$100,000
Class M2	(7)	$12,128,000	$100,000
Class M3	(8)	$7,650,000	$100,000
Class M4	(9)	$6,717,000	$100,000
Class M5	(10)	$6,158,000	$100,000
Class M6	(11)	$5,597,000	$100,000
Class M7	(12)	$5,785,000	$100,000
Class M8	(13)	$5,224,000	$100,000
Class M9	(14)	$3,918,000	$100,000
Class M10	(15)	$4,105,000	$100,000

(1)

The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class 1-A Notes is the per annum rate equal to the least of (i) LIBOR plus 0.2575% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class 1-A Notes will be equal to LIBOR plus 0.515% per annum beginning on the Stepup Date and each Payment Date thereafter.

(2)

The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class 2-A1 Notes is the per annum rate equal to the least of (i) LIBOR plus 0.11% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date;

provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class 2-A1 Notes will be equal to LIBOR plus 0.22% per annum beginning on the Stepup Date and each Payment Date thereafter.

(3)

The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class 2-A2 Notes is the per annum rate equal to the least of (i) LIBOR plus 0.27% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class 2-A2 Notes will be equal to LIBOR plus 0.54% per annum beginning on the Stepup Date and each Payment Date thereafter.

(4)

The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class 2-A3 Notes is the per annum rate equal to the least of (i) LIBOR plus 0.34% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class 2-A3 Notes will be equal to LIBOR plus 0.68% per annum beginning on the Stepup Date and each Payment Date thereafter.

(5)

The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M1 Notes is the per annum rate equal to the least of (i) LIBOR plus 0.39% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class M1 Notes will be equal to LIBOR plus 0.585% per annum beginning on the Stepup Date and each Payment Date thereafter.

(6)

The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M2 Notes is the per annum rate equal to the least of (i) LIBOR plus 0.45% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class M2 Notes will be equal to LIBOR plus 0.675% per annum beginning on the Stepup Date and each Payment Date thereafter.

(7)

The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M3 Notes is the per annum rate equal to the least of (i) LIBOR plus 0.55% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class M3 Notes will be equal to LIBOR plus 0.825% per annum beginning on the Stepup Date and each Payment Date thereafter.

(8)

The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M4 Notes is the per annum rate equal to the least of (i) LIBOR plus 0.90% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class M4 Notes will be equal to LIBOR plus 1.35% per annum beginning on the Stepup Date and each Payment Date thereafter.

(9)

The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M5 Notes is the per annum rate equal to the least of (i) LIBOR plus 1.00% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class M5 Notes will be equal to LIBOR plus 1.50% per annum beginning on the Stepup Date and each Payment Date thereafter.

(10)

The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M6 Notes is the per annum rate equal to the least of (i) LIBOR plus 1.50% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class M6 Notes will be equal to LIBOR plus 2.25% per annum beginning on the Stepup Date and each Payment Date thereafter.

(11)

The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M7 Notes is the per annum rate equal to the least of (i) LIBOR plus 2.25% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class M7 Notes will be equal to LIBOR plus 3.375% per annum beginning on the Stepup Date and each Payment Date thereafter.

(12)

The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M8 Notes is the per annum rate equal to the least of (i) LIBOR plus 2.25% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class M8 Notes will be equal to LIBOR plus 3.375% per annum beginning on the Stepup Date and each Payment Date thereafter.

(13)

The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M9 Notes is the per annum rate equal to the least of (i) LIBOR plus 2.25% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class M9 Notes will be equal to LIBOR plus 3.375% per annum beginning on the Stepup Date and each Payment Date thereafter.

(14)

The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M10 Notes is the per annum rate equal to the least of (i) 7.000% and (ii) the Available Funds Rate for such Payment Date; provided, that the per annum rate set forth in clause (i) above will increase to 7.500% beginning on the Stepup Date and each Payment Date thereafter.

ARTICLE I

DEFINITIONS

          Section 1.01. Definitions. The following words and phrases, unless the context otherwise requires, shall have the following meanings:

          Accounts. Any or all of the Custodial Accounts, Escrow Accounts, Collection Account, Basis Risk Reserve Account, and any other accounts created or maintained by the Trust Administrator or the Servicer pursuant to this Agreement.

          Accountant: A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

          Accrual Period: With respect to any Payment Date and any Class of Notes (other than the Class M10 Notes), the period beginning on the Payment Date in the calendar month immediately preceding the month in which the related Payment Date occurs (or, in the case of the first Payment Date, beginning on the Closing Date) and ending on the day immediately preceding the related Payment Date, and in the case of the Class M10 Notes, the calendar month preceding the month in which such Payment Date occurs.

          Additional Disclosure Notification: As defined in Section 8.01 hereof.

          Additional Form 10-D Disclosure: As defined in Section 8.01 hereof.

          Additional Form 10-K Disclosure: As defined in Section 8.02 hereof.

          Advance: As to any First Lien Mortgage Loan, Second Lien Mortgage Loan or REO Property, any advance made by the Servicer pursuant to Section 6.05.

          Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

          Aggregate Collateral Balance: As of any date of determination (other than the Closing Date), an amount equal to the Aggregate Loan Balance. As of the Closing Date, an amount equal to the sum of the Aggregate Loan Balance as of the Cut-off Date.

          Aggregate Expense Rate: With respect to any Mortgage Loan, the sum of the Servicing Administration Fee Rate and the Trust Administration Fee Rate.

          Aggregate Loan Balance: As of any date of determination, an amount equal to the aggregate of the Stated Principal Balances of the Mortgage Loans as of such date.

          Aggregate Overcollateralization Release Amount: With respect to any Payment Date, the lesser of (x) the sum of the Principal Funds of each Mortgage Group for such Payment Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such Payment Date (calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Funds of both Mortgage Groups for such date is applied on such Payment Date in reduction of the aggregate of the Note Principal Amounts of the related Notes) exceeds (2) the Targeted Overcollateralization Amount for such Payment Date.

          Agreement: This Agreement and all amendments and supplements hereto.

          Ancillary Income: All income derived from the Mortgage Loans, excluding Prepayment Premiums, Servicing Administration Fees and Trust Administration Fees attributable to the Mortgage Loans and other amounts treated as payment proceeds of the Mortgage Loans, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

          Appraised Value: With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

          Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to the Indenture Trustee for the benefit of Noteholders and the Swap Counterparty, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that neither the Issuing Entity nor the Indenture Trustee shall be responsible for determining whether any such assignment is in recordable form.

          Authorized Officer: Any Person who may execute an Officer’s Certificate on behalf of the Issuing Entity.

          Available Funds Rate: With respect to any Payment Date and for any Class of Notes, a per annum rate equal to the quotient of (a) the excess, if any, of (1) the sum of (A) Interest Funds for Group 1 and (B) the Interest Funds for Group 2, over (2) any Net Swap Payments or swap termination amounts payable to the Swap Counterparty for such Payment Date pursuant to Section 6.02(b)(i)-(ii) or Section 6.02(c)(i)-(ii) hereof, as applicable, and any Final Maturity Reserve Amounts payable pursuant to Section 6.02(b)(iii)-(iv) or Section 6.02(c)(iii)-(iv), as applicable, divided by (b) the product of (i) the sum of the Class Principal Amounts of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes before taking into account any payments of principal on such Payment Date, and (ii) a fraction, the numerator of which is the actual number of days in the related Accrual Period (or, in the case of the Class M10 Notes, the numerator of which is 30), and the denominator of which is 360.

          Available Funds Shortfall: With respect to any Class of Notes and any Payment Date, the sum of (a) the excess, if any, of (i) the amount that would have been the Current Interest for such Class had the Interest Rate for such Class been determined without regard to the Available Funds Rate over (ii) the actual amount of Current Interest for such Class, plus (b) any excess described in clause (a) above and interest described in clause (c) below for any prior Payment Date that remains unpaid, plus (c) interest accrued during the Accrual Period related to such Payment Date on the amount described in clause (b) above at the Interest Rate applicable to such Class, determined without regard to the Available Funds Rate.

          Balloon Loans: Those Mortgage Loans listed on Schedule II of the Mortgage Loan Purchase Agreement.

          Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the United States Bankruptcy Code of 1986, as amended, or any other similar state laws.

          Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended.

          Basis Risk Reserve Account: A separate account established and maintained by the Trust Administrator for the benefit of the Noteholders pursuant to Section 6.07.

          Book-Entry Notes: As defined in the Indenture.

          Business Day: Except with respect to the Swap Agreement, any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York, New York or, if other than New York, the city in which the Corporate Trust Office of the Indenture Trustee is located, the state in which the Servicer’s servicing operations are located, or the States of California, Delaware, Maryland, Minnesota or Texas are authorized or obligated by law or executive order to be closed. With respect to the Swap Agreement, “Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the City of New York, New York or London, England are authorized or obligated by law or executive order to be closed.

          Calculation Period End Date: With respect to the Swap Agreement, the day of the month specified in the respective schedule attached thereto.

          Certificate: The Ownership Certificate.

          Certificateholder: Any registered holder of the Ownership Certificate.

          Certificate Registrar: As defined in the Trust Agreement, the initial Certificate Registrar shall be the Trust Administrator.

          Certification Parties: The meaning set forth in Section 8.08.

          Certifying Person: The meaning set forth in Section 8.08.

          Charged Off Loan: Any Second Lien Mortgage Loan that is charged off by the Servicer pursuant to Section 4.02(p).

          Civil Relief Act: The Servicemembers Civil Relief Act, as such may be amended from time to time, and any similar state laws.

          Class: All Notes bearing the same class designation.

          Class A Notes: Collectively, the Class 1-A, Class 2-A1, Class 2-A2 and Class 2-A3 Notes.

          Class M Notes: Collectively, the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes.

          Class Principal Amount: With respect to each Class of Notes, the aggregate of the Note Principal Amounts of all Notes of such Class at the date of determination.

          Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

          Closing Date: April 12, 2007.

          Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

          Collateral: As defined in the Indenture.

          Collection Account: A separate account established and maintained by the Trust Administrator pursuant to Section 5.07.

          Commission: The U.S. Securities and Exchange Commission.

          Compensating Interest Payment: With respect to any Payment Date and any Principal Prepayment in full, an amount equal to the lesser of (x) the aggregate Prepayment Interest Shortfall Amount with respect to such Payment Date and (y) one-half of the Servicing Administration Fee payable to the Servicer in respect of such Payment Date.

          Condemnation Proceeds: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

          Control: The meaning specified in Section 8-106 of the New York UCC.

          Conventional Loan: A Mortgage Loan that is not insured by the United States Federal Housing Administration or guaranteed by the United States Department of Veterans Affairs.

          Corporate Trust Office: With respect to (i) the Trust Administrator and the Indenture Trustee, the principal corporate trust office of the Trust Administrator at which, at any particular time, its corporate trust business shall be administered, which office at the date of execution of this Agreement for purposes of transfers and exchanges and for presentment and surrender of the Notes and for payment thereof is located at Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Client Service Manager (Fieldstone 2007-1), and for all other purposes is located at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Client Service Manager (FIELDSTONE 2007-1) (or for overnight deliveries, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Service Manager (FIELDSTONE 2007-1)); (ii) the Certificate Registrar, the principal office of the Certificate Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at the Corporate Trust Office of the Trust Administrator, or at such other address as the Certificate Registrar may designate from time to time by notice to the Noteholder, the Trust and the Swap Counterparty, or the principal corporate trust office of any successor Certificate Registrar at the address designated by such successor Certificate Registrar by notice to the Noteholders, the Trust and the Swap Counterparty.

          Current Interest: With respect to any Class of Notes and any Payment Date, the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of such Class immediately prior to such Payment Date, provided, however, that for any Class of Class M Notes and for any Payment Date, Current Interest shall be reduced by the amount specified in clause (a) of the definition of Deferred Interest (calculated for purposes of this definition with the imposition of the Available Funds Rate), if any, for such Class and Payment Date.

          Custodial Account: The separate custodial account (other than an Escrow Account) established and maintained by the Servicer pursuant to Section 4.02(d) of this Agreement.

          Custodial Agreement: The custodial agreement relating to the custody of certain of the Mortgage Loans, substantially in the form attached as Exhibit D hereto, between the Custodian, the Issuing Entity and the Indenture Trustee, as acknowledged by the Seller, the Depositor, the Trust Administrator and the Servicer, dated as of April 1, 2007.

          Custodian: The custodian appointed by the Indenture Trustee pursuant to the Custodial Agreement, and any successor thereto. The initial Custodian is Wells Fargo Bank, N.A..

          Cut-off Date: April 1, 2007.

          Cut-off Date Balance: With respect to the Mortgage Loans, the Aggregate Loan Balance as of the Cut-off Date.

          Debt Service Reduction: With respect to any Mortgage Loan, a reduction of the Scheduled Payment that the related Mortgagor is obligated to pay on any Due Date as a result of any proceeding under Bankruptcy law or any similar proceeding.

          Deferred Interest: For any Class of Class M Notes and any Payment Date, the sum of (a) the aggregate amount of interest accrued at the applicable Interest Rate (determined without regard to the Available Funds Rate) during the related Accrual Period on the Principal Deficiency Amount for the Class, (b) any amounts due pursuant to clause (a) and interest described in clause (c) below for such Class for prior Payment Dates that remain unpaid and (c) interest accrued during the Accrual Period related to such Payment Date on the amount in clause (b) at the Interest Rate applicable to such Class determined without regard to the Available Funds Rate.

          Definitive Note: A Note of any Class issued in definitive, fully registered, certificated form.

          Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Estate pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

          Depositor: Fieldstone Mortgage Investment Corporation, a Maryland corporation having its principal place of business in Columbia, Maryland, or its successors in interest.

          Depository Agreement: The agreement dated April 12, 2007, among the Issuing Entity, the Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency, relating to the Book-Entry Notes.

          Determination Date: With respect to each Payment Date, the 15th day of the month in which such Payment Date occurs, or, if such 15th day is not a Business Day, the immediately succeeding Business Day.

          Due Date: The day of the calendar month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace. Pursuant to Section 4.02(d), with respect to any Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Scheduled Payment is due on the first day of the immediately succeeding month.

          Due Period: With respect to any Payment Date and Mortgage Loan, the period commencing on the second day of the month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

          Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company that complies with the definition of Eligible Institution or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Indenture Trustee, the Trust Administrator or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Indenture Trustee and the Rating Agencies. Eligible Accounts may bear interest.

          Eligible Institution: Any of the following:

(i) An institution whose:

          (1) commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 365 days; or

          (2) commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement. Upon the loss of the required rating set forth in this clause (ii), the accounts shall be transferred immediately to accounts which have the required rating. Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

                     (ii) the corporate trust department of a federal depositor institution or state-chartered depositor institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

          Eligible Investments: Any one or more of the following obligations or securities:

                     (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

                     (iii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Indenture Trustee or any agent of the Indenture Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

                     (iv) repurchase agreements collateralized by Direct Obligations or securities guaranteed by Ginnie Mae, Fannie Mae or FHLMC with any registered broker/dealer subject to Notes Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

                    (v) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Estate to exceed 20% of the sum of the Aggregate Loan Balance and the aggregate principal amount of all Eligible Investments in the Collection Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

                    (vi) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

                    (vii) a Qualified GIC;

                    (viii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

                    (ix) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment (including those managed or advised by the Indenture Trustee, the Trust Administrator, or any Affiliate thereof), (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating assigned by each Rating Agency of any of the Notes. Such investments in this subsection (viii) may include money market mutual funds or common Trust Estates, including any fund for which Wells Fargo Bank, N.A. (the “Bank”) in its capacity other than as Indenture Trustee, the Trust Administrator or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Bank, the Indenture Trustee, the Trust Administrator or any affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Bank, the Indenture Trustee, the Trust Administrator or any affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time. The Indenture Trustee specifically authorizes the Bank or an affiliate thereof to charge and collect from the Indenture Trustee such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

          provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

          Entitlement Holder: The meaning specified in Section 8-102(a)(7) of the New York UCC.

          Entitlement Order: The meaning specified in Section 8-102(a)(8) of the New York UCC (i.e., generally, orders directing the transfer or redemption of any Financial Asset).

          Environmental Problem Property: A Mortgaged Property or REO Property that is in violation of any environmental law, rule or regulation.

          ERISA: The Employee Retirement Income Security Act of 1974, as amended.

          Errors and Omissions Insurance: Errors and Omissions Insurance to be maintained by the Servicer in accordance with Section 4.02(m).

          Errors and Omission Insurance Policy: Any Errors and Omission Insurance policy required to be obtained by the Servicer satisfying the requirements of this Agreement.

          Escrow Account: The separate escrow account (other than a Custodial Account) established and maintained by the Servicer pursuant to Section 4.02(f) of this Agreement.

          Escrow Payments: With respect to any First Lien Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

          Event of Default: A Servicer Event of Default.

          Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          Fannie Mae or FNMA: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

          FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

          FIC: Fieldstone Investment Corporation.

          Fidelity Bond: Any fidelity bond to be maintained by the Servicer in accordance with Section 4.02(m).

          Financial Asset: The meaning specified in Section 8-102(a) of the New York UCC.

          First Lien Mortgage Loan: Any of the Mortgage Loans which are secured by a first mortgage lien on the related Mortgaged Property.

          Fixed Rate Cap: With respect to a Payment Date, the per annum rate equal to 12.250%.

          Form 8-K Disclosure Information: Has the meaning set forth in Section 8.03.

          Freddie Mac or FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

          Ginnie Mae: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

          Group 1: The portion of the Mortgage Pool identified as Group 1.

          Group 1 Percentage: With respect to Group 1 and any Payment Date, the fraction, expressed as a percentage, the numerator of which is the Group Balance for Group 1 for such date and the denominator of which is the Aggregate Collateral Balance for such date.

          Group 2: The portion of the Mortgage Pool identified as Group 2.

          Group 2 Percentage: With respect to Group 2 and any Payment Date, the fraction, expressed as a percentage, the numerator of which is the Group Balance for Group 2 for such date and the denominator of which is the Aggregate Collateral Balance for such date.

          Group Balance: With respect to each Mortgage Group and any Payment Date, the aggregate of the Stated Principal Balances of the Mortgage Loans in such Mortgage Group.

          Guidelines: As defined in Section 4.02(u).

          Holder or Noteholder: The registered holder of any Note or Ownership Certificate as recorded on the books of the Note Registrar or the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Note registered in the name of the Depositor, the Servicer, the Trust Administrator or the Indenture Trustee or any Affiliate thereof (unless any such Person owns 100% of a Class) shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, only Notes and an Ownership Certificate which a Responsible Officer of the Indenture Trustee knows to be so held shall be disregarded. The Indenture Trustee may request and conclusively rely on certifications by the Depositor in determining whether any Note, or Ownership Certificate are registered to an Affiliate of the Depositor.

          HUD: The United States Department of Housing and Urban Development, or any successor thereto.

          Indenture: The Indenture dated as of April 1, 2007, among the Issuing Entity, the Trust Administrator and the Indenture Trustee, as such may be amended or supplemented from time to time.

          Indenture Events of Default: As defined in Section 5.01 of the Indenture.

          Indenture Trustee: Wells Fargo Bank, N.A., not in its individual capacity but solely as Indenture Trustee, or any successor in interest.

          Independent: When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Securities and Exchange Commission’s Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions, and (d) is not a member of the immediate family of a Person defined in clause (b) or (c) above.

          Index: The index specified in the related Mortgage Note for calculation of the Mortgage Rate thereof.

          Insurance Policy: Any primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

          Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, if applicable, including the proceeds of any hazard or flood insurance policy reduced by expenses incurred by the Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related Mortgaged Property or to be paid to the related Mortgagor pursuant to the Mortgage Note or applicable state law.

          Interest Funds: With respect to each Mortgage Group and any Payment Date, (a) the sum of, without duplication, (1) all interest collected (other than the interest portion of Payaheads and Prepayment Premiums) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Group during the related Due Period by the Servicer, minus, (x) to the extent provided under Sections 4.02(e)(3) and (4) and Sections 5.08(i) and (ii) herein, previously unreimbursed Advances and Nonrecoverable Advances due to the Servicer to the extent allocable to interest and the allocable portion of previously unreimbursed Servicing Advances with respect to the Mortgage Loans in such Mortgage Group, (y) the Servicing Administration

Fee and Trust Administration Fee with respect to the Mortgage Loans and (z) any fees and expenses of any Custodian with respect to the Mortgage Loans in such Mortgage Group to the extent not paid by the Seller or its Affiliates, (2) any Compensating Interest Payments relating to the related Prepayment Period with respect to the Mortgage Loans in such Mortgage Group, (3) the portion of any Purchase Price or Substitution Amount paid with respect to the Mortgage Loans in such Mortgage Group during the related Prepayment Period allocable to interest and (4) all Net Liquidation Proceeds, Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans in such Mortgage Group during the related Prepayment Period, to the extent allocable to interest, as reduced by the Group 1 Percentage or Group 2 Percentage, as applicable, of (1) the Owner Trustee Fee, (2) any costs, expenses or liabilities reimbursable or otherwise due to the Servicer, the Indenture Trustee, any Custodian, the Owner Trustee or the Trust Administrator to the extent provided in this Agreement, the Trust Agreement, the Indenture and any Custodial Agreement, (3) any Net Swap Payment for such Payment Date and any swap termination amounts paid to the Swap Counterparty in the event that the Issuing Entity is a defaulting party or affected party under the terms of the Swap Agreement, in each case, to the extent paid from amounts on deposit in the Collection Account and (4) any other fees and expenses payable from amounts on deposit in the Collection Account and any of the Custodial Accounts.

          Interest Margin: For each Class of Notes (other than the Class M10 Notes), for any Payment Date prior to the Stepup Date, the following per annum rate: Class 1-A, 0.2575%; Class 2-A1, 0.11%; Class 2-A2, 0.27%; Class 2-A3, 0.34%; Class M1, 0.39%; Class M2, 0.45%; Class M3, 0.55%; Class M4, 0.90%; Class M5, 1.00%; Class M6, 1.50%; Class M7, 2.25%; Class M8, 2.25%; and Class M9, 2.25%; and on any Payment Date on or following the Stepup Date: Class 1-A, 0.515%; Class 2-A1, 0.22%, Class 2-A2, 0.54%; Class 2-A3, 0.08%; Class M1, 0.585%; Class M2, 0.675%; Class M3, 0.825%; Class M4, 1.35%; Class M5, 1.50%; Class M6, 2.25%; Class M7, 3.375%; Class M8, 3.375%; and Class M9, 3.375%.

          Interest Rate: With respect to (a) each Class of Notes (other than the Class M10 Notes) on any Payment Date, the least of (1) LIBOR plus the Interest Margin for such Class, (2) the Available Funds Rate and (3) the Fixed Rate Cap and (b) the Class M10 Notes, the lesser of (1) a per annum rate of 7.000% and (2) the Available Funds Rate, provided that the per annum rate in clause (b)(1) above will increase to 7.500% beginning on the Stepup Date and each Payment Date thereafter.

          Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

          Issuer Order or Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

          Issuing Entity: The Delaware statutory trust known as the “Fieldstone Mortgage Investment Trust, Series 2007-1.”

          LIBOR: (a) With respect to the first Accrual Period, the per annum rate of 5.3200%. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trust Administrator on the basis of the

“Interest Settlement Rate” set by the British Bankers’ Association (the “BBA”) for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

          (b) If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Trust Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

          (c) If LIBOR is determined under clause (b) above, on each LIBOR Determination Date, LIBOR for the related Accrual Period for the Notes will be established by the Trust Administrator as follows:

          (1) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Notes shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

          (2) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

          (d) The establishment of LIBOR by the Trust Administrator and the Trust Administrator’s subsequent calculation of the Interest Rate applicable to the LIBOR Notes for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

          LIBOR Business Day: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

          LIBOR Determination Date: The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for any LIBOR Notes.

          LIBOR Note: Any Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 or Class M9 Note.

          Liquidated Mortgage Loan: Any Charged Off Loan and any other defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover from or on account of such Mortgage Loan or disposition of the related REO Property have been recovered.

          Liquidation Expenses: Expenses that are incurred by the Servicer in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the applicable primary mortgage insurance policy, if any, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts, if any, expended pursuant to Section 4.02.

          Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan (other than amounts received with respect to the rental of any REO Property prior to REO Disposition), whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

          Litton: Litton Loan Servicing LP or any successor thereto appointed hereunder in connection with the servicing and administration of the Mortgage Loans.

          M1 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M2 Principal Deficiency Amount, (ii) the M3 Principal Deficiency Amount, (iii) the M4 Principal Deficiency Amount, (iv) the M5 Principal Deficiency Amount, (v) the M6 Principal Deficiency Amount, (vi) the M7 Principal Deficiency Amount, (vii) the M8 Principal Deficiency Amount, (viii) the M9 Principal Deficiency Amount and (ix) the M10 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M1 Notes immediately prior to such Payment Date.

          M1 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M1 Notes immediately prior to such Payment Date over (y) the M1 Target Amount.

          M1 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 61.30% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the excess of (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period over (ii) 0.50% of the Aggregate Collateral Balance as of the Closing Date.

          M2 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M3 Principal Deficiency Amount, (ii) the M4 Principal Deficiency Amount, (iii) the M5 Principal Deficiency Amount, (iv) the M6 Principal Deficiency Amount, (v) the M7 Principal Deficiency Amount, (vi) the M8 Principal Deficiency Amount, (vii) the M9 Principal Deficiency Amount and (viii) the M10 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M2 Notes immediately prior to such Payment Date.

          M2 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M2 Notes immediately prior to such Payment Date over (y) the M2 Target Amount.

          M2 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 67.80% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the excess of (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period over (ii) 0.50% of the Aggregate Collateral Balance as of the Closing Date.

          M3 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M4 Principal Deficiency Amount, (ii) the M5 Principal Deficiency Amount, (iii) the M6 Principal Deficiency Amount, (iv) the M7 Principal Deficiency Amount, (v) the M8 Principal Deficiency Amount, (vi) the M9 Principal Deficiency Amount and (vii) the M10 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M3 Notes immediately prior to such Payment Date.

          M3 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1 and Class M2 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M3 Notes immediately prior to such Payment Date over (y) the M3 Target Amount.

          M3 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 71.90% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the excess of (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period over (ii) 0.50% of the Aggregate Collateral Balance as of the Closing Date.

          M4 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M5 Principal Deficiency Amount, (ii) the M6 Principal Deficiency Amount, (iii) the M7 Principal Deficiency Amount, (iv) the M8 Principal Deficiency Amount, (v) the M9 Principal Deficiency Amount and (vi) the M10 Principal Deficiency Amount, in each case for that Payment Date, and (b) the Class Principal Amount of the Class M4 Notes immediately prior to such Payment Date.

          M4 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2 and Class M3 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M4 Notes immediately prior to such Payment Date over (y) the M4 Target Amount.

          M4 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 75.50% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the excess of (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period over (ii) 0.50% of the Aggregate Collateral Balance as of the Closing Date.

          M5 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M6 Principal Deficiency Amount (ii) the M7 Principal Deficiency Amount, (iii) the M8 Principal Deficiency Amount, (iv) the M9 Principal Deficiency Amount and (v) the M10 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M5 Notes immediately prior to such Payment Date.

          M5 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3 and Class M4 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M5 Notes immediately prior to such Payment Date over (y) the M5 Target Amount.

          M5 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 78.80% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the excess of (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period over (ii) 0.50% of the Aggregate Collateral Balance as of the Closing Date.

          M6 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M7 Principal Deficiency Amount, (ii) the M8 Principal Deficiency Amount, (iii) the M9 Principal Deficiency Amount and (iv) the M10 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M6 Notes immediately prior to such Payment Date.

          M6 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4 and Class M5 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M6 Notes immediately prior to such Payment Date over (y) the M6 Target Amount.

          M6 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 81.80% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the excess of (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period over (ii) 0.50% of the Aggregate Collateral Balance as of the Closing Date.

          M7 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M8 Principal Deficiency Amount, (ii) the M9 Principal Deficiency Amount and (iii) the M10 Principal Deficiency Amount, in each case for that Payment Date, and (b) the Class Principal Amount of the Class M7 Notes immediately prior to such Payment Date.

          M7 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M7 Notes immediately prior to such Payment Date over (y) the M7 Target Amount.

          M7 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 84.90% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the excess of (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period over (ii) 0.50% of the Aggregate Collateral Balance as of the Closing Date.

          M8 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M9 Principal Deficiency Amount and (ii) the M10 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M8 Notes immediately prior to such Payment Date.

          M8 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M8 Notes immediately prior to such Payment Date over (y) the M8 Target Amount.

          M8 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 87.70% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the excess of (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period over (ii) 0.50% of the Aggregate Collateral Balance as of the Closing Date.

          M9 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the M10 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M9 Notes immediately prior to such Payment Date.

          M9 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M9 Notes immediately prior to such Payment Date over (y) the M9 Target Amount.

          M9 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 89.80% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the excess of (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period over (ii) 0.50% of the Aggregate Collateral Balance as of the Closing Date.

          M10 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the Total Principal Deficiency Amount for that Payment Date and (b) the Class Principal Amount of the Class M10 Notes immediately prior to such Payment Date.

          M10 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M10 Notes immediately prior to such Payment Date over (y) the M10 Target Amount.

          M10 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 92.00% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the excess of (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period over (ii) 0.50% of the Aggregate Collateral Balance as of the Closing Date.

          Majority Noteholders: Until such time as the sum of the Class Principal Amounts of all Classes of Notes has been reduced to zero, the holder or holders of in excess of 50% of the aggregate Class Principal Amount of all Classes of Notes (accordingly, the holder of the Ownership Certificate shall be excluded from any rights or actions of the Majority Noteholders during such period); and thereafter, the holder of the Ownership Certificate.

          Material Defect: With respect to any Mortgage Loan, as defined in Section 2.02(c) hereof.

          Maturity Date: With respect to any Class of Notes, the Payment Date in April 2037.

          MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

          MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the Mortgage Note.

          Monthly Excess Cashflow: For any Payment Date, the sum of (i) Monthly Excess Interest, (ii) any remaining Principal Payment Amount for Group 1 and Group 2 pursuant to Sections 6.02(e)(i)(1)(Q), 6.02(e)(i)(2)(Q) or 6.02(e)(ii)(14), as applicable, (iii) the Aggregate Overcollateralization Release Amount for such Payment Date, and (iv) any Net Swap Receipts paid by the Swap Counterparty in respect of the Swap Agreement.

          Monthly Excess Interest: For any Payment Date, an amount equal to any Interest Funds for Group 1 and Group 2 remaining after application pursuant to subclauses (i) through (xi) of Section 6.02(d).

          Moody’s: Moody’s Investors Service, Inc., or any successor in interest.

          Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

          Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan required to be delivered to the Indenture Trustee pursuant to this Agreement.

          Mortgage Group: Any of Group 1 or Group 2.

          Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy to be maintained by the Servicer in accordance with Section 5.02(l).

          Mortgage Index: The Six-Month LIBOR Index and the Treasury Mortgage Index, as specified for any Mortgage Loan in the Mortgage Loan Schedule.

          Mortgage Loan: A mortgage loan that is conveyed to the Issuing Entity pursuant to this Agreement on the Closing Date, which mortgage loan includes, without limitation, the mortgage loan documents, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, any related REO Property, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such mortgage loan. The Mortgage Loans subject to this Agreement are identified on the Mortgage Loan Schedule annexed hereto as Schedule A and have an aggregate Stated Principal Balance as of the Cut-off Date of $373,173,174.

          Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of April 1, 2007, for the sale of the Mortgage Loans by the Seller to the Depositor.

          Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the Mortgage Rate minus the Servicing Administration Fee Rate.

          Mortgage Loan Schedule: The Mortgage Loan Schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust Estate. Such schedule shall set forth, among other things, the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) the original principal balance of the Mortgage Loan; (iii) the Mortgage Rate at origination; (iv) the Mortgage Index; (v) the first Mortgage Rate adjustment date; (vi) the monthly payment of principal and interest at origination; (vii) the Servicing Administration Fee Rate; (viii) the Trust Administration Fee Rate and (ix) whether such Mortgage Loan is subject to a Prepayment Premium for voluntary prepayments by the Mortgagor, the term during which such Prepayment Premiums are imposed and the method of calculation of the Prepayment Premium. The Servicer shall be responsible for providing the Indenture Trustee and the Trust Administrator with all amendments to the Mortgage Loan Schedule.

          Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

          Mortgage Pool: The aggregate of all the Mortgage Loans.

          Mortgage Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan, as determined under the related Mortgage Note as reduced by the applications of the Civil Relief Act.

          Mortgaged Property: The fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds.

          Mortgagor: The obligor on a Mortgage Note.

          Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds received and retained in connection with the liquidation of such Mortgage Loan net of (i) Liquidation Expenses and (ii) any related unreimbursed Advances and Servicing Advances, if any.

          Net Mortgage Rate: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the Aggregate Expense Rate for such Mortgage Loan.

          Net Swap Payment: With respect to any Payment Date, the amount paid by the Trust under the Swap Agreement to the Swap Counterparty in excess of the amounts received by the Trust from the Swap Counterparty, as calculated by the Swap Counterparty and reported to the Trust Administrator.

          Net Swap Receipt: With respect to the second Business Day prior to any Calculation Period End Date, the amount received by the Trust under the Swap Agreement from the Swap Counterparty in excess of the amount paid by the Trust to the Swap Counterparty, as calculated by the Swap Counterparty and reported to the Trust Administrator.

          New York UCC: The Uniform Commercial Code as in effect in the State of New York.

          Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

          Nonrecoverable Advance: Any Servicing Advance or Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan by the Servicer which, in the reasonable discretion of the Servicer will not or, in the case of a proposed Servicing Advance or Monthly Advance, would not, ultimately be recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds or otherwise. The determination by the Servicer that all or a portion of a Servicing Advance or Monthly Advance would be a Nonrecoverable Advance shall be evidenced by an Officer’s Certificate delivered to the Indenture Trustee setting forth such determination and a reasonable explanation thereof.

          Note: As defined in the Indenture.

          Note Principal Amount: With respect to any Note, the initial principal amount thereof on the Closing Date, less the amount of all principal payments previously paid with respect to such Note.

          Note Register and Note Registrar: As defined in the Indenture.

          Offering Document: The Prospectus.

          Officer’s Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President or any Assistant Vice President of a Person.

          Operative Agreements: The Trust Agreement, the Certificate of Trust of the Issuing Entity, this Agreement, the Mortgage Loan Purchase Agreement, the Indenture, the Custodial Agreement and each other document contemplated by any of the foregoing to which the Depositor, the Seller, the Servicer, the Owner Trustee, the Trust Administrator, the Indenture Trustee or the Issuing Entity is a party.

          Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Seller, the Trust Administrator, the Swap Counterparty, the Servicer and/or the Indenture Trustee, as applicable (each such opinion letter to include such Swap Counterparty as an addressee thereof), and who may be in-house or outside counsel to the Seller, the Servicer, the Depositor, the Trust Administrator or the Indenture Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning federal income tax or ERISA matters.

          Original Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value of the related Mortgaged Property.

          Original Value: The lesser of (a) the Appraised Value of a Mortgaged Property at the time the related Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

          OTS: The Office of Thrift Supervision.

          Overcollateralization Amount: With respect to any Payment Date will be equal to the amount, if any, by which (x) the Aggregate Collateral Balance for such Payment Date exceeds (y) the aggregate Class Principal Amount of the Notes, in each case after giving effect to payments on such Payment Date.

          Overcollateralization Deficiency Amount: With respect to any Payment Date, the excess, if any, of the Targeted Overcollateralization Amount for that Payment Date over the Overcollateralization Amount for that Payment Date.

          Ownership Certificate: An equity certificate representing a 100% undivided beneficial ownership interest in the Trust, substantially in the form attached as part of Exhibit A to the Trust Agreement.

          Ownership Certificate Holder: The holder of the Ownership Certificate.

          Owner Trustee: U.S. Bank Trust National Association, a national banking association, and any successor in interest, not in its individual capacity, but solely as owner trustee under the Trust Agreement.

          Owner Trustee Fee: The annual fee of $3,500, payable to the Owner Trustee pursuant to the Fee Letter Agreement specified in Section 7.03 of the Trust Agreement on a monthly basis on each Payment Date during the term of this Agreement; provided that the Owner Trustee Fee for the first year shall be payable on the Closing Date by the Seller.

          Payahead: With respect to any Mortgage Loan and any Due Date therefor, any Scheduled Payment received by the Servicer during any Due Period in addition to the Scheduled Payment due on such Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date or Due Dates.

          Paying Agent: As defined in the Indenture. The initial Paying Agent shall be the Trust Administrator.

          Payment Date: The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in May 2007. The initial Payment Date is May 25, 2007.

          PCAOB: The Public Company Accounting Oversight Board.

          Percentage Interest: With respect to any Note and the Ownership Certificate, the Percentage Interest evidenced thereby shall equal (i) with respect to the Ownership Certificate, the Percentage Interest on the face of such certificate or (ii) with respect to any Note, the initial Note Principal Amount thereof, divided by the initial Class Principal Amount of all Notes of the same Class.

          Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          Plan: An employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include such plan’s or arrangement’s assets by reason of their investment in the entity.

          Plan Asset Regulations: The Department of Labor regulations set forth in 29 C.F.R. 2510.3-101.

          Prepayment Interest Excess Amount: For any Servicer Remittance Date and any Principal Prepayment in full received during the portion of the related Prepayment Period occurring from and including the first day through the fifteenth day of the calendar month in which such Servicer Remittance Date occurs, an amount equal to interest (to the extent received) due in connection with such Principal Prepayment.

          Prepayment Interest Shortfall Amount: With respect to any Payment Date and any Principal Prepayment in full from the sixteenth day of the preceding calendar month through the end of such calendar month, the amount, if any, by which one month’s interest at the Net Mortgage Rate for such Mortgage Loan on the amount of such Principal Prepayment exceeds the amount of interest received from such Mortgagor in respect of such Principal Prepayment.

          Prepayment Period: With respect to any Payment Date and any Principal Prepayment other than Principal Prepayment in part by a Mortgagor, the period beginning from and including the sixteenth day of the month preceding the month in which such Payment Date occurs to and including the fifteenth day of the month in which such Payment Date occurs. With respect to any Payment Date and any Principal Prepayment in part by a Mortgagor, the calendar month immediately preceding the month in which such Payment Date occurs.

          Prepayment Premiums: Any prepayment fees and penalties to be paid by the Mortgagor on a Mortgage Loan in the case of a full or partial voluntary prepayment of such Mortgage Loan during the related Prepayment Period.

          Prime Rate: The prime rate of the United States money center commercial banks as published in The Wall Street Journal, Northeast Edition.

          Principal Deficiency Amount: Any of the M1 Principal Deficiency Amount, the M2 Principal Deficiency Amount, the M3 Principal Deficiency Amount, the M4 Principal Deficiency Amount, the M5 Principal Deficiency Amount, the M6 Principal Deficiency Amount, the M7 Principal Deficiency Amount, the M8 Principal Deficiency Amount, the M9 Principal Deficiency Amount and the M10 Principal Deficiency Amount.

          Principal Funds: With respect to any Payment Date and for each Mortgage Group, (a) the sum of (i) all principal collected (other than the principal portion of Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Group during the related Due Period whether by the Servicer or the Indenture Trustee (less unreimbursed Advances and Nonrecoverable Advances due to the Servicer or the Indenture Trustee, solely in its capacity as successor Servicer with respect to such Mortgage Group) and any unreimbursed Servicing Advances, in each case, to the extent allocable to principal and to the extent provided under Sections 4.02(e)(3) and (4) and Sections 5.08(i) and (ii)), (ii) all Principal Prepayments in full or in part received during the related Prepayment Period on the Mortgage Loans, (iii) the Stated Principal Balance of each Mortgage Loan that was purchased from the Trust Estate, during the related Prepayment Period, (iv) the portion of any Substitution Amount paid with respect to any Deleted Mortgage Loan relating to a Mortgage Loan during the related

Prepayment Period allocable to principal, (v) all Net Liquidation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other Recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to principal, as reduced by (b) the Group 1 Percentage or Group 2 Percentage, as applicable, of other costs, expenses or liabilities reimbursable to the Indenture Trustee, the Owner Trustee, the Custodian, the Trust Administrator and the Servicer to the extent provided in this Agreement, the Trust Agreement, the Indenture and the Custodial Agreement and to the extent not reimbursed from Interest Funds, or otherwise.

          Principal Payment Amount: With respect to each Mortgage Group and for any Payment Date, an amount equal to the Principal Funds for such Mortgage Group for such date minus the Aggregate Overcollateralization Release Amount attributable to such Mortgage Group, if any, and such Payment Date.

          Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan including any payment or other recovery of principal in connection with the repurchase of a Mortgage Loan by the Seller, the Servicer or any other Person received in advance of such Mortgage Loan’s scheduled Due Date.

          Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

          Property Changes: As defined in Section 4.02(i).

          Prospectus: Collectively, the free writing prospectus dated April 5, 2007, the prospectus supplement dated April 11, 2007, and the prospectus dated June 8, 2006, each relating to the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes.

          Purchase Price: With respect to the purchase of a Mortgage Loan or related REO Property pursuant to this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the applicable Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date in the Due Period during which such Mortgage Loan or REO Property is being so purchased; (c) the fair market value of the REO Property and all other property being purchased; (d) any unreimbursed Servicing Advances with respect to such Mortgage Loan; and (e) any costs and damages incurred by the Trust Estate associated with any violation of applicable federal, state or local anti-predatory or anti-abusive lending laws with respect to the related Mortgage Loan. The Servicer shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to such Mortgage Loan that are reimbursable to the Servicer under this Agreement, together with any accrued and unpaid Servicing Administration Fee with respect to such Mortgage Loan.

          Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(i) be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(ii) provide that the Indenture Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

          (iii) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Notes, the Indenture Trustee shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trust Administrator;

(iv) provide that the Indenture Trustee’s interest therein shall be transferable to any successor trustee hereunder; and

(v) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account not later than the Business Day prior to any Payment Date.

          Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the rating of the Notes.

          Qualified REIT Subsidiary: A direct or indirect 100% owned subsidiary of a REIT that satisfies the requirements of Section 856(i) of the Code.

          Qualifying Substitute Mortgage Loan: In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement, a Mortgage Loan that, on the date of such substitution, (i) has an outstanding Stated Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Stated Principal Balance), after application of all Scheduled Payments due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) has a Mortgage Rate not less than, and not more than 0.50% higher than, the Mortgage Rate on the Deleted Mortgage Loan, (iii) if applicable, has a maximum Mortgage Rate not less than the maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) has a minimum Mortgage Rate not less than the minimum Mortgage Rate of the Deleted Mortgage Loan, (v) has a gross margin equal to or greater than the gross margin of the Deleted Mortgage Loan, (vi) has a next adjustment date not later than the next adjustment date on the Deleted Mortgage Loan, (vii) has the same Due Date as the Deleted Mortgage Loan, (viii) has a remaining stated term to maturity not longer than 18 months and not more than 18 months shorter than the remaining stated term to maturity of the related Deleted Mortgage Loan, (ix) is current as of the date of substitution, (x) has a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xi) has been underwritten by the Seller in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xii) has a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xiii) is secured by the same property type as the Deleted Mortgage Loan, (xiv) conforms to each representation and warranty applicable to the Deleted Mortgage Loan made in the Mortgage Loan Purchase Agreement, (xv) has the same lien position as the Deleted Mortgage Loan, (xvi) is covered by a primary mortgage insurance policy if the Deleted Mortgage Loan was so covered, (xvii) contains provisions covering the payment of Prepayment Premium by the Mortgager for early prepayment of the Mortgage Loan at least as favorable to the Trust as the Deleted Mortgage Loan, (xviii) has a maturity date not later than the maturity date of the latest maturing Mortgage Loan in the Mortgage Pool as of the Closing Date, (xix) has the same Mortgage Index as the Deleted Mortgage Loan, (xx) if originated on or after November 27, 2003, is not a “high cost” loan subject to the New Jersey Home Ownership Security Act of 2003 and (xxi) if originated on or after January 1, 2004 is not a “high-cost” loan subject to the New Mexico Home Loan Protection Act. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Stated Principal Balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (xii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (viii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

          Rating Agency: Each of Moody’s and S&P.

          Realized Loss: With respect to each Liquidated Mortgage Loan, an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Servicer with respect to such Mortgage Loan (other than Advances of principal) including Liquidation Expenses. In determining whether a Realized Loss is a Realized Loss of principal, Liquidation Proceeds shall be allocated, first, to payment of Liquidation Expenses, then to accrued unpaid interest and finally to reduce the principal balance of the Mortgage Loan.

          Record Date: With respect to each Payment Date and each Class of Notes (other than the Class M10 Notes), the Business Day prior to the related Payment Date, and with respect to the Class M10 Notes, and any Class of Definitive Notes, the last Business Day of the month immediately preceding the month in which the Payment Date occurs (or, in the case of the first Payment Date, the Closing Date).

          Recovery: With respect to any Liquidated Mortgage Loan, an amount received in respect of principal on such Mortgage Loan which has previously been allocated as a Realized Loss to a Class or Classes of Notes net of reimbursable expenses.

          Redemption Date: The first Payment Date on which the Servicer is permitted to exercise its right to purchase the assets of the Trust pursuant to Section 9.02 hereof.

          Redemption Price: The sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans, plus accrued interest thereon at the applicable Mortgage Rate, (b) the fair market value of all other property being purchased, (c) any unreimbursed Servicing Advances, (d) the amount of any swap breakage costs resulting from the termination of the Swap Agreement as a result of redemption (as reported to the Trust Administrator by the Swap Counterparty), (e) any Deferred Interest and Available Funds Shortfalls and (f) all other amounts to be paid or reimbursed to the Trust Administrator, the Indenture Trustee, the Owner Trustee and the Custodian.

          Reference Banks: Leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Reuters Screen LIBO Page on the Determination Date in question, (3) which have been designated as such by the Trust Administrator and (4) not controlling, controlled by, or under common control with, the Depositor, the Indenture Trustee, the Trust Administrator, the Servicer, the Seller or any successor servicer.

          Regulation AB: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 - 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

          Regulation AB Provisions: Sections 4.04(d) and (e) and Sections 8.01 through 8.12 hereof.

          REIT: A real estate investment trust within the meaning of section 856 of the Code.

          Related Senior Principal Payment Amount: With respect to each Mortgage Group and for any Payment Date, an amount equal to the lesser of (x) the aggregate Class Principal Amounts of the Class 1-A Notes (with respect to Group 1) or of the Class 2-A1, Class 2-A2 and Class 2-A3 Notes (with respect to Group 2) immediately prior to that Payment Date and (y) the product of (a) the Senior Principal Payment Amount and (b) the related Senior Proportionate Percentage in each case for such date.

          Relevant Servicing Criteria: The Servicing Criteria applicable to the various parties, as set forth on Exhibit L, or in the case of the Servicer, Exhibit L-1, attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Servicer or the Trust

Administrator, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

          Relevant UCC: The Uniform Commercial Code as in effect in the applicable jurisdiction.

          REO Disposition: The final sale by the Servicer of any REO Property.

          REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 4.02(p).

          REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

          Reportable Event: The meaning set forth in Section 8.03.

          Required Loss Percentage: With respect to any Payment Date, the applicable percentage for such Payment Date as set forth in the following table:

Payment Date	Required Loss Percentage

May 2009 to April 2010	1.40% with respect to May 2009, plus an additional 1/12th of 1.70% for each month thereafter

May 2010 to April 2011	3.10% with respect to May 2010, plus an additional 1/12th of 1.90% for each month thereafter

May 2011 to April 2012	5.00% with respect to May 2011, plus an additional 1/12th of 1.50% for each month thereafter

May 2012 to April 2013	6.50% with respect to May 2012, plus an additional 1/12th of 0.95% for each month thereafter

May 2013 to April 2014	7.45% with respect to May 2013, plus an additional 1/12th of 0.20% for each month thereafter

May 2014 and thereafter	7.65%

          Reserve Interest Rate: The rate per annum that the Trust Administrator determines to be either (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trust Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (2) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trust Administrator are quoting on such Determination Date to leading European banks.

          Responsible Officer: Any Vice President, any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer, any Corporate Trust officer or any other officer of the Indenture Trustee or the Trust Administrator, as applicable, customarily performing functions similar to those performed by any of the above-designated officers and, in each case, having direct responsibility for the administration of the Operative Agreements and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

          Reuters Screen LIBO Page: The display designated as page “LIBO” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

          S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

          Sarbanes Certifying Party: Any person who provides a certification pursuant to the Sarbanes-Oxley Act of 2002 on behalf of the Trust.

          Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

          Sarbanes-Oxley Certification: A written certification signed by an officer of the Depositor that complies with (i) the Sarbanes-Oxley Act, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act is amended, (b) the Rules referred to in clause (ii) are modified or superceded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Depositor, materially more onerous that then form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

          Scheduled Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction or pursuant to the Civil Relief Act (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

          Second Lien Mortgage Loan: Any of the Mortgage Loans which are secured by a second mortgage lien that is junior to a first lien mortgage loan on the related Mortgaged Property.

          Securities Act: The Securities Act of 1933, as amended, and the rules and regulations thereunder.

          Securities Intermediary: The Person acting as Securities Intermediary under this Agreement (which is Wells Fargo Bank, N.A.), its successor in interest, and any successor Securities Intermediary appointed pursuant to Section 6.04.

          Security Entitlement: The meaning specified in Section 8-102(a)(17) of the New York UCC.

          Seller: FIC.

          Senior Enhancement Percentage: With respect to a Payment Date on or after the Stepdown Date, the quotient of (a) the Aggregate Collateral Balance, less the aggregate Class Principal Amount of the Senior Notes outstanding as of such Payment Date, prior to giving effect to payments to be made on such Payment Date, divided by (b) the Aggregate Collateral Balance.

          Senior Note: Any Class 1-A, Class 2-A1, Class 2-A2 or Class 2-A3 Note.

          Senior Principal Payment Amount: With respect to the Senior Notes and any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, with respect to such Payment Date, an amount equal to the lesser of (x) the Principal Payment Amount and (y) the amount, if any, by which (A) the aggregate Class Principal Amounts of the Senior Notes immediately prior to that Payment Date exceeds (B) the Senior Target Amount.

          Senior Priorities: The priority of payments to the Class A Notes described in clauses (i)(1)(C), (i)(1)(D), (i)(2)(C) and (i)(2)(D) in Section 6.02(e) herein.

          Senior Proportionate Percentage: With respect to Group 1 and any Payment Date, the fraction, expressed as a percentage, the numerator of which is the Principal Funds for Group 1 for such Payment Date and the denominator of which is the aggregate of the Principal Funds for Group 1 and Group 2 for such date. With respect to Group 2 and any Payment Date, the fraction, expressed as a percentage, the numerator of which is the Principal Funds for Group 2 for such Payment Date and the denominator of which is the aggregate of the Principal Funds for Group 1 and Group 2 for such date.

          Senior Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) approximately 54.10% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Aggregate Collateral Balance as of the Closing Date.

          Servicer: Litton Loan Servicing LP, a Delaware limited partnership, or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

          Servicer Event of Default: Any one of the conditions or circumstances enumerated in Section 4.07 with respect to the Servicer.

          Servicer Remittance Date: The day in each calendar month on which the Servicer is required to remit payments to the Collection Account, which is the 18th of each calendar month (or, if such day is not a Business Day, the preceding Business Day), commencing in May 2007.

          Servicing Administration Fee: As to any Payment Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Administration Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period.

          Servicing Administration Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.

          Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses other than Advances (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, inspection, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property and fire and hazard insurance coverage; provided, however, the Servicer will make advances of taxes only to prevent foreclosure of the Mortgaged Property and (e) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property. The Servicing Advances shall also include any reasonable “out-of-pocket” costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any satisfaction or foreclosure in respect of any Mortgage Loan to the extent not recovered from the Mortgagor or otherwise payable under this Agreement. Notwithstanding anything to the contrary herein, in the event the Servicer determines in its reasonable judgment that a Servicing Advance is a Nonrecoverable Advance, the Servicer shall be under no obligation to make such Servicing Advance.

          Servicing Criteria: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

          Servicing File: The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are held in trust for the Indenture Trustee by the Servicer.

          Servicing Function Participant: Any Sub-Servicer or Subcontractor of the Servicer, the Indenture Trustee, or the Trust Administrator, respectively, determined to be “participating in the servicing function” within the meaning of Regulation AB.

          Servicing Officer: Any officer of the Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Trust Administrator upon request, as such list may from time to time be amended.

          Servicing Rights Pledgee: One or more lenders, selected by Litton, to which Litton may pledge and assign all of its right, title and interest in, to and under this Agreement (other than rights granted to the Advance Financing Person (as defined in Section 4.10) hereunder with respect to the collection of Advances and Servicing Advances pursuant hereto, it being agreed that any interest of the Servicing Rights Pledgee in such rights shall be automatically released without any further action by the Servicing Rights Pledgee upon the grant of such rights to the Advance Financing Person) including JPMorgan Chase Bank, National Association as the representative of certain lenders.

          Servicing Standard: The servicing procedures that (i) conform to customary and usual standards of practice of prudent mortgage loan servicers, taking into account that the Mortgage Loans are sub-prime or non-prime loans, (ii) follow the policies and procedures that the Servicer applies to similar mortgage loans serviced for third parties and for its own account, (iii) comply with all applicable laws and follow collection practices with respect to the related Mortgage Loans that are in all material respects legal and customary, and (iv) subject to clause (iii), comply with the requirements of this Agreement.

          Significance Percentage: With respect to any Payment Date, and in accordance with Item 1115 of Regulation AB, shall be a percentage equal to (a) an amount determined based on the reasonable good faith estimate by the Depositor of the aggregate maximum probable exposure of the outstanding Notes to the Swap Agreement, divided by (b) the aggregate outstanding Note Principal Amount of the Notes, prior to the payment of the related Principal Payment Amount on such Payment Date.

          Stated Principal Balance: With respect to any Payment Date, either (a) in the case of any Mortgage Loan, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date after giving effect to principal payments due on or before the Cut-off Date, whether or not received, less an amount equal to principal payments due after the Cut-off Date and on or before the Due Date in the related Due Period, whether or not received from the Mortgagor or advanced by the Servicer and all amounts allocable to unscheduled principal payments (including Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the related Prepayment Period), provided that the Stated Principal Balance of any Liquidated Mortgage Loan shall be zero and (b) in the case of any REO Property, the Stated Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Indenture Trustee (reduced by any amount applied as a reduction of principal on the related Mortgage Loan).

          Stepdown Date: The earlier of (a) the first Payment Date on which the aggregate Class Principal Amount of the Class A Notes (after giving effect to payment of the Principal Funds for such Payment Date) has been reduced to zero and (b) the later to occur of (1) the Payment Date in May 2010 or (2) the first Payment Date on which the aggregate Class Principal Amount of the Class A Notes (after giving effect to payments of the Principal Funds for such Payment Date) is less than or equal to 54.10% of the Aggregate Collateral Balance as of the end of the immediately preceding Due Period.

          Stepup Date: The first Payment Date after the Payment Date on which the Aggregate Collateral Balance at the beginning of the Due Period related to that Payment Date is less than 10% of the Aggregate Collateral Balance as of the Closing Date.

          Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or the Trust Administrator.

          Subordinate Note: Any Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 or Class M10 Note.

          Sub-Servicer: Any Person that (i) is considered to be a Servicing Function Participant, (ii) services Mortgage Loans on behalf of any Servicer, and (iii) is responsible for the performance (whether directly or through sub-servicers or Subcontractors) a substantial portion of the servicing functions required to be performed under this Agreement or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.

          Sub-Servicing Agreement: Any agreement entered into by the Servicer that conforms with the requirements of Section 4.11 hereof.

          Substitution Amount: The amount, if any, by which the Stated Principal Balance of a Deleted Mortgage Loan exceeds the Stated Principal Balance of the related Qualifying Substitute Mortgage Loan, or aggregate Stated Principal Balance, if applicable, plus unpaid interest thereon, any related unpaid Advances or Servicing Advances or unpaid Servicing Administration Fees or unpaid Trust Administration Fees and the amount of any costs and damages incurred by the Trust Fund associated with a violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of such Deleted Mortgage Loan.

          Swap Agreement: That certain confirmation, dated April 12, 2007, by and between the Swap Counterparty and the Trust Administrator, on behalf of the Issuing Entity, including the exhibits and schedules thereto, substantially in the form of Exhibit B hereto.

          Swap Counterparty: JPMorgan Chase Bank, National Association.

          Targeted Overcollateralization Amount: With respect to any Payment Date prior to the Stepdown Date, an amount equal to 4.00% of the Aggregate Collateral Balance as of the Closing Date, and with respect to any Payment Date on or after the Stepdown Date, an amount equal to the lesser of (x) 4.00% of the Aggregate Collateral Balance as of the Closing Date and (y) 8.00% of the Aggregate Collateral Balance as of the end of the related Due Period, subject to a floor equal to 0.50% of the Aggregate Collateral Balance as of the Closing Date; provided, however, that on any Payment Date with respect to which a Trigger Event has occurred and is continuing, the Targeted Overcollateralization Amount will be an amount equal to the Targeted Overcollateralization Amount for the Payment Date immediately preceding such Payment Date.

          Telerate Page 3750: The display currently so designated as “Page 3750” on the Moneyline Telerate Service (or such other page selected by the Trust Administrator as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

          Title Insurance Policy: A title insurance policy maintained with respect to a Mortgage Loan.

          Total Principal Deficiency Amount: With respect to any Payment Date, the excess, if any, of the aggregate Class Principal Amount of the Notes immediately prior to such Payment Date over the Aggregate Collateral Balance as of the last day of the related Due Period.

          Total Remittance Amount: With respect to any Payment Date, the sum of (i) the Interest Funds for both Mortgage Groups for such Payment Date and (ii) the Principal Funds for both Mortgage Groups for such Payment Date.

          Trigger Event: A Trigger Event shall have occurred with respect to any Payment Date on or after the Stepdown Date, if (a) the quotient of (1) the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent, measured on a rolling three-month basis (including Mortgage Loans in foreclosure, REO Properties and Mortgage Loans with respect to which the applicable mortgagor is in bankruptcy, but excluding any Liquidated Mortgage Loans) and (2) the Aggregate Collateral Balance as of the beginning of the related Due Period, equals or exceeds the product of (i) 34.85% and (ii) the Senior Enhancement Percentage, or (b) the quotient (expressed as a percentage) of (1) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Payment Date and (2) the Aggregate Collateral Balance as of the Closing Date exceeds the Required Loss Percentage.

          Trust or Trust Fund: The Issuing Entity.

          Trust Account: The Collection Account.

          Trust Account Property: The Trust Account, all amounts and investments held from time to time in the Trust Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities, securities entitlements, investment property or otherwise) and all proceeds of the foregoing.

          Trust Administration Fee: As to any Payment Date, an amount equal to the product of (i) one-twelfth of the Trust Administration Fee Rate and (ii) the Aggregate Collateral Balance as of the first day of the related Due Period.

          Trust Administration Fee Rate: With respect to each Mortgage Loan, 0.0075% per annum.

          Trust Administrator Float Period: With respect to any Payment Date and the related amounts in the Collection Account, the period commencing with the 23rd day of each month and ending on the Payment Date.

          Trust Agreement: The trust agreement dated as of March 23, 2007, between the Depositor and the Owner Trustee, as amended and restated on April 12, 2007, among the

Depositor, the Trust Administrator and the Owner Trustee, as such may be amended or supplemented from time to time.

          Trust Estate: The assets of the Issuing Entity and pledged by the Issuing Entity to the Indenture Trustee under the Indenture, which assets consist of all accounts, accounts receivable, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, notes, drafts, letters of credit, advices of credit, investment property, uncertificated securities and rights to payment of any and every kind consisting of, arising from or relating to any of the following: (a) the Mortgage Loans listed in the Mortgage Loan Schedule, and principal and interest due and payable after the Cut-off Date, but not including interest and principal due and payable on any Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to such Mortgage Loans; (b) any Insurance Proceeds, REO Property, Liquidation Proceeds, REO Disposition Proceeds and other recoveries (in each case, subject to clause (a) above), (c) the Collection Account, any Custodial Account, any Escrow Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) any Insurance Policies, (e) the rights of the Depositor under the Mortgage Loan Purchase Agreement, (f) all income, revenues, issues, products, revisions, substitutions, replacements, profits, rents and all cash and non-cash proceeds of the foregoing and (g) the rights of the Trust under the Swap Agreement.

          UCC: The Uniform Commercial Code as enacted in the relevant jurisdiction.

          Underwriters: Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., and Lehman Brothers Inc.

          Voting Interests: The portion of the voting rights of all the Notes that is allocated to any Note for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 98% of all voting rights will be allocated among the holders of the Notes as provided below. The portion of such voting rights allocated to such Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate outstanding principal balance of the Notes. At all times during the term of the Indenture and this Agreement, the holders of the Ownership Certificate will be allocated 2% of the voting rights. The voting rights allocation to any Class of Notes or the Ownership Certificate will be allocated among all holders of each such Class or Certificate in proportion to the outstanding Class Principal Amount of such Notes or Percentage Interest of the Ownership Certificate.

          Section 1.02. Calculations With Respect to the Mortgage Loans. Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Estate shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans provided by the Servicer to the Trust Administrator. Payments to be made by the Trust Administrator shall be based on information provided by the Servicer. The Trust Administrator shall not be required to recompute, verify or recalculate the information supplied to it by the Servicer.

          Section 1.03. Calculations With Respect to Accrued Interest. Accrued interest, if any, on any LIBOR Note shall be calculated based upon a 360-day year and the actual number of days in each Accrual Period. Accrued interest, if any, on any Class M10 Notes shall be calculated based upon a 360-day year consisting of twelve 30-day months.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS

          Section 2.01. Creation and Declaration of Trust Estate; Conveyance of Mortgage Loans.

          (a) Mortgage Loans. As of the Closing Date, in consideration of the Issuing Entity’s delivery of the Notes to the Depositor or its designee, and concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Issuing Entity, without recourse, subject to Section 3.01, in trust, all the right, title and interest of the Depositor in and to the Mortgage Loans. Such conveyance includes, without limitation, the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than payments of principal and interest due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date together with all of the Depositor’s right, title and interest in any REO Property and the proceeds thereof, the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any proceeds of the foregoing, to have and to hold, in trust; and the Indenture Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Estate, as Indenture Trustee, in trust, for the benefit and use of the Noteholders and the Swap Counterparty and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, the Issuing Entity has issued and delivered the Notes to or upon the order of the Depositor, in exchange for the Mortgage Loans and the other property of the Trust Estate.

          Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Issuing Entity all of its rights and interest under the Mortgage Loan Purchase Agreement but without delegation of any of its obligations thereunder. The Issuing Entity hereby accepts such assignment, and shall be entitled to exercise all the rights of the Depositor under the Mortgage Loan Purchase Agreement as if, for such purpose, it were the Depositor. Upon the issuance of the Notes, ownership in the Trust Estate shall be vested in the Issuing Entity, subject to the lien created by the Indenture in favor of the Indenture Trustee, for the benefit of the Noteholders and the Swap Counterparty. The Issuing Entity hereby accepts such assignment and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Purchase Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Indenture Trustee of any obligation of the Depositor, the Seller, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

          It is agreed and understood by the Depositor, the Issuing Entity and the Indenture Trustee that it is not intended that any Mortgage Loan to be included in the Trust Fund be (i) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27,

2003, (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 and (iv) a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act effective January 1, 2005.

          (b) In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Indenture Trustee, and/or the Custodian acting on the Indenture Trustee’s behalf, the following documents or instruments with respect to each Mortgage Loan (each a “Mortgage File”) so transferred and assigned:

                    (i) the original Mortgage Note, endorsed either (A) in blank or (B) in the form of the Form of Endorsement set forth in Exhibit A-4 hereto (or Exhibit B-6 to the Custodial Agreement), or with respect to any lost Mortgage Note, an original Lost Note Affidavit, in the form set forth in Exhibit C hereto (or Exhibit B-5 to the Custodial Agreement), stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                    (ii) the original of any guarantee executed in connection with the Mortgage Note assigned to the Indenture Trustee;

                    (iii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified by an Officer’s Certificate of the Seller to be a true and complete copy of the original submitted for recording, together with a written Opinion of Counsel acceptable to the Indenture Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Indenture Trustee’s interest in the Mortgage Loan;

                    (iv) with respect to each Non-MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse, or (B) to “Wells Fargo Bank, N.A., as Indenture Trustee of the Fieldstone Mortgage Investment Trust, Series 2007-1”, without recourse or (C) to the order of the Indenture Trustee;

                    (v) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments or, in the case of an intervening assignment that has been lost, a written Opinion of Counsel for the Seller acceptable to the Indenture Trustee that such original intervening assignment is not required to enforce the Indenture Trustee’s interest in the Mortgage Loans;

                     (vi) the original or a certified copy of lender’s title insurance policy (or, in lieu thereof, a commitment to issue such title insurance policy, with an original or a certified copy of such title insurance policy to follow as soon after the Closing Date as reasonably practicable);

                    (vii) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, or as to any such agreement which cannot be delivered prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Seller certifying that the copy of such assumption, modification or substitution agreement delivered to the Custodian is a true copy and that the original of such agreement has been forwarded to the public recording office; and

                    (viii) the original of any security agreement or equivalent instrument executed in connection with the Mortgage or as to any security agreement or equivalent instrument that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer’s Certificate of the Seller certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Custodian is a true copy and that the original of such document has been forwarded to the public recording office.

          The Depositor and the Seller acknowledge and agree that the form of endorsement attached hereto as Exhibit A-4 is intended to effect the transfer to the Indenture Trustee, for the benefit of the Noteholders and the Swap Counterparty, of the Mortgage Notes and the Mortgages.

          (c) MERS is the record owner of all of the Mortgage Loans. The Seller shall, or shall cause the Servicer, at the expense of the Seller, to take such actions as are necessary to cause the Indenture Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

          (d) In instances where a Title Insurance Policy is required to be delivered to the Indenture Trustee or the Custodian on behalf of the Indenture Trustee under clause (b)(vii) above and is not so delivered, the Seller will provide a copy of such Title Insurance Policy to the Indenture Trustee, or to the Custodian on behalf of the Indenture Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

          (e) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Indenture Trustee, or to the Custodian on behalf of the Indenture Trustee, an Officer’s Certificate of the Seller which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account pursuant to Section 5.07 have been so deposited. All original documents that are not delivered to the Indenture Trustee or the Custodian on behalf of the Indenture Trustee shall be held by the Servicer in trust for the benefit of the Indenture Trustee and the Noteholders and the Swap Counterparty. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Indenture Trustee with respect to the custody, acceptance, inspection and release of the Mortgage Files and preparation and delivery of the certifications shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement.

          (f) The Depositor hereby directs the Trust Administrator to execute and deliver each of the Swap Agreement and to make the representations required therein and authorizes the Trust Administrator to perform its obligations thereunder on behalf of the Issuing Entity in accordance with the terms of the agreement. The Trust Administrator in its individual capacity shall have no responsibility for any of the undertakings, agreements or representations with respect to the Swap Agreement, including, without limitation, the making of any payments thereunder, all of which shall be the obligations of the Issuing Entity. The Trust Administrator shall not be required to take notice or be deemed to have notice or knowledge of any Swap Disclosure Event (as defined in the Swap Agreement) unless a Responsible Officer of the Trust Administrator obtains actual knowledge of the occurrence of a Swap Disclosure Event or shall have received written notice thereof from the Depositor. In the absence of such actual knowledge or notice, the Trust Administrator may conclusively assume that no Swap Disclosure Event has occurred.

          Section 2.02. Acceptance of Trust Estate; Review of Documentation.

          (a) Subject to the provisions of Section 2.01, the Issuing Entity acknowledges receipt of the assets transferred by the Depositor of the assets included in the Trust Estate and has directed that the documents referred to in Section 2.01 and all other assets included in the definition of “Trust Estate” be delivered to the Indenture Trustee (or the Custodian) on its behalf.

          The Indenture Trustee, by execution and delivery hereof, acknowledges receipt by it or by the applicable Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Indenture Trustee, or by the Custodian on behalf of the Indenture Trustee, under this Section 2.02. The Indenture Trustee, or the Custodian on behalf of the Indenture Trustee, will execute and deliver to the Depositor, the Trust Administrator, the Servicer (and the Indenture Trustee if delivered by the Custodian) on the Closing Date an Initial Certification in the form annexed hereto as Exhibit A-1 (or in the form annexed to the Custodial Agreement as Exhibit A-1, as applicable).

          (b) Within 45 days after the Closing Date, the Indenture Trustee or the Custodian on behalf of the Indenture Trustee, will, for the benefit of Noteholders and the Swap Counterparty, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Depositor, the Trust Administrator and the Servicer (and the Indenture Trustee if delivered by the Custodian) an Interim Certification in the form annexed hereto as Exhibit A-2 (or in the form annexed to the Custodial Agreement as Exhibit A-2, as applicable) to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Indenture Trustee, or the Custodian on behalf of the Indenture Trustee, shall determine whether such documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the Indenture Trustee nor the Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

          (c) If, in the course of the review described in paragraph (b) above or paragraph (d) below, the Indenture Trustee or the Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, as applicable (each, a “Material Defect”), the Indenture Trustee, or the Custodian on behalf of the Indenture Trustee, discovering such Material Defect shall identify the Mortgage Loan to which such Material Defect relates in the Interim Certification delivered to the Depositor and the Trust Administrator. Within 90 days of its receipt of such notice, the Seller shall be required to cure such Material Defect (and, in such event, the Seller shall provide the Indenture Trustee with an Officer’s Certificate confirming that such cure has been effected). If the Seller does not so cure such Material Defect, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Estate, constitute a Realized Loss, and such loss is attributable to the failure of the Seller to cure such Material Defect, the Seller shall repurchase the related Mortgage Loan from the Trust Estate at the Purchase Price. A loss shall be deemed to be attributable to the failure of the Seller to cure a Material Defect if, as determined by the Seller, upon mutual agreement with the Indenture Trustee each acting in good faith, absent such Material Defect, such loss would not have been incurred. The Seller may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 3.03. The failure of the Indenture Trustee or the Custodian to deliver the Interim Certification within 45 days after the Closing Date shall not affect or relieve the Seller of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Estate.

          (d) Within 180 days following the Closing Date, the Indenture Trustee, or the Custodian, shall deliver to the Depositor, the Trust Administrator and the Servicer (and the Indenture Trustee if delivered by the Custodian) a Final Certification substantially in the form attached as Exhibit A-3 (or in the form annexed to the Custodial Agreement as Exhibit A-3, as applicable) evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

          (e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Estate, the Indenture Trustee, the Custodian or the Noteholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

          (f) Notwithstanding anything to the contrary contained herein, each of the parties hereto acknowledges that the Custodian shall perform the applicable review of the Mortgage Loans and respective certifications thereof as provided in the Custodial Agreement.

          (g) Upon execution of this Agreement, the Depositor hereby delivers to the Indenture Trustee and the Indenture Trustee acknowledges a receipt of the Mortgage Loan Purchase Agreement.

          Section 2.03. Grant Clause.

          (a) It is intended that the conveyance by the Depositor to the Issuing Entity of the Mortgage Loans, as provided for in Section 2.01 be construed as a sale by the Depositor to the Issuing Entity of the Mortgage Loans and other assets in the Trust Estate for the benefit of the Noteholders and the Swap Counterparty. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans by the Depositor to the Issuing Entity to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans are held to be property of the Depositor or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and other assets in the Trust Estate, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC (or the Relevant UCC if not the New York UCC); (b) the conveyances provided for in Section 2.01 shall be deemed to be (1) a grant by the Depositor to the Issuing Entity of a security interest in all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all Liquidation Proceeds, all Insurance Proceeds, all amounts from time to time held or invested in the Collection Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Issuing Entity of any security interest in any and all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C); (c) the possession by the Indenture Trustee or any other agent of the Issuing Entity of Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party,” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York UCC and any other Relevant UCC (including, without limitation, Section 9-313, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Issuing Entity for the purpose of perfecting such security interest under applicable law.

          (b) The Depositor and, at the Depositor’s direction, the Issuing Entity shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property of the Trust Estate, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the

Depositor shall prepare and file any UCC financing statements that are necessary to perfect the Indenture Trustee’s security interest in or lien on the Mortgage Loans, as evidenced by an Officer’s Certificate of the Depositor, and furnish a copy of each such filed financing statement to the Trust Administrator. The Trust Administrator shall prepare and file, at the expense of the Issuing Entity, all filings necessary to maintain the effectiveness of any original filings necessary under the Relevant UCC to perfect the Indenture Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) to the extent that a Responsible Officer of the Trust Administrator has received written notice of such change or transfer, such other statements as may be occasioned by (1) any change of name of the Seller, the Depositor or the Issuing Entity, (2) any change of location of the place of business or the chief executive office of the Seller or the Depositor or (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan.

          Neither the Depositor nor the Issuing Entity shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and mediate transferee, including the Indenture Trustee. Before effecting such change, each of the Depositor or the Issuing Entity proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Indenture Trustee, in the Mortgage Loans. In connection with the transactions contemplated by this Agreement and the Indenture, each of the Depositor and the Issuing Entity authorizes its immediate or mediate transferee, including the Trust Administrator, to prepare and file UCC continuation statements with respect to the UCC financing statements filed in respect of the Closing Date (copies of which shall be provided to the Trust Administrator) and, if the Trust Administrator receives written notice from the Seller, the Depositor or the Owner Trustee that an amendment to any such financing statement is required, an amendment to any such financing statement.

          (c) The Depositor shall not take any action inconsistent with the sale by the Depositor of all of its right, title and interest in and to the Trust Estate and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the other property of the Issuing Entity is held by the Issuing Entity. In addition, the Depositor shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other property of the Trust Estate by stating that it is not the owner of such Mortgage Loan and that ownership of such Mortgage Loan or other property of the Trust Estate is held by the Issuing Entity on behalf of the Noteholders and the Swap Counterparty.

          Section 2.04. [Reserved].

          Section 2.05. Option to Contribute Derivative Instrument.

          At any time on or after the Closing Date, the Seller shall have the right to contribute to, and deposit into, the Trust a derivative contract or comparable instrument (a “Derivative Instrument”). The Derivative Instrument may have a notional amount in excess of the sum of the beneficial interests in the Trust. Any such instrument shall constitute a fully prepaid agreement.

The Trust Administrator shall have no tax reporting duties with respect to any such Derivative Instrument.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

          Section 3.01. Representations and Warranties of the Depositor and the Seller.

          (a) The Depositor hereby represents and warrants to the Issuing Entity, the Indenture Trustee for the benefit of Noteholders and the Swap Counterparty, the Trust Administrator and the Servicer as of the Closing Date or such other date as is specified, that:

                    (i) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                    (ii) Immediately prior to the transfer by the Depositor to the Trust Estate of each Mortgage Loan, the Depositor had good and equitable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                    (iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trust Estate;

                    (iv) The Depositor has not transferred the Mortgage Loans to the Trust Estate with any intent to hinder, delay or defraud any of its creditors;

                    (v) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of Maryland, with full power and authority to own its assets and conduct its business as presently being conducted; and

          (b) The Seller hereby represents and warrants to the Issuing Entity, the Indenture Trustee for the benefit of Noteholders and the Swap Counterparty, the Trust Administrator, the Servicer and the Depositor as of the Closing Date or such other date as is specified, that:

                    (i) the Seller is a Maryland corporation, duly organized validly existing and in good standing under the laws of the State of Maryland, and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Seller;

                    (ii) the Seller has the corporate power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

                    (iii) the Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

                    (iv) the execution, delivery and performance of this Agreement by the Seller will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any provision of the articles of incorporation or bylaws of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound;

                    (v) no litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened, against the Seller or any of its properties or with respect to this Agreement which in the opinion of the Seller has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement; and

                    (vi) the Seller has been organized in conformity with the requirements for qualification as a REIT and currently qualifies as a REIT; the Seller has filed an election to be treated as a REIT for federal income tax purposes; and the Seller has operated in a manner and will continue to operate in a manner that will enable it to continue to maintain its current qualification as a REIT.

          (c) The Seller hereby represents and warrants to the Issuing Entity, the Indenture Trustee for the benefit of Noteholders and the Swap Counterparty, the Trust Administrator, the Servicer and the Depositor as of the Closing Date or such other date as is specified, with respect to the Mortgage Loans, the representations and warranties set forth in Section 3.2 of the Mortgage Loan Purchase Agreement.

          (d) To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of a representation or warranty of the Seller under subsection (c) above or the Mortgage Loan Purchase Agreement, the only right or remedy of the Indenture Trustee or any Certificateholder hereunder shall be their rights to enforce the obligations of the Seller under any applicable representation or warranty made by it. The Indenture Trustee acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 3.01(a)(ii)) under any circumstances.

          Section 3.02. Discovery of Breach. It is understood and agreed that the representations and warranties (i) of the Depositor set forth in Section 3.01(a), (ii) of the Seller set forth in Section 4.05 and 3.01(b) and (iii) of the Servicer pursuant to Section 4.05 of this Agreement, shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Indenture Trustee and shall continue throughout the term of this Agreement. With respect to the representations and warranties which are made to the best of the Seller’s knowledge, if it is discovered by the Depositor, the Seller, the Trust Administrator, the Indenture Trustee, the Underwriters or the Servicer that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the Mortgage Loans or the interests of the Noteholders or the Indenture Trustee therein, notwithstanding such Seller’s lack of knowledge with respect to the substance of such representation or warranty, remedies for breach will apply to such inaccuracy. Any breach of the representation and warranty set forth in clauses (xxi), (xxxiv), (lxxii), (lxxiv), (lxxv), (lxxvi), (lxxxv), (lxxxvi), (lxxxvii) and (lxxxviii) of Section 3.02 of the Mortgage Loan Purchase Agreement shall be deemed to materially and adversely affect the interest of the Trust in that Mortgage Loan, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty. Upon discovery by any of the Depositor, the Servicer, the Trust Administrator or the Indenture Trustee of a breach of any of such representations and warranties made by the Seller that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of the discovery by the Seller of a breach of any representation or warranty given to the Indenture Trustee by the Seller or the Seller’s receipt of written notice of such a breach, the Seller shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Indenture Trustee at the Purchase Price or (c) substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan.

          Section 3.03. Repurchase, Purchase or Substitution of Mortgage Loans.

          (a) With respect to any Mortgage Loan repurchased by the Seller pursuant to Section 2.02(c) or 3.02(b) of this Agreement, or any Mortgage Loan purchased by the Servicer pursuant to Section 4.02(b) of this Agreement, the principal portion of the funds in respect of such repurchase or purchase of a Mortgage Loan will be considered a Principal Prepayment and the Purchase Price shall be deposited in the Collection Account. Upon receipt of written confirmation from the Trust Administrator that the full amount of the Purchase Price for a Deleted Mortgage Loan has been deposited, or upon receipt of notification from the Custodian that it had received the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), the Indenture Trustee shall release or cause to be released and reassign to the Depositor, the Seller or the Servicer, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement and the Indenture, which instruments shall be prepared by the Servicer and the Indenture Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

          (b) With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Indenture Trustee (or its custodian) in exchange for a Deleted Mortgage Loan: (i) the Depositor, the Seller, or the Servicer, as applicable, must deliver to the Indenture Trustee (or a Custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01(a); and (ii) the Seller and the Depositor will be deemed to have made, with respect to such Qualifying Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Indenture Trustee, at the expense of the Depositor and at the direction and with the cooperation of the Servicer shall (i) with respect to a Qualifying Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by the Servicer if required pursuant to Section 2.01(c), or (ii) with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Indenture Trustee (on behalf of the Issuing Entity) to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.01(c).

ARTICLE IV

ADMINISTRATION AND SERVICING OF THE
MORTGAGE LOANS BY THE SERVICER

          Section 4.01. Seller’s Engagement of Servicer to Perform Servicing Responsibilities.

          (a) Contract for Servicing; Possession of Servicing Files. The Servicer, as the owner of the servicing rights, by execution and delivery of this Agreement, does hereby agree to service the Mortgage Loans pursuant to this Agreement for the benefit of the Issuing Entity and the Indenture Trustee. The Servicer shall maintain a Servicing File with respect to each Mortgage Loan in order to service such Mortgage Loans pursuant to this Agreement and each Servicing File delivered to the Servicer shall be held in trust by the Servicer for the benefit of the Issuing Entity and the Indenture Trustee; provided, however, that the Servicer shall not have any liability for any Servicing Files (or portions thereof) not delivered by the Seller. The Servicer’s possession of any portion of the Mortgage File shall be at the will of the Indenture Trustee for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Indenture Trustee and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Indenture Trustee and shall be retained and maintained, in trust, by the Servicer at the will of the Indenture Trustee in such custodial capacity only. The Servicing File retained by the Servicer pursuant to this Agreement shall be identified in accordance with the Servicer’s file tracking system to reflect the ownership of the related Mortgage Loan by the Indenture Trustee. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

          (b) Books and Records. All rights arising out of the Mortgage Loans shall be vested in the Indenture Trustee, subject to the Servicer’s rights to service and administer the Mortgage Loans hereunder in accordance with the terms of this Agreement. All funds received on or in connection with a Mortgage Loan, other than the Trust Administration Fee, the Servicing Administration Fee and other compensation and reimbursement to which the Servicer and the Trust Administrator are entitled as set forth herein, including but not limited to Sections 4.02(e), 4.04(c) and 5.21 below, shall be received and held by them in trust for the benefit of the Indenture Trustee pursuant to the terms of this Agreement.

          In accordance with the Servicing Standard, the Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan.

          Section 4.02. Servicing of the Mortgage Loans.

          (a) Servicer to Service. The Servicer shall service and administer the Mortgage Loans from and after the Closing Date and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Servicing Standards.

          Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Issuing Entity, the Indenture Trustee and the Noteholders; provided, however, that unless the Mortgagor is in default, or such default is, in the judgment of the Servicer, reasonably foreseeable, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Servicer Remittance Date in any month in which any such principal or interest payment has been deferred, make an Advance in accordance with Section 4.03(c) in an amount equal to the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other Advances made pursuant to this Agreement. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, the Issuing Entity and the Indenture Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Indenture Trustee shall execute and deliver to the Servicer powers of attorney and other documents, including, without limitation, a power of attorney in the form attached hereto as Exhibit H, furnished to it by the Servicer and reasonably satisfactory to the Indenture Trustee, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement; provided that the Indenture Trustee shall not be liable for the actions of the Servicer under any such powers of attorney. In accordance with the Servicing Standard, after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall update the Servicing File with copies of any documents evidencing such assumption, modification, consolidation or extension.

          In servicing and administering the Mortgage Loans, the Servicer shall adhere to the Servicing Standard.

          (b) Delinquent and Defaulted Mortgage Loans. The Servicer, may, at any time either (i) purchase any delinquent Mortgage Loan or REO Property in consideration of the Purchase Price of such Mortgage Loan or (ii) substitute a defaulted Mortgage Loan with a Qualifying Substitute Mortgage Loan. Any purchase or substitution effected by the Servicer in reliance on this Section 4.02(b) shall be performed in accordance with the terms specified in Section 3.03 hereof.

          In addition, in connection with its management of the liquidation of defaulted Mortgage Loans, the Servicer, may sell defaulted Mortgage Loans; provided, however, that the Servicer shall not take any action that is inconsistent with or prejudices the interest of the Noteholders in any Mortgage Loan or the rights and interest of the Depositor, the Indenture Trustee, the Trust Administrator, the Custodian and the Noteholders under this Agreement.

          (c) Collection and Liquidation of Mortgage Loans. Continuously from the Closing Date, until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

          The Servicer shall use its best efforts, consistent with the Servicing Standard to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.01. The Servicer shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Trust, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Issuing Entity and the Indenture Trustee after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. In the event that any payment due under any Mortgage Loan and not otherwise postponed, deferred or waived pursuant to Section 4.02 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as (1) shall be consistent with Servicing Standards and (2) the Servicer shall determine prudently to be in the best interest of the Issuing Entity, the Indenture Trustee and the Noteholders. The Servicer shall be responsible for all costs and expenses incurred by it in any foreclosure proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Sections 4.02(e) and 4.02(p).

          Notwithstanding the generality of the preceding paragraph, the Servicer shall take such actions generally in accordance with the Servicer’s established default timeline and in accordance with Servicing Standards with respect to each Mortgage Loan and Mortgagor for which there is a delinquency until such time as the related Mortgagor is current with all payments due under the Mortgage Loan. The Servicer shall be permitted to adjust its collection activities in areas affected by hurricanes or other natural disasters.

          (d) Establishment of and Deposits to Custodial Account.

                    (i) The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall initially establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, each of which accounts shall be titled “Litton Loan Servicing L.P. in trust for Wells Fargo Bank, N.A., as Indenture Trustee, for the Fieldstone Mortgage Investment Trust, Series 2007-1 Mortgage-Backed Notes” and referred to herein as a “Custodial Account.” Each Custodial Account shall be an Eligible Account. Any funds deposited in the Custodial Account may be invested in Eligible Investments subject to the provisions of Section 4.02(j) hereof. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 4.02(e) hereof. The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit E hereto. A copy of such certification or letter agreement shall be furnished to the Indenture Trustee and, upon request, to any subsequent owner of the Mortgage Loans.

                    (ii) The Servicer shall deposit in the Custodial Account on a daily basis, but not more than two (2) Business Days after determining proper cash allocation and shall retain therein, the following collections received by the Servicer and payments made by the Servicer after the related Cut-off Date (other than scheduled payments of principal and interest due on or before the related Cut-off Date), as applicable:

(A) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments and any Prepayment Premiums;

(B) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(C) all Liquidation Proceeds (net of Liquidation Expenses);

          (D) all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.02(k) (other than proceeds to be held in the Escrow Account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and Servicing Standards);

          (E) all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and Servicing Standards;

(F) with respect to each Principal Prepayment in full, the applicable Compensating Interest Payment;

(G) all Advances made by the Servicer pursuant to Section 4.03(c);

          (H) any amounts received from the Seller, the Depositor or any other person giving representations and warranties with respect to the Mortgage Loans, in connection with the repurchase of any Mortgage Loan;

(I) any amounts required to be deposited by the Servicer pursuant to Section 4.03(k) in connection with the deductible clause in any blanket hazard insurance policy;

(J) any amounts received with respect to or related to any REO Property or REO Disposition Proceeds pursuant to Section 4.02(p); and

(K) any other amounts required to be deposited in the Custodial Account pursuant to this Agreement.

          The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of the Servicing Administration Fee, Prepayment Interest Excess Amounts and Ancillary Income need not be deposited by the Servicer into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution maintaining such account shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.04. Additionally, any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer.

          (e) Permitted Withdrawals from Custodial Account.

          The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(1) to make payments to the Trust Administrator in the amounts and in the manner provided for in Section 4.03(a);

          (2) in the event the Servicer has elected not to retain the Servicing Administration Fee out of any Mortgagor payments on account of interest or other recovery of interest with respect to a particular Mortgage Loan (including late collections of interest on such Mortgage Loan, or interest portions of Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds) prior to the deposit of such Mortgagor payment or recovery into the Custodial Account, to pay to itself the related Servicing Administration Fee from all such Mortgagor payments on account of interest or other such recovery for interest with respect to that Mortgage Loan;

          (3) to reimburse itself for (a) any unreimbursed Advances or Servicing Advances from amounts held for future payments and to the extent of Liquidation Proceeds (net of Liquidation Expenses), Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to such Mortgage Loan, (b) any unreimbursed Advances or Servicing Advances previously made on Mortgage Loans modified pursuant to Section 4.02(a) where (x) such Advance or Servicing Advance is added to the unpaid principal balance of such Mortgage Loan or (y) a portion of the unpaid principal balance of such Mortgage Loan has been forgiven and (c) any unreimbursed Advances and Servicing Advances to the extent of funds held in the Custodial Account for future distribution that are not required to be included in amounts required to be paid to the Trust Administrator pursuant to clause (1) above;

          (4) to reimburse itself for any previously unreimbursed Advances or Servicing Advances that it determines are Nonrecoverable Advances, it being understood, in the case of each such reimbursement, that the Servicer’s right thereto shall be prior to the rights of the Noteholders;

          (5) to the extent not paid pursuant to clause (2) above, to reimburse itself for any unpaid Servicing Administration Fees with respect to any Second Lien Mortgage Loans that become Liquidated Mortgage Loans;

(6) to pay itself investment earnings on funds deposited in the Custodial Account;

(7) to transfer funds to another Eligible Account in accordance with Section 4.02(j) hereof;

(8) to invest funds in certain Eligible Investments in accordance with Section 4.02(d)(i) and Section 4.02(i) hereof;

(9) to withdraw funds deposited in error;

(10) to pay itself amounts payable to the Servicer in accordance with Section 4.06(b) hereof;

(11) to clear and terminate the Custodial Account upon the termination of this Agreement; and

                              (12) to pay itself any Prepayment Interest Excess Amount.

          (f) Establishment of and Deposits to Escrow Account. The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled “Litton Loan Servicing LP in trust for Wells Fargo Bank, N.A., as Indenture Trustee, for the Fieldstone Mortgage Investment Trust, Series 2007-1 and for various mortgagors.” The Escrow Accounts shall be established with an Eligible Institution in a manner that shall provide maximum available insurance thereunder. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 4.02(g). The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit F hereto.

          The Servicer shall deposit in the Escrow Account or Accounts on a daily basis but not more than two (2) Business Days after determining proper cash allocation, and retain therein:

                    (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

                    (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property related to a First Lien Mortgage Loan.

          The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.02(g). The Servicer shall be entitled to retain any interest earnings paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or the interest earnings paid thereon are insufficient for such purposes.

           (g) Permitted Withdrawals from Escrow Account. Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

                    (i) to effect timely payments of taxes, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage Loan;

                    (ii) to reimburse the Servicer for any Servicing Advance of an Escrow Payment made by the Servicer with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

                    (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required to be escrowed under the terms of the related Mortgage Loan;

                    (iv) to the extent permitted by applicable law, for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

                    (v) for application to restoration or repair of the Mortgaged Property related to a First Lien Mortgage Loan in accordance with Section 4.02(o);

                    (vi) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account; and

                    (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

          The Servicer will be responsible for the administration of the Escrow Accounts and will be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this Agreement, reimbursable from the Escrow Accounts or Custodial Account to the extent not collected from the related Mortgagor, anything to the contrary notwithstanding, when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property related to a First Lien Mortgage Loan, or which the Servicer knows is necessary to avoid the loss of the Mortgaged Property related to a First Lien Mortgage Loan due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property in order to prevent loss of title to the Mortgaged Property related to a First Lien Mortgage Loan.

          (h) Notification of Adjustments. With respect to each Mortgage Loan, the Servicer shall adjust the Mortgage Rate on the related interest rate adjustment date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate and Scheduled Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Trust Administrator such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Trust Administrator that the Servicer has failed to adjust a Mortgage Rate or Scheduled Payment in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Seller thereby; provided, however, the Servicer shall be held harmless with respect to any Mortgage Interest Rate adjustments made by any prior servicer.

          (i) Payment of Taxes, Insurance and Other Charges.

                    (i) With respect to each Mortgage Loan which provides for Escrow Payments, the Servicer shall maintain accurate records reflecting the status of taxes, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) (“Property Charges”) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Servicer shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of the same or the making of the Escrow Payments.

                    (ii) To the extent that a Mortgage does not provide for Escrow Payments and the Servicer receives proper notification, the Servicer shall make Servicing Advances from its own funds to protect the lien status of the Mortgage, or at such other time as the Servicer determines to be in the best interest of the Trust; provided, that in any event the Servicer shall pay such charges on or before any date by which payment is necessary to preserve the lien status of the Mortgage. The Servicer shall pay any late fee or penalty which is necessary to preserve the lien status of a Mortgage Property.

          (j) Protection of Accounts. The Servicer may transfer the Custodial Account or the Escrow Account to a different Eligible Institution from time to time. The Servicer shall give notice to the Trust Administrator, the Indenture Trustee and the Swap Counterparty of any change in the location of the Custodial Account.

          The Servicer shall bear any expenses, losses or damages sustained by the Trust Administrator or the Indenture Trustee if the Custodial Account and/or the Escrow Account are not Eligible Accounts.

          Amounts on deposit in the Custodial Account may be invested at the option of the Servicer and the Seller, respectively, but only in Eligible Investments. Any such Eligible Investment with respect to the Custodial Account shall mature no later than one (1) Business Day prior to the Servicer Remittance Date in each month; provided, however, that if such Eligible Investment is an obligation of an Eligible Institution (other than the Servicer) that maintains the Custodial Account, then such Eligible Investment may mature on the related Servicer Remittance Date. Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Indenture Trustee. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as realized. If, at any time, the amount on deposit in the Custodial Account exceeds the amount of the applicable FDIC insurance, such excess above the amount of the applicable FDIC insurance shall be invested in Eligible Investments.

          (k) Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each First Lien Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under the Servicing Standard against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the Principal Balance of the

Mortgage Loan, in each case in an amount not less than such as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer.

          If upon origination of the Mortgage Loan the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration shall be in effect with a generally acceptable insurance carrier acceptable under Servicing Standards in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to Servicing Standards that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, and in accordance with the Servicing Standard, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage after such notification, the Servicer shall cause to be maintained the required flood insurance on the Mortgagor’s behalf.

          The Servicer shall cause to be maintained on each Mortgaged Property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Servicing Standards.

          All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

          The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are generally acceptable under Servicing Standards. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

          Pursuant to Section 4.02(d), any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer’s normal servicing procedures) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.02(e).

          Notwithstanding anything set forth in the preceding paragraph, the Servicer agrees to indemnify the Indenture Trustee, the Issuing Entity, the Noteholders and the Trust Administrator for any claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that any such indemnified party may sustain in any way related to the failure of the Mortgagor (or the Servicer) to maintain hazard or flood insurance with respect to the related Mortgaged Property which complies with the requirements of this section.

          (l) Maintenance of Mortgage Impairment Insurance. In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.02(k) and otherwise complies with all other requirements of Section 4.02(k), it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.02(k). Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.02(e). Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.02(k), and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Servicer’s funds, without reimbursement therefor. Upon request of the Indenture Trustee, the Servicer shall cause to be delivered to such person a certified true copy of such policy and a statement from the insurer that the insurer shall endeavor to notify the Indenture Trustee within 30 days prior to such policy termination or material modification.

          (m) Maintenance of Fidelity Bond and Errors and Omissions Insurance. The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Servicer Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.02(m) requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the coverage amounts which are acceptable for the Servicer as determined by Fannie Mae and Freddie Mac. Upon the request of the Indenture Trustee, the Servicer shall cause to be delivered to such party a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that the surety and insurer shall endeavor to notify the Indenture Trustee within 30 days prior to such fidelity bond’s and errors and omissions insurance policy’s termination or material modification.

          (n) Inspections. The Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved. In addition, the Servicer shall inspect the Mortgaged Property and/or take such other actions as may be necessary or appropriate in accordance with the Servicing Standard or as may be required by the primary mortgage guaranty insurer. The Servicer shall keep a report of each such inspection.

          (o) Restoration of Mortgaged Property. The Servicer need not obtain the approval of the Indenture Trustee prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Servicing Standards. At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

                    (i) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

                     (ii) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens; and

                     (iii) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

          (p) Title, Management and Disposition of REO Property. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Indenture Trustee or its nominee (which nominee shall not be the Servicer) in trust for the benefit of the Noteholders and the Swap Counterparty, or in the event the Indenture Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer (with a copy delivered to the Indenture Trustee) from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Indenture Trustee shall acknowledge in writing that such title is being held as nominee for the Indenture Trustee.

          The Servicer shall manage, conserve, protect and operate each REO Property for the Indenture Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Issuing Entity, the Indenture Trustee and the Noteholders.

          If the Servicer determines that it is in the best economic interest of the Noteholders to take such actions as are necessary to bring any Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Noteholders. The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed from the Custodial Account.

          The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the replacement cost of the improvements which are a part of such property and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

          The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Administration Fees and unreimbursed advances made pursuant to this Section or Section 4.03.

          The Servicer shall make Servicing Advances of all funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.02(k), such advances to be reimbursed from the disposition or liquidation proceeds of the REO Property. The Servicer shall make monthly remittances on each Servicer Remittance Date to the Trust Administrator of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.02(p) and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

          The Servicer may write-off any Second Lien Mortgage Loan that has been Delinquent for a period of 180 days or more if the Servicer determines that significant net recoveries with respect to such Mortgage Loan are not probable. Once a Mortgage Loan has been charged off, the Servicer will discontinue making Advances, the Servicer will not be entitled to any additional servicing compensation following the charge off date, and the Charged Off Loan will give rise to a Realized Loss with respect to any Charged Off Loan, the Servicer shall be entitled to be reimbursed for unreimbursed Advances and Servicing Advances and to pay itself for accrued and unpaid Servicing Fees pursuant to Section 4.02(e).

          Any recoveries on such Charged Off Loans (net of unpaid Servicing Fees accrued prior to the date thereof and out-of-pocket expenses incurred by the Servicer) will be treated as Liquidation Proceeds distributable by the Trust Administrator in accordance with the provisions of Section 6.02.

          (q) Real Estate Owned Reports. Together with the statement furnished pursuant to Section 4.03(b), the Servicer shall furnish to the Indenture Trustee on or before the 10th calendar day in each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month.

          (r) Liquidation Reports. Together with the statement furnished pursuant to Section 4.03(b), upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Indenture Trustee pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Indenture Trustee a monthly liquidation report with respect to such Mortgaged Property.

          (s) Reports of Foreclosures and Abandonments of Mortgaged Property. The Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code on or before the last day of February of each year.

          (t) Prepayment Premiums. All Prepayment Premiums collected shall be payable to the holder of the Ownership Certificate pursuant to Section 6.02 of this Agreement.

          (u) Compliance with Safeguarding Customer Information Requirements. The Servicer has implemented and will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on February 1, 2001, 66 Fed. Reg. 8616, and the rules promulgated thereunder, as amended from time to time (the “Guidelines”).

          (v) Presentment of Claims and Collection of Proceeds. The Servicer shall prepare and present on behalf of the Indenture Trustee and the Noteholders all claims under the Insurance Policies with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Servicer in respect of such policies or bonds shall be promptly deposited in the Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition requisite to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

          Section 4.03. Payments To the Trust Administrator.

          (a) Remittances. No later than 3:00 P.M. (EST) on each Servicer Remittance Date, the Servicer shall remit on a scheduled/scheduled basis by wire transfer of immediately available funds to the Trust Administrator (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.02(e)), plus (b) all Advances, if any, which the Servicer is obligated to make pursuant to Section 4.03(c), minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds received after the applicable Prepayment Period, which amounts shall be remitted on the following Servicer Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.02(d)(ii)(G) and Section 4.04(c), and minus (d) any amounts attributable to Scheduled Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Servicer Remittance Date occurs, which amounts shall be remitted on the Servicer Remittance Date next succeeding the Due Date related to such Scheduled Payment.

          With respect to any remittance received by the Trust Administrator after the Servicer Remittance Date on which such remittance was due, the Servicer shall pay to the Trust Administrator interest on any such late remittance at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late remittance is made and shall cover the period commencing with the day following such Servicer Remittance Date and ending with the Business Day on which such remittance is made, both inclusive. Such interest shall be remitted on the next succeeding Servicer Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

          All remittances required to be made to the Trust Administrator shall be made to the following wire account or to such other account as may be specified by the Trust Administrator from time to time:

                 Wells Fargo Bank, N.A.
                 ABA#: 121-000-248
                 Account Name: Corporate Trust Clearing
                 Account Number: 3970771416
                 For further credit to: 53140600, Fieldstone 2007-1

          (b) Statements to the Trust Administrator. No later than the 18th day of each calendar month (or, if such 18th day is not a Business Day, then on the immediately preceding Business Day or if such 18th day is a holiday, the immediately succeeding Business Day), the Servicer shall furnish to the Trust Administrator (i) a monthly remittance advice in the format set forth in Exhibit G-1 hereto (or in such other format mutually agreed to between the Servicer and the Trust Administrator) relating to the period ending on the last day of the preceding calendar month and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Trust Administrator.

          In addition, upon request from the Trust Adminstrator, the Servicer shall provide (to the extent and as such information becomes reasonably available to the Servicer) to the Trust Administrator such information concerning the Mortgage Loans and annual remittances to the Trust Administrator therefrom as is necessary for the Trust Administrator to prepare the reports required by Section 5.09(c). Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Trust Administrator pursuant to any requirements of the Code as from time to time are in force. To the extent available to the Servicer, the Servicer shall also provide to the Trust Administrator such information as may be requested by it and required for the completion of any tax reporting responsibility of the Trust Administrator within such reasonable time frame as shall enable the Trust Administrator to timely file each Schedule Q (or other applicable tax report or return) required to be filed by it.

          (c) Advances by Servicer. On each Servicer Remittance Date, subject to Section 6.05, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future payment, or a combination of both, an amount equal to all Scheduled Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date. Any amounts held for future payment and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Servicer Remittance Date if funds in the Custodial Account on such Servicer Remittance Date shall be less than remittances to the Trust Administrator required to be made on such Servicer Remittance Date.

          The Servicer’s obligation to make such Advances as to any Mortgage Loan will continue through the last Scheduled Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the payment of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

          (d) Due Dates Other Than the First of the Month. Mortgage Loans having Due Dates other than the first day of a month shall be accounted for as described in this Section 4.03(d). Any Scheduled Payment due on a day other than the first day of each month shall be considered due on the first day of the month following the month in which that payment is due as if such payment were due on the first day of that month. For example, a Scheduled Payment due on November 15 shall be considered to be due on December 1. Any Scheduled Payment due and collected on a Mortgage Loan after the Cut-off Date shall be deposited in the Custodial Account. For Mortgage Loans with Due Dates on the first day of a month, deposits to the Custodial Account begin with the Scheduled Payment due on the first of the month following the Cut-off Date.

          (e) Credit Reporting. For each Mortgage Loan, in accordance with its current servicing practices, the Servicer will accurately and fully report its underlying borrower credit files to each of the following credit repositories or their successors: Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis in a timely manner.

          Section 4.04. General Servicing Procedures.

          (a) Transfers of Mortgaged Property. The Servicer shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto; provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so.

          If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the seller of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the buyer of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. In connection with any such assumption, neither the Mortgage Rate borne by the related Mortgage Note, the timing of principal or interest payments on the Mortgage Loan, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

          To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by the Servicer, its affiliates or Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

          (b) Satisfaction of Mortgages and Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Trust Administrator in the monthly remittance advice as provided in Section 4.03(b), and may request the release of any Mortgage Loan Documents from the Custodian in accordance with the Custodial Agreement.

          If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Seller, the Indenture Trustee or the Issuing Entity may have under the mortgage instruments, the Servicer shall deposit into the Custodial Account the entire outstanding principal balance, plus all accrued interest on such Mortgage Loan, on the day preceding the Servicer Remittance Date in the month following the date of such release. The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.02(m) insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

          (c) Servicing Compensation. As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall be paid the Servicing Administration Fee for each Mortgage Loan remaining subject to this Agreement during any month or part thereof. Such Servicing Administration Fee shall be payable monthly and retained by the Servicer. Additional servicing compensation in the form of Ancillary Income (notwithstanding any provision of Section 4.02(a) to the contrary) shall be retained by the Servicer only and is not required to be deposited in the Custodial Account. The obligation of the Issuing Entity to pay the Servicing Administration Fee is limited to, and the Servicing Administration Fee is payable from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Scheduled Payment collected by the Servicer, or as otherwise provided in Section 4.02(e).

          The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

          The Servicing Administration Fee payable to or retained by the Servicer, with respect to any Due Period shall be reduced by the Compensating Interest Payment for the related Prepayment Period required to be deposited in the Custodial Account and remitted to the Trust Administrator on the related Servicer Remittance Date.

          As additional consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall be entitled to receive certain income and gains realized from Eligible Investments in the Collection Account, subject to the provisions of Section 5.07(e) of this Agreement.

          (d) Annual Statement of Compliance. The Servicer shall deliver, and shall cause any Servicing Function Participant engaged by it to deliver, to the Depositor and the Trust Administrator on or before March 15 of each year, commencing in March 2008, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of the Servicer’s activities during the preceding calendar year or portion thereof and of the Servicer’s performance under this Agreement has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

          In the event the Servicer is terminated or resigns pursuant to the terms of this Agreement the Servicer shall provide an Officer’s Certificate pursuant to this Section 4.04 with respect to the period of time it was subject to this Agreement, notwithstanding such termination or resignation.

          (e) Annual Assessment and Attestation. By March 15 of each year, commencing in March 2008, the Servicer, at its own expense, shall furnish to the Trust Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 8.02, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

          By March 15 of each year, commencing in March 2008, the Servicer, at its own expense, shall cause, and shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Servicer, or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish an attestation report to the Trust Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

          (f) Inspection. The Servicer shall provide the Indenture Trustee and the Trust Administrator, upon reasonable prior advance notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations pertaining to the Mortgage Loans hereunder and access to officers of the Servicer responsible for such obligations. Upon request, the Servicer agrees to discuss with the Indenture Trustee and the Trust Administrator its affairs, finances and accounts relating to the Mortgage Loans covered under this Agreement.

          Section 4.05. Representations, Warranties and Agreements.

          (a) Representations, Warranties and Agreements of the Servicer.

                    (i) Due Organization. The Servicer is a limited partnership formed under the laws of Delaware, is validly existing and in good standing under the laws of the state of its organization and has the organizational power and authority to own its assets and to transact the business in which it is currently engaged. It is duly qualified to do business as a foreign organization and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on its business, properties, assets, or condition (financial or other);

                    (ii) Authority. The Servicer has the organizational power and authority to make, execute, deliver, and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary organizational action to authorize the execution, delivery, and performance of this Agreement. When executed and delivered, this Agreement will constitute its legal, valid and binding obligation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

                    (iii) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

                    (iv) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will (a) conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer’s partnership agreement or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, (b) constitute a default under any of the foregoing, (c) result in an acceleration under any of the foregoing, (d) result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject or (e) impair the ability of the Servicer to act as Servicer hereunder with respect to the Mortgage Loans, or impair the value of the Mortgage Loans;

                    (v) Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                    (vi) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the Servicer’s knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

                    (vii) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the Closing Date;

                    (viii) No Default. The Servicer is not in default, and no event or condition exists that after the giving of notice or lapse of time or both, would constitute an event of default under any material mortgage, indenture, contract, agreement, judgment, or other undertaking, to which the Servicer is a party or which purports to be binding upon it or upon any of its assets, which default could impair materially the ability of the Servicer to perform under the terms of this Agreement;

                    (ix) Ability to Service. The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to service mortgage loans for either Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with either

Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either of Fannie Mae or Freddie Mac; and

                     (x) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished by the Servicer pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

          (b) [Reserved.]

          (c) Remedies for Breach of Representations and Warranties of the Servicer. It is understood and agreed that the representations and warranties set forth in Sections 4.05(a)shall survive the engagement of the Servicer to perform the servicing responsibilities as of the Closing Date hereunder and the delivery of the Servicing Files to the Servicer, and shall inure to the benefit of the Indenture Trustee. Upon discovery by either the Servicer or the Indenture Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interests of the Indenture Trustee, the party discovering such breach shall give prompt written notice to the other parties.

          Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 4.05(a) which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Indenture Trustee’s option, assign its rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer. Such assignment shall be made in accordance with Sections 4.06(e) and 4.06(f).

          In addition, the Servicer shall indemnify all other parties to this Agreement and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer’s representations and warranties contained in Section 4.05.

          Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 4.05(a) shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Depositor or the Indenture Trustee to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Indenture Trustee for compliance with this Agreement.

          (d) Additional Indemnification by the Servicer. The Servicer shall indemnify the Depositor, the Indenture Trustee, the Owner Trustee and the Trust Administrator and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (collectively, the “Liabilities”) that the indemnified party may sustain in any way related to (i) the Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement, or (ii) the failure of the Servicer to perform its duties and service the Mortgage Loans in accordance with the terms of this Agreement. The Servicer shall immediately notify the Depositor, the Indenture Trustee, the Owner Trustee and the Trust Administrator if a claim is made by a third party with respect to this Agreement or the Mortgage Loans that may result in such Liabilities, and the Servicer shall assume (with the prior written consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any indemnified party in respect of such claim and follow any written instructions received from such indemnified party in connection with such claim. The Servicer shall be reimbursed promptly from the Trust Fund for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Servicer’s indemnification pursuant to this Section 4.05(d), or the failure of the Servicer to service and administer the Mortgage Loans in accordance with the terms of this Agreement.

          Section 4.06. The Servicer.

          (a) Merger or Consolidation of the Servicer. The Servicer shall keep in full effect its existence, rights and franchises as a limited partnership, and shall obtain and preserve its qualification to do business as a foreign limited partnership in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

          Any Person into which the Servicer may be merged or consolidated, or any entity resulting from any merger (including a sale of all or substantially all assets), conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $15,000,000, (ii) which is a Fannie Mae- and Freddie Mac-approved servicer in good standing, and (iii) which is a member in good standing of MERS.

          (b) Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Depositor, the Issuing Entity, the Indenture Trustee or the Trust Administrator for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Trust Fund for the reasonable legal expenses and costs of such action.

          (c) Limitation on Resignation and Assignment by the Servicer. This Agreement has been entered into with the Servicer in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, except as expressly provided in this Section 4.06(c), the eighth paragraph of Section 4.08(a) and Section 4.02(a), the Servicer shall neither assign its rights under this Agreement or the servicing hereunder (not including the use of Sub-Servicers or Subcontractors), in each case, the prior written consent of the Seller, the Indenture Trustee and the Trust Administrator, which consent, in the case of an assignment of rights or delegation of duties, shall be granted or withheld in the discretion of the Seller, the Indenture Trustee and the Trust Administrator; provided, that in each case, there must be delivered to the Seller, the Indenture Trustee and the Trust Administrator a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes.

          The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Indenture Trustee, or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Seller, the Indenture Trustee and the Indenture Trustee which Opinion of Counsel shall be in form and substance reasonably acceptable to each of them. No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 4.08.

          Notwithstanding anything to the contrary which may be set forth above, the parties to this Agreement hereby specifically (i) consent to the pledge and assignment by the Servicer of all the Servicer’s right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee, for the benefit of certain lenders, and (ii) provided that no Servicer Event of Default exists, agree that upon delivery to the Trust Administrator by the Servicing Rights Pledgee of a letter signed by the Servicer whereunder the Servicer shall resign as Servicer under this Agreement, the Trust Administrator shall appoint the Servicing Rights Pledgee or its designee as successor servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee has the characteristics set forth in clauses (i), (ii) and (iii) of the second paragraph of Section 4.06(a) and agrees to be subject to the terms of this Agreement. The Servicing Rights Pledgee is hereby agreed and acknowledged to be approved by the Seller, the Indenture Trustee and the Trust Administrator as a successor servicer without the need for further approval or the ability of any such party to refuse to grant such approval; provided that the appointment of the Servicing Rights Pledgee as successor Servicer may be conditioned on the receipt of a letter from each Rating Agency to the effect that a transfer of servicing to the

Servicing Rights Pledgee will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

          Without in any way limiting the generality of this Section 4.06, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder, except to the extent permitted by and in accordance with this Section 4.06 and Section 4.02(a), without the prior written consent of the Seller, the Indenture Trustee and the Trust Administrator, then such parties shall have the right to terminate this Agreement upon notice given as set forth in Section 11.07 of the Agreement, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

          (d) Successor Servicer. The provisions of Sections 4.06(a), (b) and (c) shall apply to any successor to Litton as Servicer hereunder.

          Section 4.07. Termination for Cause.

          Any of the following occurrences shall constitute an event of default (a “Servicer Event of Default”) on the part of the Servicer:

          (1) any failure by the Servicer to remit to the Trust Administrator any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, and the Swap Counterparty, by the Trust Administrator; or

          (2) failure by the Servicer, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer, set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer and the Swap Counterparty by the Trust Administrator; or

          (3) failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located except where the failure to so maintain such license does not have a material adverse effect on the Servicer’s ability to service the Mortgage Loans; or

          (4) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (5) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

          (6) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations;

(7) the Servicer ceases to meet the qualifications of a Fannie Mae or Freddie Mac lender/servicer;

          (8) the Servicer attempts to assign the servicing of the Mortgage Loans or its right to servicing compensation hereunder or the Servicer attempts to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder ar any portion thereof in a manner not permitted under this Agreement;

(9) if any of the rating Agencies reduces or withdraws the rating of any of the Notes due to a reason attributable to the Servicer; or

(10) the net worth of the Servicer shall be less than $15,000,000.

          In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Indenture Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Indenture Trustee, by notice in writing to the Servicer, and the Servicing Rights Pledgee and the Swap Counterparty, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

          Upon receipt by the Servicer, of such written termination notice, all authority and power of the Servicer, under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Indenture Trustee, in accordance with and subject to Section 4.08(a). The parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor servicer. The Indenture Trustee shall be entitled to be reimbursed by the Servicer, as applicable (or by the Trust Estate, if the Servicer is unable to fulfill its obligations hereunder) for all reasonable costs associated with the transfer of servicing, including, without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data, as may be required by the Indenture Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Indenture Trustee to service the Mortgage Loans properly and effectively. Upon written request from the Indenture Trustee, the Servicer shall prepare, execute and deliver to the successor servicer any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense. The Servicer shall cooperate with the Indenture Trustee and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

          By a written notice, the Indenture Trustee with the consent of the other parties, may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

          Section 4.08. Successor to Servicer, Miscellaneous Provisions.

          (a) Successor to the Servicer. Simultaneously with the termination of the Servicer’s responsibilities and duties under this Agreement pursuant to Sections 4.05, 4.06, or 4.07, the Indenture Trustee shall subject to this Section 4.08(a) (i) within 90 days of the Servicer’s notice of such termination, succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i), (ii) and (iii) of Section 4.06(a) and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer (other than the Servicing Rights Pledgee) shall be subject to the approval of the Indenture Trustee and the Trust Administrator. Any approval of a successor servicer by the Indenture Trustee and the Trust Administrator, shall, if the successor servicer is not at that time a servicer of other Mortgage Loans for the Trust, be conditioned upon the receipt by the Seller, the Indenture Trustee and the Trust Administrator of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 4.08(a) and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 4.05 and the remedies available to the Trust Administrator, the Indenture Trustee and the Seller under Sections 4.08(c), 4.05(d) and 4.05(e), it being understood and agreed that the provisions of such Sections 4.08(c), 4.05(d) and 4.05(e) shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement. Neither the Indenture Trustee, in its capacity as successor servicer, nor any other successor servicer shall be responsible for the lack of information and/or documents that it cannot otherwise obtain through reasonable efforts.

          If the Indenture Trustee acts as a successor Servicer, it shall not assume liability for the representations and warranties of the Servicer that it replaces. The Indenture Trustee shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer and in the event of any such assumption by the successor Servicer, the Indenture Trustee may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

          If the Indenture Trustee acts as a successor Servicer, it will have no obligation to make an Advance if it determines in its reasonable judgment that such Advance would constitute a Nonrecoverable Advance.

          Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of any Mortgage Notes and the related documents. The Servicer shall cooperate with the Indenture Trustee or the Trust Administrator, as applicable, and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

          Any successor appointed as provided herein shall execute, acknowledge and deliver to the Indenture Trustee, the Servicer and the Trust Administrator an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 4.05(a) and provide for the same remedies set forth in such Section herein and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 4.05, 4.06 and 4.07 shall not affect any claims that the Seller, the Indenture Trustee or the Trust Administrator may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation.

          The Servicer shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

          Upon a successor’s acceptance of appointment as such, it shall notify the Indenture Trustee, the Trust Administrator and the Depositor of such appointment.

          In the event of a Servicer Event of Default, notwithstanding anything to the contrary above, the parties hereto agree that upon delivery to the Trust Administrator by the Servicing Rights Pledgee of a letter signed by the Servicer within ten (10) Business Days of when notification of such Servicer Event of Default shall have been provided by the Trust Administrator to the Servicing Rights Pledgee, whereunder the Servicer shall resign as Servicer under this Agreement, the Servicing Rights Pledgee or its designee shall be appointed as successor Servicer (provided that at the time of such appointment the Servicing Rights Pledgee or such designee (i) has the characteristics set forth in clauses (i), (ii) and (iii) of Section 4.06(a), and (ii) agrees to be subject to the terms of this Agreement). The Servicing Rights Pledgee is hereby agreed and acknowledged to be approved by the Seller, the Indenture Trustee and the Trust Administrator as a successor servicer without the need for further approval or the ability of any such party to refuse to grant such approval; provided that the appointment of the Servicing Rights Pledgee as successor Servicer shall be conditioned on the receipt of a letter from each Rating Agency to the effect that a transfer of servicing to the Servicing Rights Pledgee will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes.

          (b) Costs. The Seller shall pay the legal fees and expenses of its attorneys. Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, shall be paid by (i) the terminated or resigning Servicer if such termination or resignation is a result of an occurrence of a termination event under Sections 4.05(c) or 4.07, and (ii) in all other cases by the Trust.

          Section 4.09. Miscellaneous Servicing Provisions.

          (a) Protection of Confidential Information. The Servicer shall keep confidential and shall not divulge to any party, other than an affiliate of the Servicer, without the Seller’s prior written consent, any nonpublic information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for the Servicer to do so in working with legal counsel, subservicers, special servicers, auditors, taxing authorities or other governmental agencies.

          (b) For so long as the Servicer services the Mortgage Loans, it shall not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Servicer’s behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Servicer may solicit any Mortgagor for whom the Servicer has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, another mortgage company has pulled a credit report on the mortgagor or the mortgagor initiates a title search; provided further, it is understood and agreed that promotions undertaken by the Servicer or any of its Affiliates which (i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio, telephone and television advertisements shall not constitute solicitation under this Section, nor is the Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor. Furthermore, the Servicer shall be permitted to include in its monthly statements to borrowers or otherwise, statements regarding the availability of the Servicer’s counseling services with respect to refinancing mortgage loans.

          (c) Intention of the Parties. It is the intention of the Seller and Servicer that the Seller is conveying, and the Servicer is receiving the servicing rights relating to the Mortgage Loans. The parties hereby acknowledge that the Trust remains the sole and absolute owner of the Mortgage Loans (other than the servicing rights) and all rights related thereto, subject to the lien of the Indenture.

          Section 4.10. Servicer Advance Facility. The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”), the documentation for which complies with Sections 4.10(b) and (c) below, under which (1) the Servicer assigns or pledges its rights under this Agreement to be reimbursed for any or all Advances and/or Servicing Advances to (i) a Person, which may be a special-purpose bankruptcy-remote entity (an “SPV”), (ii) a Person, which may simultaneously assign or pledge such rights to an SPV or (iii) a lender (a “Lender”), which, in the case of any Person or SPV of the type described in either of the preceding clauses (i) or (ii), may directly or through other assignees and/or pledgees, assign or pledge such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person or any such Lender, an “Advance Financing Person”), and/or (2) an Advance Financing Person agrees to fund all the Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Indenture Trustee, the Trust Administrator, the Depositor, the Noteholders or any other party shall be required before the Servicer may enter into an Advance Facility nor shall the Trust Administrator, the Depositor or the Noteholders be a third party beneficiary of any obligation of an Advance Financing Person to the Servicer. Notwithstanding the existence of any Advance Facility under which an Advance Financing Person agrees to fund Advances and/or Servicing Advances, (A) the Servicer (i) shall remain obligated pursuant to this Agreement to make Advances and/or Servicing Advances pursuant to and as required by this Agreement and (ii) shall not be relieved of such obligations by virtue of such Advance Facility and (B) neither the Advance Financing Person nor any Servicer’s Assignee (as hereinafter defined) shall have any right to proceed against or otherwise contact any Mortgagor for the purpose of collecting any payment that may be due with respect to any related Mortgage Loan or enforcing any covenant of such Mortgagor under the related Mortgage Loan documents.

          (a) If the Servicer enters into an Advance Facility, the Servicer and the related Advance Financing Person shall deliver to the Trust Administrator at the address set forth in Section 10.07 hereof a written notice (an “Advance Facility Notice”), (i) stating (a) the identity of the Advance Financing Person and (b) the identity of the officer of the Advance Financing Person (the “Servicer’s Assignee”) that will, subject to this Section 4.10, have the right to make withdrawals from the Custodial Account pursuant to Section 4.02 hereof to reimburse itself for any previously unreimbursed Advances and/or Servicing Advances (“Advance Reimbursement Amounts”) and (ii) containing the acknowledgment and agreement by such Advance Financing Person that such Advance Financing Person shall indemnify the Trust Administrator, the Indenture Trustee, the Trust Administrator, the Depositor and each Noteholder for any claim, loss, liability or damage actually incurred by any such Person resulting from the withdrawal by such Advance Financing Person of amounts from the Custodial Account in excess of the amounts permitted to be withdrawn therefrom pursuant to Section 4.02 hereof, and that the rights, privileges, protections and immunities contained in this Agreement in favor of the Trust Administrator, the Indenture Trustee, the Trust Administrator, the Depositor or any Noteholder shall be incorporated and form a part of such Advance Facility Notice. Advance Reimbursement Amounts (i) shall consist solely of amounts in respect of Advances and/or Servicing Advances for which the Servicer would be permitted to reimburse itself in accordance with Section 4.02 hereof and only at the time, in the manner and to the extent such reimbursement would be permitted under Section 4.02, and (ii) shall not consist of amounts payable to a successor Servicer in accordance with Section 4.02 hereof to the extent permitted under Section 4.10(e) below.

          (b) Notwithstanding the existence of an Advance Facility, the Servicer, on behalf of the Advance Financing Person and the Servicer’s Assignee, shall be entitled to withdraw Advance Reimbursement Amounts from the Custodial Account in reimbursement of Advances and/or Servicing Advances in accordance with Section 4.02(e) hereof, which entitlement may be terminated by the Advance Financing Person pursuant to a written notice to the Trust Administrator delivered in the manner set forth in Section 10.07 hereof. Upon receipt of such written notice, the Servicer shall no longer be entitled to withdraw Advance Reimbursement Amounts from the Custodial Account and the Servicer’s Assignee shall thereafter have the right to withdraw from the Custodial Account all Advance Reimbursement Amounts when and to the extent such amounts are payable to the Servicer pursuant to the terms of Section 4.02(e) hereof. Notwithstanding the foregoing, and for the avoidance of doubt, (i) the Servicer and/or the Servicer’s Assignee shall only be entitled to reimbursement of Advance Reimbursement Amounts hereunder from withdrawals from the Custodial Account pursuant to Section 4.02(e) of this Agreement and shall not otherwise be entitled to make withdrawals of, or receive, Advance Reimbursement Amounts that shall be deposited in the Collection Account pursuant to Section 5.07 hereof, and (ii) none of the Trust Administrator or the Noteholders shall have any right to, or otherwise be entitled to, receive any Advance Reimbursement Amounts to which the Servicer or Servicer’s Assignee, as applicable, shall be entitled pursuant to Section 4.02(e) hereof or pursuant to this Section 4.10. Without limiting the foregoing, none of the Trust Administrator or the Noteholders shall have any right to set off against Advance Reimbursement Amounts hereunder. An Advance Facility may be terminated by the joint written direction of the Servicer and the related Advance Financing Person. Written notice of such termination shall be delivered to the Trust Administrator in the manner set forth in Section 10.07 hereof. None of the Depositor or the Trust Administrator shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any Advance Reimbursement Amount, nor, as a result of the existence of any Advance Facility, shall the Depositor or the Trust Administrator have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of Advance Reimbursement Amounts to the Servicer’s Assignee. The Servicer shall indemnify the Depositor, the Trust Administrator, the Indenture Trustee, the Trust Administrator, any successor Servicer and the Trust Fund for any claim, loss, liability or damage resulting from any claim by the related Advance Financing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Depositor, the Indenture Trustee, the Trust Administrator, the Trust Administrator or any successor Servicer, as the case may be, or failure by the successor Servicer or the Trust Administrator, as the case may be, to remit funds as required by this Agreement. The Trust Administrator shall have no duty or liability with respect to the calculation of any Advance Reimbursement Amount and shall be entitled to rely without independent investigation on the Advance Facility Notice and on such Servicer’s report of the amount of Advance Reimbursement Amounts and Servicing Advance Reimbursement Amounts that were included in the remittance from such Servicer to the Trust Administrator pursuant to Section 4.03. The Servicer shall maintain and provide to any successor Servicer and, upon request, the Trust Administrator a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advance Financing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

          (c) An Advance Financing Person who receives an assignment or pledge of rights to receive Advance Reimbursement Amounts and/or whose obligations are limited to the funding of Advances and/or Servicing Advances pursuant to an Advance Facility shall not be required to meet the criteria for qualification as a Sub-Servicer.

          (d) As between a predecessor Servicer and its Advance Financing Person, on the one hand, and a successor Servicer and its Advance Financing Person, if any, on the other hand, Advance Reimbursement Amounts on a loan-by-loan basis with respect to each Mortgage Loan as to which an Advance and/or Servicing Advance shall have been made and be outstanding shall be allocated on a “first-in, first out” basis. In the event the Servicer’s Assignee shall have received some or all of an Advance Reimbursement Amount related to Advances and/or Servicing Advances that were made by a Person other than such predecessor Servicer or its related Advance Financing Person in error, then such Servicer’s Assignee shall be required to remit any portion of such Advance Reimbursement Amount to each Person entitled to such portion of such Advance Reimbursement Amount. Without limiting the generality of the foregoing, the Servicer shall remain entitled to be reimbursed by the Advance Financing Person for all Advances or Servicing Advances funded by the Servicer to the extent the related Advance Reimbursement Amounts have not been assigned or pledged to such Advance Financing Person or Servicer’s Assignee.

          (e) For purposes of any Officer’s Certificate of the Servicer delivered in connection with a Nonrecoverable Advance, any Nonrecoverable Advance referred to therein may have been made by such Servicer or any predecessor Servicer. In making its determination that any Advance or Servicing Advance theretofore made has become a Nonrecoverable Advance, the Servicer shall apply the same criteria in making such determination regardless of whether such Advance or Servicing Advance shall have been made by the Servicer or any predecessor Servicer.

          (f) Any amendment to this Section 4.10 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 4.10, including amendments to add provisions relating to a successor Servicer, may be entered into by the parties hereto without the consent of any Noteholder, provided such amendment complies with Section 10.03 hereof. All reasonable costs and expenses (including attorneys’ fees) of each party hereto of any such amendment shall be borne solely by the Servicer. The parties hereto hereby acknowledge and agree that: (a) the Advances and/or Servicing Advances financed by and/or pledged to an Advance Financing Person under any Advance Facility are obligations owed to the Servicer payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances only to the extent provided herein, and the Trust Administrator, the Indenture Trustee, the Trust Administrator, the Depositor and the Trust are not, as a result of the existence of any Advance Facility, obligated or liable to repay any Advances and/or Servicing Advances financed by the Advance Financing Person; (b) the Servicer will be responsible for remitting to the Advance Financing Person the applicable amounts collected by it as reimbursement for Advances and/or Servicing Advances funded by the Advance Financing Person, subject to the provisions of this Agreement; and (c) the Trust Administrator shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and any Advance Financing Person.

          (g) Upon any breach by the Advance Financing Person under any Advance Facility Notice delivered pursuant to this Section 4.10 which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Advance Financing Person by the Depositor or the Trust Administrator (in which case notice shall be provided by telecopy), or to the Advance Financing Person, the Depositor and the Trust Administrator by the Holders of Certificates entitled to at least 25% of the Voting Rights, the Advance Financing Person may be terminated in the same manner as the Servicer as set forth in Section 4.07 hereof.

          Section 4.11. Sub-Servicing Agreements Between the Servicer and Sub-Servicers.

          (a) The Servicer may enter into Sub-Servicing Agreements (provided that such agreements would not result in a withdrawal or a downgrading by the Rating Agencies of the rating on any Class of Notes) with Sub-Servicers, for the servicing and administration of the Mortgage Loans; provided, however, such sub-servicing arrangement and the terms of the related Sub-Servicing Agreement must provide for the servicing of Mortgage Loans in a manner consistent with the servicing arrangement contemplated hereunder; provided, further, notwithstanding any Sub-Servicing Agreement, the Servicer shall remain obligated and liable to the Trust for the servicing of the Mortgage Loans pursuant to the terms of this Agreement without diminution of such obligation or liability because of any Sub-Servicing Agreement.

          (b) Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements confirming to the provisions set forth in Sections 4.04, 4.07, 8.01, 8.02, 8.03 and 8.07 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Noteholders, without the consent of the Holders of Notes entitled to at least 66% of the Voting Interests. Any variation without the consent of the Holders of Notes entitled to at least 66% of the Voting Interests from the provisions set forth in Section 4.13 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Indenture Trustee and the Trust Administrator copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer’s execution and delivery of such instruments.

          (c) As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Indenture Trustee and the Noteholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

          Section 4.12. Successor Sub-Servicers.

          The Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 4.11

          Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Servicer without fee, in accordance with the terms of this Agreement, in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Default).

          Section 4.13. Sub-Servicing Accounts.

          In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the “Sub-Servicing Account”). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the Sub-Servicing Account, in no event more than one Business Day after the Sub-Servicer’s receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement. The Sub-Servicer shall thereafter remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

ARTICLE V

ADMINISTRATION OF THE AGREEMENTS BY THE INDENTURE TRUSTEE AND TRUST ADMINISTRATOR

          Section 5.01. Duties of the Indenture Trustee; Representations and Warranties.

          (a) For and on behalf of the Issuing Entity, the Swap Counterparty, the Indenture Trustee and the Noteholders, the Indenture Trustee shall perform its obligations from and after the Closing Date in accordance with the provisions of this Article V. The Indenture Trustee hereby represents and warrants to the Depositor, the Issuing Entity, the Swap Counterparty, the Trust Administrator and the Servicer, as of the Closing Date, that:

                     (i) it is validly existing and in good standing as a federally chartered national banking association and as Indenture Trustee has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Indenture Trustee;

                    (ii) the execution and delivery of this Agreement by the Indenture Trustee and its performance and compliance with the terms of this Agreement will not (A) violate the Indenture Trustee’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Indenture Trustee is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Indenture Trustee’s ability to perform its obligations under this Agreement;

                    (iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Indenture Trustee, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                    (iv) the Indenture Trustee is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

                    (v) the Indenture Trustee is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Indenture Trustee to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Indenture Trustee of its obligations under this Agreement;

                    (vi) no litigation is pending or, to the best of the Indenture Trustee’s knowledge, threatened against the Indenture Trustee which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

                    (vii) the Indenture Trustee, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae- or FHLMC-approved seller/servicer;

                    (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Indenture Trustee of or compliance by the Indenture Trustee with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

                    (ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Indenture Trustee;

                    (x) [reserved].

                    (xi) the information about the Indenture Trustee under the heading “The Trust Administrator, Indenture Trustee and Custodian” in the Offering Documents relating to the Indenture Trustee does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

          (b) It is understood and agreed that the representations and warranties set forth in this Section 5.01 shall survive the execution and delivery of this Agreement. The Indenture Trustee shall indemnify the Depositor, the Issuing Entity, the Owner Trustee, and the Servicer and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Indenture Trustee’s representations and warranties contained in this Section 5.01. It is understood and agreed that the enforcement of the obligation of the Indenture Trustee set forth in this Section to indemnify the foregoing parties as provided in this Section constitutes the sole remedy of such parties respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Indenture Trustee as Indenture Trustee hereunder, and any termination of this Agreement.

          Any cause of action against the Indenture Trustee relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by the Depositor, the Issuing Entity, the Indenture Trustee, or the Servicer or notice thereof by any one of such parties to the other parties. Notwithstanding anything in this Agreement to the contrary, the Indenture Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits).

          Section 5.02. [Reserved.]

          Section 5.03. [Reserved.]

          Section 5.04. [Reserved.]

          Section 5.05. [Reserved.]

          Section 5.06. [Reserved.]

          Section 5.07. Collection Account.

          (a) On the Closing Date, the Trust Administrator shall open and shall thereafter maintain a segregated account held in trust in the name of the Securities Intermediary (the “Collection Account”), entitled “Collection Account, Wells Fargo Bank, N.A., as Indenture Trustee, in trust for Holders of the Fieldstone Mortgage Investment Trust, Series 2007-1, Mortgage-Backed Notes.” The Collection Account shall relate solely to the Notes issued by the Issuing Entity, and funds deposited in the Collection Account shall not be commingled with any other monies.

          (b) The Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Trust Administrator shall establish a new Collection Account that is an Eligible Account within 10 days and transfer all funds and investment property on deposit in such existing Collection Account into such new Collection Account.

          (c) The Trust Administrator shall give to the Indenture Trustee prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account. The Trust Administrator shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Indenture Trustee. On each Payment Date, the entire amount on deposit in the Collection Account relating to the Mortgage Loans (subject to permitted withdrawals set forth in Section 5.08), other than amounts not included in Interest Funds or Principal Funds to be paid to Noteholders for such Payment Date, shall be applied to make the requested payment of principal and/or interest on each Class of Notes.

          (d) The Trust Administrator shall deposit or cause to be deposited into the Collection Account, no later than the Business Day following the Closing Date, any amounts received with respect to the Mortgage Loans representing Scheduled Payments on the Mortgage Loans due after the Cut-off Date and unscheduled payments received on or after the Cut-off Date and on or before the Closing Date. Thereafter, the Trust Administrator shall deposit or cause to be deposited in the Collection Account on the earlier of the applicable Payment Date and one Business Day following receipt thereof, the following amounts received or payments made by the Trust Administrator (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-off Date):

                    (i) all remittances from the Custodial Account to the Trust Administrator pursuant to Section 4.03;

                    (ii) all Advances made by the Servicer pursuant to Section 6.05 hereof;

                    (iii) the Purchase Price of any Mortgage Loan repurchased by the Depositor or the Seller during the related Prepayment Period or any other Person and any Substitution Amount related to any Qualifying Substitute Mortgage Loan; and

                    (iv) any Net Swap Receipts or any swap breakage costs (as reported to the Trust Administrator by the Swap Counterparty) received by the Trust Administrator.

          (e) Funds in the Collection Account may be invested by the Trust Administrator for the benefit of and at the written direction of the Servicer (except during the Trust Administrator Float Period) in Eligible Investments. In the absence of such written direction by the Servicer, the Trust Administrator shall invest in the Wells Fargo Advantage Prime Investment Money Market Fund. During the Trust Administrator Float Period, funds in the Collection Account may be invested in Eligible Investments selected by and at the written direction of the Trust Administrator, which shall mature not later than one Business Day prior to the next Payment Date (or on the Payment Date with respect to any Eligible Investment of the Trust Administrator or any other fund managed or advised by it or any Affiliate) and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trust Administrator in trust for the benefit of the Indenture Trustee and the Noteholders and the Swap Counterparty. All income and gain realized from any Eligible Investment shall be for the benefit of the Trust Administrator during the Trust Administrator Float Period, and for the benefit of the Servicer at all other times, and shall be subject to withdrawal or order from time to time, subject to Section 5.08 and Section 4.02(e), as applicable, and shall not be part of the Trust Estate. The amount of any losses incurred in respect of any such investments (other than losses occurring during the Trust Administrator Float Period) shall be deposited in such Collection Account by the Servicer and any losses incurred in respect of any such investments during the Trust Administrator Float Period shall be deposited in such Collection Account by the Trust Administrator out of its own funds, in each case without any right of reimbursement therefor and immediately as realized. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the Mortgage Loans need not be deposited by the Trust Administrator or the Servicer in the Collection Account and may be retained by the Trust Administrator or the Servicer, as applicable, as additional servicing compensation. If the Trust Administrator deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account.

          Section 5.08. Application of Funds in the Collection Account. The Trust Administrator may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

                    (i) to reimburse the Servicer for any previously unreimbursed Advances and Servicing Advances made by the Servicer, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of a particular Mortgage Loan (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage);

                    (ii) [Reserved];

                    (iii) to reimburse the Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Section 4.02(o) in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable Servicing Administration Fee Rate and Trust Administration Fee Rate for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to the Trust Administrator or the Servicer out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Trust Administrator’s or Servicer’s right thereto shall be prior to the rights of the Noteholders;

                    (iv) to pay to the Depositor or the Seller or any other Person, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not paid on the date on which the related repurchase was effected and to pay to the applicable party any Servicing Advances to the extent specified in the definition of Purchase Price;

                    (v) to the extent not paid by the Servicer, to pay any Insurance Premium with respect to a Mortgage Loan;

                    (vi) to pay to the Trust Administrator income earned on the investment of funds on deposit in the Collection Account;

                    (vii) on each Payment Date, to make payment to the Noteholders in the amounts and in the manner provided for in Section 6.02 for the related Payment Date (to the extent such funds have been remitted by the Servicer);

                    (viii) on each Payment Date, to the extent not previously collected and retained by the Servicer, to make payment to the Ownership Certificate Holder, all Prepayment Premiums received during the immediately preceding Prepayment Period;

                    (ix) to make payment to itself, the Servicer, the Indenture Trustee, the Custodian, the Owner Trustee and others pursuant to any provision of this Agreement, the Trust Agreement, the Indenture or the Custodial Agreement;

                    (x) to withdraw funds deposited in error in the Collection Account;

                    (xi) to clear and terminate the Collection Account pursuant to Article IX;

                    (xii) to reimburse a successor Trust Administrator (solely in its capacity as successor Trust Administrator), for any fee or advance occasioned by a termination of the Trust Administrator, and the assumption of such duties by a successor Trust Administrator, in each case to the extent not reimbursed by the terminated Trust Administrator, it being understood, in the case of any such reimbursement or payment, that the right of the Trust Administrator thereto shall be prior to the rights of the Noteholders;

                    (xiii) to pay the Swap Counterparty any Net Swap Payments and any swap termination payments (as reported to the Trust Administrator by the Swap Counterparty) two Business Days prior to each applicable Payment Date;

                    (xiv) to make payment to the Owner Trustee, the Owner Trustee Fee for such Payment Date, if any; and

                    (xv) to make payment to the holder of the Ownership Certificate, of all Prepayment Premiums received during the immediately preceding Prepayment Period.

          In connection with withdrawals pursuant to subclauses (i), (ii), (iii) and (iv) above, the Trust Administrator’s or the Servicer’s or such other Person’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Trust Administrator shall therefore keep and maintain a separate accounting for each Mortgage Loan for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to such subclauses.

          Section 5.09. Reports to Indenture Trustee and Noteholders.

          (a) On each Payment Date, the Trust Administrator shall make available to the Indenture Trustee and each Noteholder and the Swap Counterparty, a report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicer and information provided by the Swap Counterparty):

                    (i) the aggregate amount of the payment to be made on such Payment Date to the Holders of each Class of Notes, to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds;

                    (ii) the aggregate amount of the payment to be made on such Payment Date to the Holders of each Class of Notes allocable to interest and the calculation thereof;

                    (iii) the amount, if any, of any payment to the Holder of the Ownership Certificate;

                    (iv) if provided by the Servicer, (A) the aggregrate amount of any Advances required to be made by or on behalf of the Servicer with respect to such Payment Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;

                    (v) the total number of Mortgage Loans, the aggregate Stated Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Due Period, after giving effect to payments allocated to principal reported under clause (i) above;

                    (vi) the Class Principal Amount of each Class of Notes, to the extent applicable, as of such Payment Date after giving effect to payments allocated to principal reported under clause (i) above;

                    (vii) the amount of all Prepayment Premiums paid to the Ownership Certificate;

                    (viii) the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

                    (ix) the amount of the Owner Trustee Fee, Trust Administration Fee and Servicing Administration Fee paid during the Due Period to which such payment relates;

                    (x) the number and aggregate Stated Principal Balance of Mortgage Loans (excluding any Liquidated Mortgage Loans), as reported to the Trust Administrator by the Servicer, (a) remaining outstanding, (b) delinquent 30 to 59 days on a contractual basis, (c) delinquent 60 to 89 days on a contractual basis, (d) delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs, (f) in bankruptcy and (g) that are REO Properties. All delinquency reporting shall be calculated using the OTS convention;

                    (xi) the number and aggregate Stated Principal Balance as of the related Determination Date of any Mortgage Loans with respect to which the related Mortgaged Property became an REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;

                    (xii) with respect to substitution of Mortgage Loans in the preceding calendar month, the Stated Principal Balance of each Deleted Mortgage Loan and of each Qualifying Substitute Mortgage Loan;

                    (xiii) whether a Trigger Event has occurred;

                    (xiv) the Interest Rate applicable to such Payment Date with respect to each Class of Notes;

                    (xv) the Interest Funds and the Principal Funds applicable to such Payment Date;

                    (xvi) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available amounts in the Collection Account and the amounts actually paid);

                    (xvii) the amount of any Overcollateralization Deficiency after giving effect to the payments made on such Payment Date;

                    (xviii) LIBOR with respect to such Payment Date;

                    (xix) the Available Funds Shortfall of each Class of Notes, if any;

                    (xx) to the extent such information is provided to the Trust Administrator by the Servicer, the number of Mortgage Loans with respect to which (a) a reduction in the Mortgage Rate has occurred or (b) the related Mortgagor’s obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Civil Relief Act or the California Military and Veterans Code, as amended, the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions; and

                    (xxi) the amount of any Net Swap Payments, Net Swap Receipts or swap termination amounts received or paid in respect of the Swap Agreement.

          In the case of information furnished pursuant to subclauses (i), (ii) and (vi) above, the amounts shall (except in the case of the report delivered to the holder of the Ownership Certificate) be expressed as a dollar amount per $1,000 of original principal amount of Notes.

          The Trust Administrator will make such report and additional loan level information (and, at its option, any additional files containing the same information in an alternative format) available each month to the Rating Agencies and to Noteholders that provide appropriate certification in the form furnished by the Trust Administrator (which may be submitted electronically via the Trust Administrator’s internet website). The Trust Administrator’s website can be accessed at www.ctslink.com. Assistance in using the website can be obtained by calling the Trust Administrator’s customer service desk at (301) 815-6600. Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the Trust Administrator’s customer service desk and indicating such. The Trust Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trust Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

          All information, reports and statements, including the foregoing information and reports shall be prepared and determined by the Trust Administrator based solely on Mortgage Loan data provided to the Trust Administrator by the Servicer pursuant to Section 4.03(b). In preparing or furnishing the foregoing information, the Trust Administrator shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided to the Trust Administrator by the Servicer, and the Trust Administrator shall not be obligated to verify, recompute, reconcile or recalculate any such information or data. The Trust Administrator shall be entitled to conclusively rely on the Mortgage Loan data provided to the Trust Administrator and shall have no liability for any errors in such Mortgage Loan data.

          (b) Upon the reasonable advance written request of any Noteholder that is a savings and loan, bank or insurance company, which request, if received by the Indenture Trustee in a form sufficient to cause the Indenture Trustee to identify it as a request made pursuant to this

Section 5.09(b) shall be forwarded promptly to the Trust Administrator, the Trust Administrator shall provide, or cause to be provided (or, to the extent that such information or documentation is not required to be provided by the Servicer, shall use reasonable efforts to obtain such information and documentation from the Servicer, and provide), to such Noteholder such reports and access to information and documentation regarding the Mortgage Loans as such Noteholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Notes; provided, however, that the Trust Administrator shall be entitled to be reimbursed by such Noteholder for actual expenses incurred in providing such reports and access.

          (c) Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Trust Administrator shall have prepared and shall make available to each Person who at any time during the calendar year was a Noteholder of record, and make available to Security Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to the Noteholders pursuant to Section 5.09(a)on an annual basis as may be required to enable such Holders to prepare their federal income tax returns; provided, however, that this Section 5.09(c) shall not be applicable where relevant reports or summaries are required elsewhere in this Agreement. Such information shall include the amount of original issue discount accrued on each Class of Notes and information regarding the expenses of the Issuing Entity. The Trust Administrator shall be deemed to have satisfied such requirement if it forwards such information in any other format permitted by the Code. The Servicer shall provide the Trust Administrator with such information requested by the Trust Administrator and available to the Servicer (in a format mutually agreed upon by the Servicer and Trust Administrator) as is necessary for the Trust Administrator to prepare such reports.

          (d) The Trust Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to Noteholders to the extent such information is provided to the Trust Administrator. The Servicer shall provide the Trust Administrator with such information requested by the Trust Administrator and available to the Servicer (in a format mutually agreed upon by the Servicer and Trust Administrator) as is necessary for the Trust Administrator to prepare such reports (and the Trust Administrator may rely solely upon such information).

          Section 5.10. [Reserved.]

          Section 5.11. Indenture Trustee Liable for Enforcement. The Indenture Trustee shall use commercially reasonable efforts to ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall use commercially reasonable efforts to enforce the provisions of Article IV for the benefit of the Noteholders and the Swap Counterparty. The Indenture Trustee shall be entitled to enter into any agreement with any Servicer for indemnification of the Indenture Trustee and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. Except as expressly set forth herein, the Indenture Trustee shall have no liability for the acts or omissions of the Servicer in the performance by the Servicer of its obligations under Article IV.

          Section 5.12. [Reserved.]

          Section 5.13. [Reserved.]

          Section 5.14. Release of Mortgage Files.

          (a) Upon (i) becoming aware of the payment in full of any Mortgage Loan or (ii) the receipt by the Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, the Servicer will promptly notify the Indenture Trustee (or the Custodian) by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Trust Administrator pursuant to Section 5.07 have been or will be so deposited) of a Servicing Officer and shall request (on the form substantially in the form attached to the Custodial Agreement) the Indenture Trustee or the Custodian, to deliver to the Servicer the related Mortgage File. Upon receipt of such certification and request, the Indenture Trustee or the Custodian (with the consent, and at the direction of the Indenture Trustee), shall promptly release the related Mortgage File to the Servicer and the Indenture Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized, to give, as agent for the Indenture Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

          (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Indenture Trustee shall execute such documents as shall be prepared and furnished to the Indenture Trustee by the Servicer (in form reasonably acceptable to the Indenture Trustee) and as are necessary to the prosecution of any such proceedings. The Indenture Trustee or the Custodian, shall, upon request of the Servicer and delivery to the Indenture Trustee or the Custodian, of a trust receipt signed by a Servicing Officer substantially in the form attached to the Custodial Agreement, release the related Mortgage File held in its possession or control to the Servicer. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Indenture Trustee or the Custodian, as applicable, when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Indenture Trustee or the Custodian, as applicable, to the Servicer.

          Section 5.15. Documents, Records and Funds in Possession of Trust Administrator To Be Held for Indenture Trustee.

          (a) The Servicer shall transmit to the Indenture Trustee such documents and instruments coming into the possession of the Servicer from time to time as are required by the terms hereof to be delivered to the Indenture Trustee or the Custodian. Any funds received by the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Indenture Trustee and the Noteholders and the Swap Counterparty subject to the right of the Servicer to retain its Servicing Administration Fee and to reimburse itself for amounts as provided herein. The Servicer shall provide access to information and documentation regarding the Mortgage Loans to the Indenture Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Noteholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Servicer designated by it. In fulfilling such a request the Servicer shall not be responsible for determining the sufficiency of such information.

          (b) All Mortgage Files and funds collected or held by, or under the control of, the Trust Administrator or the Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Trust Administrator or by the Servicer for and on behalf of the Indenture Trustee as the Indenture Trustee’s agent and bailee for purposes of perfecting the Indenture Trustee’s security interest therein as provided by relevant Uniform Commercial Code or laws; provided, however, that the Trust Administrator and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Trust Administrator or the Servicer under this Agreement and shall be authorized to remit such funds to the Trust Administrator or the Indenture Trustee in accordance with this Agreement.

          (c) The Servicer and Trust Administrator hereby acknowledges that concurrently with the execution of this Agreement, the Indenture Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Seller to the Depositor not to constitute a sale, the Indenture Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds and investment property now or hereafter held by, or under the control of, the Servicer or the Trust Administrator that are collected by the Servicer or the Trust Administrator in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which the Servicer or the Trust Administrator is entitled to hereunder); and the Trust Administrator agrees that so long as the Mortgage Loans are assigned to and held by the Indenture Trustee or the Custodian, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Trust Administrator or the Servicer shall be held by the Trust Administrator or the Servicer for and on behalf of the Indenture Trustee as the Indenture Trustee’s agent and bailee for purposes of perfecting the Indenture Trustee’s security interest therein as provided by the applicable Uniform Commercial Code or other applicable laws.

          (d) The Trust Administrator agrees that it shall not, and shall not authorize the Servicer to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Indenture Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

          Section 5.16. Opinion. On or before the Closing Date, the Trust Administrator shall cause to be delivered to the Depositor, the Seller, the Initial Purchaser, and the Servicer one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor and a representative of the Initial Purchaser, as to the due authorization, execution and delivery of this Agreement by the Trust Administrator and the enforceability thereof.

          Section 5.17. [Reserved].

          Section 5.18. [Reserved].

          Section 5.19. [Reserved].

          Section 5.20. Indenture Trustee To Retain Possession of Certain Insurance Policies and Documents. The Indenture Trustee (or the Custodian on behalf of the Indenture Trustee) shall retain possession and custody of the originals of the primary mortgage insurance policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts payable in respect of the Notes have been paid in full and the Servicer and Trust Administrator otherwise have fulfilled its obligations under this Agreement, the Indenture Trustee (or the Custodian) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Servicer shall promptly deliver to the Indenture Trustee (or the Custodian), upon the execution or receipt thereof the originals of the primary mortgage insurance policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Servicer from time to time.

          Section 5.21. Compensation to the Trust Administrator. As compensation for its services hereunder, the Trust Administrator shall be entitled to retain all income and gain realized from any investment of funds in the Collection Account during the Trust Administrator Float Period pursuant to Section 5.07(e) and the Trust Administration Fee (together, the “Trust Administration Compensation”). The Trust Administrator shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

          Section 5.22. [Reserved].

          Section 5.23. Reports to the Indenture Trustee.

          (a) Not later than 30 days after each Payment Date, the Trust Administrator shall, upon request, forward to the Indenture Trustee a statement, deemed to have been certified by a officer of the Trust Administrator, setting forth the status of the Collection Account maintained by the Trust Administrator as of the close of business on the related Payment Date, indicating that all payments required by this Agreement to be made by the Trust Administrator have been made (or if any required payment has not been made by the Trust Administrator, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Trust Administrator. Copies of such statement shall be provided by the Trust Administrator, upon request, to the Depositor and any Noteholders (or by the Indenture Trustee at the Trust Administrator’s expense if the Trust Administrator shall fail to provide such copies to the Noteholders, unless (i) the Trust Administrator shall have failed to provide the Indenture Trustee with such statement or (ii) the Indenture Trustee shall be unaware of the Trust Administrator’s failure to provide such statement).

          (b) Not later than two Business Days following each Payment Date, the Trust Administrator shall deliver or otherwise make available to one Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by the Trust Administrator in connection with similar transactions, “loan level” information with respect to the Mortgage Loans as of the related Determination Date, to the extent that such information has been provided to the Trust Administrator by the Servicer or by the Depositor.

          Section 5.24. [Reserved].

          Section 5.25. [Reserved].

          Section 5.26. Merger or Consolidation. Any Person into which the Indenture Trustee may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Indenture Trustee shall be a party, or any Person succeeding to the business of the Indenture Trustee, shall be the successor to the Indenture Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Indenture Trustee shall be a Person that shall be qualified and approved (or that have an Affiliate that is qualified and approved) to service mortgage loans for Fannie Mae or FHLMC and shall have a net worth of not less than $15,000,000.

          Section 5.27. Resignation of Indenture Trustee. Except as otherwise provided in Sections 5.26 and this Section 5.27 hereof, the Indenture Trustee shall not resign from the obligations and duties hereby imposed on it unless it determines that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Indenture Trustee shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee shall have assumed, or a successor Indenture Trustee shall have been appointed by the Indenture Trustee and until such successor shall have assumed, the Indenture Trustee’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Indenture Trustee and the Depositor to the Indenture Trustee.

          Section 5.28. Assignment or Delegation of Duties by the Trust Administrator. Except as expressly provided herein, the Trust Administrator shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Trust Administrator hereunder, unless the Depositor shall have consented to such action; provided, however, that the Trust Administrator shall have the right without the prior written consent of the Depositor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Trust Administrator to perform and carry out any duties, covenants or obligations to be performed and carried out by the Trust Administrator hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Trust Administrator relieve the Trust Administrator of any liability hereunder. Notice of such permitted assignment shall be given promptly by the Trust Administrator to the Depositor. If, pursuant to any provision hereof, the duties of the Trust Administrator are transferred to a successor Trust Administrator, the entire amount of compensation payable to the Trust Administrator pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Trust Administrator pursuant to Section 5.21 hereof, shall thereafter be payable to such successor Trust Administrator.

          Section 5.29. Limitation on Liability of the Trust Administrator and Others.

          (a) The Trust Administrator undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

          (b) No provision of this Agreement shall be construed to relieve the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Trust Administrator and, in absence of bad faith on the part of the Trust Administrator, the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trust Administrator and conforming to the requirements of this Agreement.

          (c) Neither the Trust Administrator nor any of the directors, officers, employees or agents of the Trust Administrator shall be under any liability to the Indenture Trustee or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trust Administrator or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, fraud, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Trust Administrator and any director, officer, employee or agent of the Trust Administrator shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Notes other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Trust Administrator and any director, officer, employee or agent of the Trust Administrator may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Trust Administrator shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties pursuant to this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Trust Administrator may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Noteholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuing Entity and the Trust Administrator shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by Section 5.08.

          Section 5.30. Indemnification; Third-Party Claims. The Trust Administrator agrees to indemnify the Depositor, the Issuing Entity and the Indenture Trustee, the Owner Trustee, the Swap Counterparty, and the Servicer and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Issuing Entity, the Indenture Trustee, the Owner Trustee, the Swap Counterparty, or the Servicer may sustain as a result of (i) the Trust Administrator’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or (ii) the failure of the Trust Administrator to perform its duties in compliance with the terms of this Agreement. The Depositor, the Issuing Entity, the Indenture Trustee, the Owner Trustee and the Servicer shall promptly notify the Trust Administrator if a claim is made by a third party with respect to this Agreement, the Mortgage Loans entitling the Depositor, the Issuing Entity, the Indenture Trustee, the Owner Trustee or the Servicer to indemnification under this Section 5.30, whereupon the Trust Administrator shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

          Section 5.31. [Reserved.]

          Section 5.32. Transfer of Servicing. Except in the case of a transfer or assignment of servicing to the Servicing Rights Pledgee as contemplated pursuant to, and on the terms and conditions set forth in, Section 4.06(c) or the eighth paragraph of Section 4.08(a), the Servicer agrees that it shall provide written notice to the Trust Administrator and the Indenture Trustee and the Swap Counterparty thirty days prior to any proposed transfer or assignment by the Servicer of the servicing of the Mortgage Loans. In addition, the ability of the Servicer to transfer or assign the servicing hereunder to a successor servicer shall be subject to the following conditions (provided, that only clause (vi) below shall apply to a transfer or assignment of servicing to the Servicing Rights Pledgee as contemplated pursuant to, and on the terms and conditions set forth in, Section 4.06(c) or the eighth paragraph of Section 4.08(a)):

                    (i) Receipt of written consent of the Trust Administrator and Indenture Trustee to such transfer, which consent shall not be unreasonably withheld;

                    (ii) Such successor servicer must be qualified to service loans for FNMA or FHLMC, and must be a member in good standing of MERS;

                    (iii) Such successor servicer must satisfy the servicer eligibility standards set forth in Section 4.06(d);

                    (iv) Such successor servicer must execute and deliver to the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Indenture Trustee, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer;

                    (v) If the successor servicer is not a Servicer of Mortgage Loans at the time of the transfer, there must be delivered to the Indenture Trustee a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes; and

                    (vi) The Servicer shall take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Servicer shall timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (B) prior to the effective date of such transfer of servicing, the Servicer shall transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the Servicer shall deliver to the successor servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the Servicer shall transfer to the successor servicer, or, if such transfer occurs after a Servicer Remittance Date but before the next succeeding Payment Date, to the Indenture Trustee, all funds held by the Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, the Servicer shall, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and (F) the Servicer shall, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request.

ARTICLE VI

DEPOSITS AND PAYMENTS TO HOLDERS

          Section 6.01. The Collection Account.

          (a) The Trust Administrator shall establish and maintain in the name of the Securities Intermediary the Collection Account as provided in Section 5.07, which account shall be pledged to the Indenture Trustee for the benefit of the Noteholders and the Swap Counterparty.

          (b) The Trust Administrator shall make withdrawals from the Collection Account only for the purposes set forth in Section 5.08.

          Section 6.02. Payments from the Collection Account.

          (a) On each Payment Date, the Paying Agent shall withdraw from the Collection Account the Total Remittance Amount (to the extent such amount is on deposit in the Collection Account) and shall pay such amount as specified in this Section.

          (b) On each Payment Date, the Paying Agent shall pay the Interest Funds for Group 1 for such date in the following order of priority in accordance with the report of the Trust Administrator:

                    (i) to the Swap Counterparty, to the extent not previously paid from the Collection Account, the Group 1 Percentage of any Net Swap Payment for such Payment Date and swap termination amounts payable to the Swap Counterparty in the event that the Issuing Entity is a defaulting party or an affected party under the terms of the Swap Agreement;

                    (ii) to the Swap Counterparty, to the extent not previously paid from the Collection Account, the unpaid Group 2 Percentage of any Net Swap Payment for such Payment Date and swap termination amounts payable to the Swap Counterparty in the event that the Issuing Entity is the defaulting party or an affected party under the terms of the Swap Agreement (after giving effect to payments of Interest Funds pursuant to Section 6.02(c));

                    (iii) to the Class 1-A Notes, Current Interest thereon for such Payment Date;

                    (iv) pro rata, to the Class 2-A1 Notes, the Class 2-A2 Notes and the Class 2-A3 Notes, Current Interest thereon (after giving effect to payments of the Interest Funds pursuant to Section 6.02(c)) for such Payment Date; and

                    (v) for application pursuant to clause (d) below, any Interest Funds remaining undistributed for such Payment Date.

          (c) On each Payment Date, the Paying Agent shall pay the Interest Funds for Group 2 for such date in the following order of priority in accordance with the report of the Trust Administrator:

                    (i) to the Swap Counterparty, to the extent not previously paid from the Collection Account, the Group 2 Percentage of any Net Swap Payment for such Payment Date and swap termination amounts payable to the Swap Counterparty in the event that the Issuing Entity is a defaulting party or an affected party under the terms of the Swap Agreement;

                    (ii) to the Swap Counterparty, to the extent not previously paid from the Collection Account, the unpaid Group 1 Percentage of any Net Swap Payment for such Payment Date and swap termination amounts payable to the Swap Counterparty in the event that the Issuing Entity is the defaulting party or an affected party under the terms of the Swap Agreement (after giving effect to payments of Interest Funds pursuant to Section 6.02(b));

                    (iii) pro rata, to the Class 2-A1 Notes, the Class 2-A2 Notes and the Class 2-A3 Notes, Current Interest thereon for such Payment Date;

                    (iv) to the Class 1-A Notes, Current Interest thereon (after giving effect to payments of the Interest Funds pursuant to Section 6.02(b)) for such Payment Date; and

                    (v) for application pursuant to clause (d) below, any Interest Funds remaining undistributed for such Payment Date.

          (d) On each Payment Date, the Paying Agent shall pay the aggregate of any remaining Interest Funds from Group 1 and Group 2 from Section 6.02(b)(iii) and Section 6.02(c)(iv), respectively, for such Payment Date in the following order of priority in accordance with the report of the Trust Administrator:

                    (i) to the Class M1 Notes, Current Interest for such Class for such Payment Date;

                    (ii) to the Class M2 Notes, Current Interest for such Class for such Payment Date;

                    (iii) to the Class M3 Notes, Current Interest for such Class for such Payment Date;

                    (iv) to the Class M4 Notes, Current Interest for such Class for such Payment Date;

                    (v) to the Class M5 Notes, Current Interest for such Class for such Payment Date;

                    (vi) to the Class M6 Notes, Current Interest for such Class for such Payment Date;

                    (vii) to the Class M7 Notes, Current Interest for such Class for such Payment Date;

                    (viii) to the Class M8 Notes, Current Interest for such Class for such Payment Date;

                    (ix) to the Class M9 Notes, Current Interest for such Class for such Payment Date;

                    (x) to the Class M10 Notes, Current Interest for such Class for such Payment Date;

                    (xi) to the Indenture Trustee, the Owner Trustee, the Trust Administrator, and the Servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in this Agreement; and

                    (xii) for application as part of Monthly Excess Cashflow for such Payment Date, as provided in subsection (f) of this Section any Interest Funds remaining undistributed for such Payment Date.

          (e) On each Payment Date, the Paying Agent shall pay the Principal Funds for such date in accordance with the report of the Trust Administrator as follows:

                    (i) On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Paying Agent shall make the following payments to the extent of funds then in the Collection Account available therefor, concurrently:

(1) For Group 1: The Principal Payment Amount for Group 1 will be paid in the following order of priority:

          (A) to the Swap Counterparty, to the extent not previously paid from the Collection Account, the unpaid Group 1 Percentage of any Net Swap Payment for such Payment Date and swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement (after giving effect to payments pursuant to Section 6.02(b)-(d) above);

           (B) to the Swap Counterparty, to the extent not previously paid from the Collection Account, the unpaid Group 2 Percentage of any Net Swap Payment for such Payment Date and swap termination amounts payable to the Swap Counterparty pursuant to the Swap Agreement in the event that the Trust is the defaulting party or an affected party under the Swap Agreement (after giving effect to payments pursuant to Section 6.02(b)-(d) above and Section 6.02(e)(i)(2)(A));

(C) to the Class 1-A Notes, until the Class Principal Amount of such class has been reduced to zero;

          (D) sequentially, to the Class 2-A1 Notes, the Class 2-A2 Notes and the Class 2-A3 Notes, in that order, after giving effect to payments pursuant to Section 6.02(e)(i)(2)(C), until the Class Principal Amount of each such class has been reduced to zero; provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate Class Principal Amounts of the Class M Notes, all payments pursuant to this clause will be made concurrently, on a pro rata basis, to the Class 2-A1 Notes, the Class 2-A2 Notes and the Class 2-A3 Notes;

(E) to the Class M1 Notes, until the Class Principal Amount of such Class has been reduced to zero;

(F) to the Class M2 Notes, until the Class Principal Amount of such Class has been reduced to zero;

(G) to the Class M3 Notes, until the Class Principal Amount of such Class has been reduced to zero;

(H) to the Class M4 Notes, until the Class Principal Amount of such Class has been reduced to zero;

(I) to the Class M5 Notes, until the Class Principal Amount of such Class has been reduced to zero;

(J) to the Class M6 Notes, until the Class Principal Amount of such Class has been reduced to zero;

(K) to the Class M7 Notes, until the Class Principal Amount of such Class has been reduced to zero;

(L) to the Class M8 Notes, until the Class Principal Amount of such Class has been reduced to zero;

(M) to the Class M9 Notes, until the Class Principal Amount of such Class has been reduced to zero;

(N) to the Class M10 Notes, until the Class Principal Amount of such Class has been reduced to zero;

          (O) to the Swap Counterparty, to the extent not previously paid, the Group 1 Percentage of swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the Swap Agreement;

          (P) to the Swap Counterparty, to the extent not previously paid, the unpaid Group 2 Percentage of any swap termination payment payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the Swap Agreement (after giving effect to payments pursuant to Section 6.02(e)(i)(2)(O) below); and

          (Q) for application as part of Monthly Excess Cashflow for such Payment Date, as provided for in subsection (f) of this Section, any such Principal Payment Amount for Group 1 remaining after application pursuant to clauses (A) through (P) above.

(2) For Group 2: The Principal Payment Amount for Group 2 will be paid in the following order of priority:

          (A) to the Swap Counterparty, to the extent not previously paid from the Collection Account, the unpaid Group 2 Percentage of any Net Swap Payment for such Payment Date and swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement (after giving effect to payments pursuant to Section 6.02(b)-(d) above);

          (B) to the Swap Counterparty, to the extent not previously paid from the Collection Account, the unpaid Group 1 Percentage of any Net Swap Payment for such Payment Date and swap termination amounts payable to the Swap Counterparty pursuant to the Swap Agreement in the event that the Trust is the defaulting party or an affected party under the Swap Agreement (after giving effect to payments pursuant to Section 6.02(b)-(d) above and Section 6.02(e)(i)(1)(A));

          (C) sequentially, to the Class 2-A1 Notes, the Class 2-A2 Notes and the Class 2-A3 Notes, in that order, until the Class Principal Amount of such class has been reduced to zero; provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate Class Principal Amounts of the Class M Notes, all payments pursuant to this clause will be made concurrently, on a pro rata basis, to the Class 2-A1 Notes, the Class 2-A2 Notes and the Class 2-A3 Notes;

(D) to the Class 1-A Notes, after giving effect to payments pursuant to Section 6.02(e)(i)(1)(C), until the Class Principal Amount of each such class has been reduced to zero;

(E) to the Class M1 Notes, until the Class Principal Amount of such Class has been reduced to zero;

(F) to the Class M2 Notes, until the Class Principal Amount of such Class has been reduced to zero;

(G) to the Class M3 Notes, until the Class Principal Amount of such Class has been reduced to zero;

(H) to the Class M4 Notes, until the Class Principal Amount of such Class has been reduced to zero;

(I) to the Class M5 Notes, until the Class Principal Amount of such Class has been reduced to zero;

(J) to the Class M6 Notes, until the Class Principal Amount of such Class has been reduced to zero;

(K) to the Class M7 Notes, until the Class Principal Amount of such Class has been reduced to zero;

(L) to the Class M8 Notes, until the Class Principal Amount of such Class has been reduced to zero;

(M) to the Class M9 Notes, until the Class Principal Amount of such Class has been reduced to zero;

(N) to the Class M10 Notes, until the Class Principal Amount of such Class has been reduced to zero;

          (O) to the Swap Counterparty, to the extent not previously paid, the Group 2 Percentage of swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the Swap Agreement;

          (P) to the Swap Counterparty, to the extent not previously paid, the unpaid Group 1 Percentage of any swap termination payment payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the Swap Agreement (after giving effect to payments pursuant to Section 6.02(e)(i)(1)(O)); and

          (Q) for application as part of Monthly Excess Cashflow for such Payment Date, as provided for in subsection (f) of this Section, any such Principal Payment Amount for Group 2 remaining after application pursuant to clauses (A) through (P) above.

                    (ii) On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Paying Agent shall pay the Principal Payment Amount for such date in the following order of priority:

          (1) to the Swap Counterparty, to the extent not previously paid from the Collection Account with respect to the Group 1 Mortgage Loans, the Group 1 Percentage of any unpaid Net Swap Payment for such Payment Date and unpaid swap termination amounts and with respect to the Group 2 Mortgage Loans, the Group 2 Percentage of any unpaid Net Swap Payment for such Payment Date and unpaid swap termination amounts, payable to the Swap Counterparty in the event that the Issuing Entity is a defaulting party or an affected party under the terms of the Swap Agreement (after giving effect to payments pursuant to Section 6.02(b)-(d) above);

          (2) to the Class 1-A Notes (from amounts in Group 1 except as provided below) and to the Class 2-A1 Notes, Class 2-A2 Notes and Class 2-A3 Notes (from amounts in Group 2 except as provided below), sequentially, in that order, in each case, an amount equal to the lesser of (x) the Principal Payment Amount for the related Mortgage Group for such Payment Date and (y) the Related Senior Principal Payment Amount for such Mortgage Group for such Payment Date, in each case until the Class Principal Amount of each such class or classes has been reduced to zero; provided, however, to the extent that the Principal Payment Amount for a Mortgage Group exceeds the Related Senior Principal Payment Amount for such Mortgage Group, such excess shall be applied to the class or classes of Class A Notes of the other Mortgage Group (in the case of the Class 2-A1, Class 2-A2 and Class 2-A3, sequentially, in that order), but in an amount not to exceed the Senior Principal Payment Amount for such Payment Date (as limited by subclauses (x) and (y) of this clause (iii) on such Payment Date); provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate Class Principal Amounts of the Class M Notes, to the Class 1-A Notes (from the amounts in Group 1) and to the Class 2-A1, Class 2-A2 and Class 2-A3 (from amounts in Group 2), pro rata, the Principal Payment Amount for the related Mortgage Group for such Payment Date;

          (3) to the Class M1 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes on such Payment Date pursuant to clause (2) above, and (y) the M1 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero;

          (4) to the Class M2 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1 Notes on such Payment Date pursuant to clauses (2) and (3) above, respectively, and (y) the M2 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero;

          (5) to the Class M3 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1 and Class M2 Notes on such Payment Date pursuant to clauses (2), (3) and (4) above, respectively, and (y) the M3 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero;

          (6) to the Class M4 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2 and Class M3 Notes on such Payment Date pursuant to clauses (2), (3), (4) and (5)above, respectively, and (y) the M4 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such Class has been reduced to zero;

          (7) to the Class M5 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3 and Class M4 Notes on such Payment Date pursuant to clauses (2), (3), (4), (5) and (6) above, respectively, and (y) the M5 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such Class has been reduced to zero;

          (8) to the Class M6 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4 and Class M5 Notes on such Payment Date pursuant to clauses (2), (3), (4), (5), (6) and (7) above, respectively, and (y) the M6 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such Class has been reduced to zero;

          (9) to the Class M7 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes on such Payment Date pursuant to clauses (2), (3), (4), (5), (6),(7) and (8) above, respectively, and (y) the M7 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such Class has been reduced to zero; and

          (10) to the Class M8 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes on such Payment Date pursuant to clauses (2), (3), (4), (5), (6), (7), (8) and (9) above, respectively, and (y) the M8 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such Class has been reduced to zero; and

          (11) to the Class M9 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Notes on such Payment Date pursuant to clauses (2), (3), (4), (5), (6), (7), (8), (9) and (10) above, respectively, and (y) the M9 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such Class has been reduced to zero; and

          (12) to the Class M10 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes on such Payment Date pursuant to clauses (2), (3), (4), (5), (6), (7), (8), (9), (10) and (11) above, respectively, and (y) the M10 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such Class has been reduced to zero;

          (13) to the Swap Counterparty, to the extent not previously paid, swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement; and

          (14) for application as part of Monthly Excess Cashflow for such Payment Date, as provided in subsection (f) of this Section, any Principal Payment Amount remaining after application pursuant to clauses (1) through (13) above.

          (f) On each Payment Date, the Paying Agent shall pay the Monthly Excess Cashflow for such date in accordance with the report of the Trust Administrator as follows:

                    (i) for each Payment Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect:

(a) up to the Overcollateralization Deficiency Amount for such Payment Date, in the following order of priority:

          i. concurrently, in proportion to the aggregate Class Principal Amounts of each Class of Senior Notes, after giving effect to previous principal payments on such Payment Date pursuant to Subsections 6.02(e)(i)(1) and 6.02(e)(i)(2), to the Class 1-A, Class 2-A1, Class 2-A2 and Class 2-A3 Notes, in accordance with the Senior Priorities, until the Class Principal Amount of each such Class has been reduced to zero;

ii. to the Class M1 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

iii. to the Class M2 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

iv. to the Class M3 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

v. to the Class M4 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

vi. to the Class M5 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

vii. to the Class M6 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero; and

viii. to the Class M7 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

ix. to the Class M8 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

x. to the Class M9 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

xi. to the Class M10 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

          (b) to the extent of any Available Funds Shortfall, to the payment of such amounts to the Notes, in the order of priority of the Classes of Notes as set forth immediately above in proportion and with respect to the Senior Notes to their amount of unpaid Available Funds Shortfalls, until each such Class has received in full all amounts of any Available Funds Shortfall.

          (c) to the Swap Counterparty, to the extent not previously paid, swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement;

          (d) sequentially, to the Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes and Class M10 Notes in that order, Deferred Interest, if any, for such Class, until each such Class has received in full its Deferred Interest; and

(e) to the Ownership Certificate, any amount remaining on such date after application pursuant to clauses (a) through (d) above; or

                    (ii) for each Payment Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, the Paying Agent shall pay, in accordance with the report of the Trust Administrator, in the following order of priority:

          (a) concurrently, in proportion to the aggregate Class Principal Amounts of each Class of Senior Notes, after giving effect to previous principal payments on such Payment Date pursuant to subsections 6.02(e)(i)(1) and 6.02(e)(i)(2), to the Class 1-A, Class 2-A1, Class 2-A2 and Class 2-A3 Notes (with respect to the Class 2-A1, Class 2-A2 and Class 2-A3 Notes, to be paid sequentially, in that order; provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate Class Principal Amount of the Class M Notes, all payments pursuant to this clause will be made concurrently, on a pro rata basis, to the Class 2-A1 Notes, Class 2-A2 Notes and Class 2-A3 Notes), until the aggregate Class Principal Amount of each such Class, after giving effect to payments on such Payment Date, equals the Senior Target Amount;

          (b) to the Class M1 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1 Notes, after giving effect to payments on such Payment Date, equals the M1 Target Amount;

          (c) to the Class M2 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1 and Class M2 Notes, after giving effect to payments on such Payment Date, equals the M2 Target Amount;

          (d) to the Class M3 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2 and Class M3 Notes, after giving effect to payments on such Payment Date, equals the M3 Target Amount;

          (e) to the Class M4 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3 and Class M4 Notes, after giving effect to payments on such Payment Date, equals the M4 Target Amount;

          (f) to the Class M5 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4 and Class M5 Notes, after giving effect to payments on such Payment Date, equals the M5 Target Amount;

          (g) to the Class M6 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes, after giving effect to payments on such Payment Date, equals the M6 Target Amount;

          (h) to the Class M7 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes, after giving effect to payments on such Payment Date, equals the M7 Target Amount;

          (i) to the Class M8 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Notes, after giving effect to payments on such Payment Date, equals the M8 Target Amount;

          (j) to the Class M9 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes, after giving effect to payments on such Payment Date, equals the M9 Target Amount;

          (k) to the Class M10 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes, after giving effect to payments on such Payment Date, equals the M10 Target Amount;

          (l) to the extent of any Available Funds Shortfall, to the payment of such amounts to the Notes, in the order of priority of the Classes of Notes as set forth immediately above, and with respect to the Senior Notes, in proportion to their amount of unpaid Available Funds Shortfalls, until each such Class has received in full all amounts of any Available Funds Shortfall;

          (m) to the Swap Counterparty, to the extent not previously paid, swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement;

          (n) sequentially, to the Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes and Class M10 Notes, in that order, Deferred Interest, if any, for such Class, until each such Class has received in full its Deferred Interest; and

(o) to the Ownership Certificate, any amount remaining on such date after application pursuant to clauses (a) through (n) above.

          In addition, all Prepayment Premiums collected by the Servicer shall be payable to the holder of the Ownership Certificate. On the Redemption Date, the Paying Agent shall distribute to each Class of Notes the related Redemption Price therefor, as set forth in the Indenture.

          Section 6.03. Net Swap Payments and Net Swap Receipts. Any Net Swap Receipts shall be deposited by the Swap Counterparty into the Basis Risk Reserve Account in accordance with the terms of the Swap Agreement. On any Payment Date for which there are funds on deposit in the Basis Risk Reserve Account, the Paying Agent shall withdraw such amounts from the Basis Risk Reserve Account and deposit such amounts in the Collection Account, and from the Collection Account shall apply the Net Swap Receipt as Interest Funds and shall make payments specified in the order and priority described in Section 6.02 above.

          Section 6.04. Control of the Trust Account and Deferred Interest.

          (a) The Depositor, the Issuing Entity and the Indenture Trustee hereby appoint the Trust Administrator as Securities Intermediary with respect to the Trust Account, and the Issuing Entity has, pursuant to the Indenture, granted to the Indenture Trustee, for the benefit of the Noteholders and the Swap Counterparty, a security interest to secure all amounts due Noteholders and the Swap Counterparty hereunder in and to the Trust Account and the Security Entitlements to all Financial Assets credited to the Trust Account, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to the Trust Account and all proceeds thereof.

Amounts held from time to time in the Trust Account will continue to be held by the Securities Intermediary for the benefit of the Indenture Trustee, as collateral agent, for the benefit of the Noteholders and the Swap Counterparty. Upon the termination of the Issuing Entity or the discharge of the Indenture, the Indenture Trustee shall inform the Securities Intermediary and the Swap Counterparty of such termination. By acceptance of their Notes or interests therein, the Noteholders shall be deemed to have appointed the Trust Administrator as Securities Intermediary. The Trust Administrator hereby accepts such appointment as Securities Intermediary.

          (b) With respect to the Trust Account Property credited to the Trust Account, the Securities Intermediary agrees that:

                    (i) with respect to any Trust Account Property that is held in deposit accounts, each such deposit account shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

                    (ii) the sole assets permitted in the Trust Account shall be those as the Securities Intermediary agrees to treat as Financial Assets; and

                    (iii) any such Trust Account Property that is, or is treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining the Trust Account in accordance with the Securities Intermediary’s customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Indenture Trustee with respect thereto over which the Securities Intermediary or such other institution has Control;

          (c) The Securities Intermediary hereby confirms that (A) the Trust Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Indenture Trustee, as collateral agent, as entitled to exercise the rights that comprise any Financial Asset credited to the Trust Account, (B) all Trust Account Property in respect of the Trust Account will be promptly credited by the Securities Intermediary to such account, and (C) all securities or other property underlying any Financial Assets credited to the Trust Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to the Trust Account be registered in the name of the Depositor or the Issuing Entity, payable to the order of the Depositor or the Issuing Entity or specially endorsed to the Depositor or the Issuing Entity, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank;

          (d) The Securities Intermediary hereby agrees that each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to the Trust Account shall be treated as a Financial Asset;

          (e) If at any time the Securities Intermediary shall receive an Entitlement Order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Depositor, the Issuing Entity or any other Person. If at any time the Indenture Trustee or the Trust Administrator notifies the Securities Intermediary in writing that the Issuing Entity has been terminated or the Indenture discharged in accordance herewith and with the Trust Agreement or the Indenture, as applicable, and the security interest granted pursuant to the Indenture has been released, then thereafter if the Securities Intermediary shall receive any order from the Depositor or the Issuing Entity directing transfer or redemption of any Financial Asset relating to the Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Indenture Trustee or any other Person;

          (f) In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Trust Account or any Financial Asset credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Trustee. The Financial Assets credited to the Trust Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Indenture Trustee (except that the Securities Intermediary may set-off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Trust Account and (ii) the face amount of any checks which have been credited to the Trust Account but are subsequently returned unpaid because of uncollected or insufficient funds);

          (g) There are no other agreements entered into between the Securities Intermediary in such capacity and the Depositor or the Issuing Entity with respect to the Trust Account. In the event of any conflict between this Agreement (or any provision of this Agreement) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

          (h) The rights and powers granted under the Indenture and herein to the Indenture Trustee have been granted in order to perfect its security interest in the Trust Account and the Security Entitlements to the Financial Assets credited thereto, and are powers coupled with an interest and will neither be affected by the bankruptcy of the Depositor or the Issuing Entity nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interest of the Indenture Trustee in the Trust Account, and in such Security Entitlements, has been terminated pursuant to the terms of this Agreement and the Indenture Trustee or the Issuing Entity, as applicable, has notified the Securities Intermediary of such termination in writing; and

          (i) Notwithstanding anything else contained herein, the Depositor and the Issuing Entity agree that the Trust Account will be established only with the Securities Intermediary or another institution meeting the requirements of this Section, which by acceptance of its appointment as Securities Intermediary agrees substantially as follows: (1) it will comply with Entitlement Orders related to the Trust Account issued by the Indenture Trustee, as collateral agent, without further consent by the Depositor or the Issuing Entity, without further consent by the Depositor; (2) until termination of the Issuing Entity or discharge of the Indenture, it will not enter into any other agreement related to such accounts pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Indenture Trustee, as collateral agent; and

(3) all assets delivered or credited to it in connection with such account and all investments thereof will be promptly credited to the applicable account.

          (j) Notwithstanding the foregoing, the Issuing Entity shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Trust Administrator and the Trust Administrator to make withdrawals and payments from the Trust Account for the purpose of permitting the Trust Administrator or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

          (k) Each of the Depositor and the Issuing Entity agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any financing statements under the Relevant UCC or this Agreement) as may be necessary to perfect the interests created by this Section in favor of the Issuing Entity and the Indenture Trustee and otherwise fully to effectuate the purposes, terms and conditions of this Section. The Depositor shall:

                    (i) promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Issuing Entity’s and the Indenture Trustee’s security interest in the Trust Account Property; and

                    (ii) make the necessary filings of financing statements or amendments thereto within five days after the occurrence of any of the following: (1) any change in its corporate name or any trade name or its jurisdiction of organization; (2) any change in the location of its chief executive office or principal place of business; and (3) any merger or consolidation or other change in its identity or corporate structure and promptly notify the Issuing Entity and the Indenture Trustee of any such filings.

                    (iii) Neither the Depositor nor the Issuing Entity shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and mediate transferee, including the Indenture Trustee. Before effecting such change, each of the Depositor or the Issuing Entity proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trust Administrator, in the Trust Account Property. In connection with the transactions contemplated by the Operative Agreements relating to the Trust Account Property, each of the Depositor and the Issuing Entity authorizes its immediate or mediate transferee, including the Indenture Trustee, to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 6.04.

          None of the Securities Intermediary or any director, officer, employee or agent of the Securities Intermediary shall be under any liability to the Indenture Trustee or the Noteholders for any action taken; or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Securities Intermediary against any liability to the Indenture Trustee or the Noteholders which would otherwise be imposed by reason of the Securities Intermediary’s willful misconduct, fraud, bad faith or negligence in the performance of its obligations or duties hereunder. The Securities Intermediary and any director, officer, employee or agent of the Securities Intermediary may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Securities Intermediary shall be under no duty to inquire into or investigate the validity, accuracy or content of such document. The Issuing Entity shall indemnify the Securities Intermediary for and hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Securities Intermediary has been guilty of fraud, bad faith, negligence or willful misconduct. The foregoing indemnification shall survive any termination of this Agreement or the resignation or removal of the Securities Intermediary.

          Section 6.05. Advances by the Servicer. Advances shall be made in respect of each Servicer Remittance Date as provided herein. If, on any Determination Date, the Servicer determines that any Scheduled Payments due during the related Due Period have not been received, such Servicer shall advance such amount to the extent provided in Section 4.03(c) and this Section 6.05. The Servicer shall be entitled to be reimbursed from the Collection Account, and from the Custodial Account, for all Advances made by it as provided in Section 4.02(e). Notwithstanding anything to the contrary herein, in the event the Servicer determines in its reasonable judgment that an Advance or Servicing Advance is a Nonrecoverable Advance, the Servicer shall be under no obligation to make such Advance. The Servicer shall not be required to make any Advances with respect to the principal portion of (i) the final payment of any Balloon Loan (in such case, the Servicer shall advance the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan) or (ii) the Monthly Payments that would have been due on the related Due Date with respect to Second Lien Mortgage Loans or any REO Property. The Servicer will not make Advances on any Mortgage Loans due to bankruptcy proceedings, the application of the Civil Relief Act or to cover any Prepayment Interest Shortfalls that exceed Compensating Interest. Servicing Advances, if any, to be made by the Servicer in respect of the Mortgage Loans and REO Properties for the related Payment Date may be made either from its own funds or from amounts held for future payment or both aggregating the total amount of Servicing Advances to be made by the Servicer. Any amounts held for future payment and so used shall be replaced by the Servicer in the Custodial Account on or before any future Servicer Remittance Date if funds in the Custodial Account on such Servicer Remittance Date shall be less than remittances to the Trust Administrator required to be made on such Servicer Remittance Date.

          Section 6.06. [Reserved].

          Section 6.07.Establishment of Basis Risk Reserve Account.

          (a) The Trust Administrator shall establish and maintain an Eligible Account in its name in trust for the benefit of the Noteholders, the Basis Risk Reserve Account.

          (b) The Swap Counterparty shall deposit any Net Swap Receipts into the Basis Risk Reserve Account as provided in the Swap Agreement. Amounts on deposit in the Basis Risk Reserve Account shall remain uninvested.

ARTICLE VII

ADMINISTRATION OF THE AGREEMENTS

          Section 7.01. Duties of the Trust Administrator.

          (a) The Trust Administrator agrees to perform all of the duties of the Issuing Entity under the Depository Agreement. In addition to its duties performed under the Depository Agreement, the Trust Administrator shall take all appropriate action that is the duty of the Issuing Entity to take with respect to the following matters under the Trust Agreement, this Agreement and the Indenture:

                    (i) the duty to cause the Note Register to be kept if the Issuing Entity assumes the duties of Note Registrar, and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.04 of the Indenture);

                    (ii) the duty to cause the Certificate Register to be kept if the Issuing Entity assumes the duties of Certificate Registrar, and to give the Owner Trustee notice of any appointment of a new Certificate Registrar and the location, or change in location, of the Certificate Register (Section 3.03 of the Trust Agreement);

                    (iii) causing the preparation of the Notes for execution by the Owner Trustee upon the registration of any transfer or exchange of the Notes (Sections 2.04 and 2.05 of the Indenture);

                    (iv) causing the preparation of Definitive Notes in accordance with the instructions of any Clearing Agency, the duty to attempt to locate a qualified successor to the Clearing Agency, if necessary, and the preparation of written notice to the Indenture Trustee of termination of the book-entry system through the Clearing Agency (Section 2.12 of the Indenture);

                    (v) the maintenance of an office for registration of transfer or exchange of Notes (Section 3.02 of the Indenture);

                    (vi) the maintenance of an office for registration of transfer or exchange of the Ownership Certificate (Section 3.03 of the Trust Agreement);

                    (vii) the calculation of accrual of original issue discount and the amortization of premium on the Notes (Section 3.03(v) of the Indenture);

                    (viii) upon written notice or actual knowledge thereof, the notification to the Indenture Trustee and each Rating Agency of a Servicer Event of Default under this Agreement (Section 3.07(d) of the Indenture);

                    (ix) upon written notice or actual knowledge thereof, the delivery of notice to the Indenture Trustee and each Rating Agency of each Indenture Event of Default under the Indenture (Section 3.19 of the Indenture);

                    (x) the furnishing of the Indenture Trustee with the names and addresses of Holders of Notes during any period when the Indenture Trustee is not the Note Registrar (Section 7.01 of the Indenture);

                    (xi) [reserved];

                    (xii) the preparation (but not the execution) of the annual Officer’s Certificate regarding the Issuing Entity’s compliance with the terms of the Indenture (Section 3.09 of the Indenture);

                    (xiii) the delivery of notice to the Indenture Trustee and each Rating Agency of each Indenture Event of Default under the Indenture (Section 3.19);

                    (xiv) causing the preparation of an Officer’s Certificate and the obtaining of the Opinion of Counsel (which shall not be at the expense of the Trust Administrator) with respect to any request by the Issuing Entity to the Indenture Trustee to take any action under the Indenture (Sections 4.01 and 11.01 of the Indenture);

                    (xv) the compliance with any directive of the Indenture Trustee with respect to the sale of the Collateral in a commercially reasonable manner if an Indenture Event of Default shall have occurred and be continuing under the Indenture (Section 5.04 of the Indenture);

                    (xvi) causing the preparation of an Issuing Entity Request and Officer’s Certificate (and executing the same on behalf of the Issuing Entity) and the obtaining of an Opinion of Counsel (which shall not be at the expense of the Trust Administrator), if necessary, for the release of the Collateral, as defined in the Indenture (Section 8.03 of the Indenture);

                    (xvii) the mailing to the Noteholders of notices with respect to their consent to any supplemental indentures (Sections 9.01, 9.02, 9.03 and 9.06 of the Indenture); and

                    (xviii) any other duties expressly required to be performed by the Trust Administrator under the Indenture or the Trust Agreement.

          Notwithstanding the foregoing, the Seller shall undertake the duties of the Issuing Entity under the Indenture to cause the preparation of Issuing Entity Orders (and execute the same on behalf of the Issuing Entity), and to obtain Opinions of Counsel with respect to the execution of supplemental indentures and, if necessary, to mail to the Noteholders notices with respect to their consent to such supplemental indentures (Sections 9.01, 9.02, 9.03 and 9.06 of the Indenture).

          (b) The Issuing Entity will indemnify the Owner Trustee and the Trust Administrator, and their respective agents for, and hold them harmless against, any losses, liability or expense incurred without gross negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement, this Agreement or the Swap Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement, the Indenture or this Agreement.

          (c) Subject to the penultimate paragraph of this Section 7.01, and in accordance with the directions of the Owner Trustee, the Trust Administrator shall perform or supervise the performance of such other activities in connection with the Collateral (including the Operative Agreements) as are not covered by any of the foregoing provisions and as are expressly requested in writing by the Owner Trustee and are reasonably within the capability of the Trust Administrator.

          (d) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Trust Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuing Entity and shall be, in the Trust Administrator’s opinion, no less favorable to the Issuing Entity than would be available from unaffiliated parties.

          In carrying out the foregoing duties or any of its other obligations under this Agreement, the Trust Administrator shall be subject to the same standard of care and have the same rights, indemnifications and immunities as the Indenture Trustee under the Indenture, including, without limitation, the right to reimbursement and indemnification on behalf of the Issuing Entity from funds in the Collection Account for all losses, costs and expenses of any kind or nature (including without limitation attorneys’ fees and disbursements) incurred by the Trust Administrator (including without limitation in its various capacities as Paying Agent, Certificate Paying Agent, Certificate Registrar and Note Registrar) in connection with the performance of its duties hereunder or under any other Operative Agreement.

          The Trust Administrator in its capacity as the Certificate Registrar, and upon a request received from the Owner Trustee, shall promptly notify the Certificateholders of (i) any change in the Corporate Trust Office of the Owner Trustee, (ii) any amendment to the Trust Agreement requiring notice be given to the Certificateholders and (iii) any other notice required to be given to the Certificateholders by the Owner Trustee under the Trust Agreement.

          Section 7.02. Duties of the Trust Administrator With Respect to the Indenture, the Trust Agreement and this Agreement.

          (a) The Trust Administrator shall take all appropriate action that is the duty of the Indenture Trustee to take with respect to the following matters under the Indenture, the Trust Agreement and this Agreement:

                    (i) the duties of an authenticating agent for authentication of the Notes (Sections 2.01, 2.02 and 2.11 of the Indenture);

                    (ii) the duties of Note Registrar to be kept (Sections 2.03, 2.04, 2.05 and 2.07 of the Indenture);

                    (iii) to provide notices and instructions to the Clearing Agency (Section 2.10 of the Indenture);

                    (iv) the duties of Paying Agent (Sections 3.03, 4.01, 4.02 and 5.02 of the Indenture); and

                    (v) the duties of agent or attorney-in-fact for the purposes of filing financing and continuation statements for the Issuing Entity (Section 3.05of the Indenture).

          (b) The Issuing Entity will indemnify the Owner Trustee and the Trust Administrator, and their respective agents for, and hold them harmless against, any losses, liability or expense incurred without gross negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement or this Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement, the Indenture or this Agreement.

          Section 7.03. Records. The Trust Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuing Entity and the Depositor at any time during normal business hours.

          Section 7.04. [Reserved.]

          Section 7.05. Additional Information to be Furnished to the Issuing Entity. The Depositor shall furnish to the Issuing Entity from time to time such additional information regarding the Collateral as the Issuing Entity shall reasonably request.

          Section 7.06. Independence of the Trust Administrator. For all purposes of this Agreement, the Trust Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuing Entity or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuing Entity, the Trust Administrator shall have no authority to act for or represent the Issuing Entity or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuing Entity or the Owner Trustee.

          Section 7.07. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Trust Administrator or the Depositor, respectively, and either of the Issuing Entity or the Owner Trustee, as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

          Section 7.08. Other Activities of Trust Administrator and the Depositor. Nothing herein shall prevent the Trust Administrator, the Depositor or their respective Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an Trust Administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuing Entity or the Owner Trustee.

          Section 7.09. Resignation and Removal of Trust Administrator.

          (a) Subject to Section 7.09(d) hereof, the Trust Administrator may resign its duties hereunder by providing the Issuing Entity with at least 60 days’ prior written notice.

          (b) Subject to Section 7.09(d) hereof, the Issuing Entity may remove the Trust Administrator without cause by providing the Trust Administrator with at least 60 days’ prior written notice.

          (c) Subject to Section 7.09(d) hereof, the Issuing Entity may remove the Trust Administrator immediately upon written notice of termination from the Issuing Entity to the Trust Administrator if any of the following events shall occur:

                    (i) the Trust Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuing Entity); or

                    (ii) a court having jurisdiction in the premises shall (x) enter a decree or order for relief, which decree or order shall not have been vacated within 60 days, in respect of the Trust Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or (y) appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Trust Administrator or any substantial part of its property, or (z) order the winding-up or liquidation of the Trust Administrator’s affairs; or

                    (iii) the Trust Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Trust Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

          The Trust Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section 7.09(c) shall occur, it shall give written notice thereof to the Issuing Entity and the Indenture Trustee within seven days after the occurrence of such event.

          (d) No resignation or removal of the Trust Administrator pursuant to this Section shall be effective until (i) a successor Trust Administrator shall have been appointed by the Issuing Entity in accordance with the Trust Agreement and (ii) such successor Trust Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Trust Administrator is bound hereunder. If a successor Trust Administrator does not take office within 60 days after the retiring Trust Administrator resigns or is removed, the resigning or removed Trust Administrator or the Issuing Entity may petition any court of competent jurisdiction for the appointment of a successor Trust Administrator.

          (e) The appointment of any successor Trust Administrator shall be effective only after receipt of a letter from each Rating Agency to the effect that such proposed appointment will not cause a reduction or withdrawal of the then current ratings of the Notes.

          (f) Subject to Sections 7.09(d) and 7.09(e) above, the Trust Administrator acknowledges that upon the appointment of a successor Indenture Trustee, the Trust Administrator shall immediately resign and such successor Indenture Trustee shall automatically become the Trust Administrator under this Agreement. Any such successor Indenture Trustee shall be required to agree to assume the duties of the Trust Administrator under the terms and conditions of this Agreement and the other Operative Agreements in its acceptance of appointment as successor Indenture Trustee.

          Section 7.10. Action upon Termination, Resignation or Removal of the Trust Administrator. Promptly upon the effective date of termination of this Agreement or the resignation or removal of the Trust Administrator pursuant to Section 7.09 hereof, the Trust Administrator shall be entitled to be paid all reimbursable expenses, including any reasonable out-of-pocket attorneys’ fees, accruing to it to the date of such termination, resignation or removal. The Trust Administrator shall forthwith upon such termination pursuant to Section 7.09 deliver to the successor Trust Administrator all property and documents of or relating to the Collateral then in the custody of the Trust Administrator, or if this Agreement has been terminated, to the Depositor. In the event of the resignation or removal of the Trust Administrator pursuant to Section 7.09, the Trust Administrator shall cooperate with the Issuing Entity and take all reasonable steps requested to assist the Issuing Entity in making an orderly transfer of the duties of the Trust Administrator.

ARTICLE VIII

COMMISSION REPORTING

          Section 8.01. Form 10-D.

          (a) Within 15 days after each Payment Date (subject to permitted extensions under the Exchange Act), the Trust Administrator shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Trust Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit M to the Depositor and the Trust Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

          (b) As set forth on Exhibit M hereto, within 5 calendar days after the related Payment Date, (i) the parties to this transaction shall be required to provide to the Trust Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit P hereto (an “Additional Disclosure Notification”) and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

          (c) After preparing the Form 10-D, the Trust Administrator shall, upon request, forward electronically a copy of the Form 10-D to the Depositor (provided that such Form 10-D includes any Additional Form 10-D Disclosure). Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Payment Date, the Depositor shall notify the Trust Administrator in writing of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-D, the Trust Administrator shall be entitled to assume that such Form 10-D is in final form and the Trust Administrator may proceed with the execution and filing of the Form 10-D. A duly authorized officer of the Depositor shall sign each Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trust Administrator will follow the procedures set forth in Section 8.04(b). Promptly (but no later than one Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-D filed by the Trust Administrator. Each party to this Agreement acknowledges that the performance by the Trust Administrator of its duties under this Section 8.01 related to the timely preparation, execution and filing of Form 10-D is contingent, in part, upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 8.01. The Trust Administrator shall not have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

          (d) Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Trust Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Trust Administrator in writing, no later than the fifth calendar day after the related Payment Date with respect to the filing of a report on Form 10-D if the answer to the questions should be “no.” The Trust Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

          Section 8.02. Form 10-K.

          (a) On or prior to the 90th day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Trust Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trust Administrator within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for the Servicer and the Trust Administrator, (ii)(A) the annual reports on assessment of compliance with servicing criteria for the Servicer, the Trust Administrator and any Servicing Function Participant engaged by such parties (each, a “Reporting Servicer”), and (B) if each Reporting Servicer’s report on assessment of compliance with servicing criteria identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if each Reporting Servicer’s report on assessment of compliance with servicing criteria is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, and (B) if any registered public accounting firm attestation report identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 8.08; provided however, that the Trust Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement, assessment of compliance or attestation report that is not required to be filed with such Form 10-K pursuant to Regulation AB. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit N to the Depositor and the Trust Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

          (b) As set forth on Exhibit N hereto, no later than March 15 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008, (i) the parties to this transaction shall be required to provide to the Trust Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

          (c) After preparing the Form 10-K, the Trust Administrator shall, upon request, forward electronically a copy of the Form 10-K to the Depositor. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Trust

Administrator in writing of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-K, the Trust Administrator shall be entitled to assume that such Form 10-K is in final form and the Trust Administrator may proceed with the execution and filing of the Form 10-K. A senior officer of the Depositor shall sign each Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 8.04(b). Promptly (but no later than one Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-K filed by the Trust Administrator. The parties to this Agreement acknowledge that the performance by the Trust Administrator of its duties under this Section 8.02 related to the timely preparation, execution and filing of Form 10-K is contingent, in part, upon such parties (and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 8.02, Section 4.04(c) and (d), Section 8.05, Section 8.06 and Section 8.07. The Trust Administrator shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

          (d) Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Trust Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Trust Administrator in writing, no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no.” The Trust Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

          Section 8.03. Form 8-K.

          (a) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Trust Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Notes. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit O to the Depositor and the Trust Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

          (b) As set forth on Exhibit O hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business (New York City time)

on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties to this transaction shall be required to provide to the Trust Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

          (c) After preparing the Form 8-K, the Trust Administrator shall, upon request, forward electronically a copy of the Form 8-K to the Depositor. No later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Trust Administrator in writing of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 8-K, the Trust Administrator shall be entitled to assume that such Form 8-K is in final form and the Trust Administrator may proceed with the execution and filing of the Form 8-K. A duly authorized officer of the Depositor shall sign each Form 8-K prepared by the Trust Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 8.04(b). Promptly (but no later than one Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 8-K filed by the Trust Administrator. The parties to this Agreement acknowledge that the performance by the Trust Administrator of its duties under this Section 8.03 related to the timely preparation, execution and filing of Form 8-K is contingent, in part, upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 8.03. The Trust Administrator shall not have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

          (d) Within five Business Days prior to each Payment Date of each year that the Trust is subject to the Exchange Act reporting requirements, the Depositor shall calculate and make available to the Trust Administrator the Significance Percentage. If the Significance Percentage meets either of the threshold levels detailed in Item 1115(b)(1) or 1115(b)(2) of Regulation AB, the Trust Administrator shall deliver written notification to the Depositor and the Swap Counterparty to that effect, which notification shall include a request that the Swap Counterparty provide Regulation AB information to the Depositor in accordance with the terms of the Swap Agreement. The Depositor shall be obligated to obtain from the Swap Counterparty any information required under Regulation AB to the extent required under the Swap Agreement and to provide to the Trust Administrator any information that may be required to be included in any Form 10-D, Form 8-K or Form 10-K relating to the Swap Agreement or written notification instructing the Trust Administrator that such Additional Disclosure regarding the Swap Counterparty is not necessary for such Payment Date. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Disclosure information pursuant to this section.

          Section 8.04. DeListing, Amendments and Late Filing.

          (a) On or before January 30 of the first year in which the Trust Administrator is able to do so under applicable law, the Trust Administrator shall prepare, execute and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

          (b) In the event that the Trust Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trust Administrator will promptly notify the Depositor. In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trust Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended in connection with any Additional Form 10-D Disclosure (other than for the purpose of restating any monthly report prepared pursuant to Section 5.09), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Trust Administrator will electronically notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized officer of the Depositor. The parties to this Agreement acknowledge that the performance by the Trust Administrator of its duties under this Section 8.04 related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent, in part, upon each such party performing its duties under this Section. The Trust Administrator shall not have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

          Section 8.05. Annual Statement of Compliance.

          (a) The Trust Administrator shall deliver (or otherwise make available) (and the Trust Administrator shall cause any Servicing Function Participant engaged by it to deliver) to the Depositor and the Trust Administrator on or before March 1 (with a ten-calendar day cure period) of each year, commencing in March 2008, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

          (b) In the event the Trust Administrator or any Servicing Function Participant engaged by it is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide an Officer’s Certificate pursuant to this Section 8.05 for such partial year, notwithstanding such termination or resignation.

          Section 8.06. Annual Assessment.

          (a) By March 1 (with a ten-calendar day cure period) of each year, commencing in March 2008, the Trust Administrator, at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Trust Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 8.08, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

          (b) No later than March 15 of each fiscal year for the Trust for which a 10-K is required to be filed, the Trust Administrator and the Servicer shall forward to the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Trust Administrator or Servicer (or any Servicing Function Participant engaged by them) submits its assessments to the Depositor, such parties will also at such time include the assessment and attestation of each Servicing Function Participant engaged by it.

          (c) Promptly after receipt of each report on assessment of compliance provided pursuant to this Agreement and the Custodial Agreement, (i) the Depositor shall review each such report and, if applicable, consult with the Trust Administrator, the Servicer, the Custodian and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Trust Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit L or Exhibit L-1, as applicable, and notify the Depositor of any exceptions.

          (d) In the event the Trust Administrator or any Servicing Function Participant engaged by such parties is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a report on assessment of compliance pursuant to this Section 8.06 for such partial year, or to such other applicable agreement, notwithstanding any such termination, assignment or resignation.

          Section 8.07. Attestation.

          (a) By March 1 (with a ten-calendar day cure period) of each year, commencing in March 2008, the Trust Administrator, at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Servicer, the Trust Administrator, or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish an attestation report to the Trust Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

          (b) Promptly after receipt of each such assessment of compliance and attestation report, the Trust Administrator shall confirm that each assessment submitted pursuant to Section 4.04(e) and this Section 8.07 is coupled with an attestation meeting the requirements of this Agreement and notify the Depositor of any exceptions.

          (c) In the event the Trust Administrator or any Servicing Function Participant engaged by parties is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, or sub-servicing agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 8.07 for such partial year notwithstanding any such termination, assignment or resignation.

          Section 8.08. Sarbanes-Oxley Certification.

          (a) Each Form 10-K shall include a Sarbanes-Oxley Certification, required to be included therewith pursuant to the Sarbanes-Oxley Act. The Trust Administrator shall provide, and shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15 of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit Q, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and

Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The senior officer of the Depositor shall serve as the Certifying Person on behalf of the Trust. In the event any such party or any Servicing Function Participant engaged by such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 8.08 notwithstanding any such termination or resignation.

          Section 8.09. Notices.

          Any notice required to be delivered by the Trust Administrator to the Depositor pursuant to the Regulation AB Provisions, the Trust Administrator may deliver such notice, notwithstanding any provision of this Agreement to the contrary, via facsimile to (410) 772-7299 or telephonically by calling (410) 772-7288.

          Section 8.10. Additional Information.

          Each of the parties hereto agrees to provide to the Trust Administrator such additional information related to such party as the Trust Administrator may reasonably request, including evidence of the authorization of the person signing any certificate or statement, financial information and reports, and such other information related to such party or its performance hereunder. For purposes of reporting and disclosure pursuant to Item 1119 of Regulation AB, a listing of each party to this transaction is attached as Exhibit R. In the event that there is a change in the identity of any transaction party, the Depositor shall distribute to the parties hereto and the Owner Trustee a revised Exhibit R reflecting the current transaction parties.

          Section 8.11. Intention of the Parties and Interpretation.

          Each of the parties hereto acknowledges and agrees that the purpose of the Reg AB Provisions of this Agreement is to facilitate compliance by the Depositor and the Trust Administrator with the provisions of Regulation AB promulgated by the SEC under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the SEC from time to time. Therefore, each of the parties hereto agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties hereto shall comply with requests made by the Depositor and the Trust Administrator for delivery of additional or different information as the Depositor and the Trust Administrator may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

          Section 8.12. Indemnification.

          Each of the Depositor, Trust Administrator, Servicer, and any Servicing Function Participant engaged by such party, respectively, shall indemnify and hold harmless the Trust

Administrator, the Indenture Trustee and the Depositor, respectively, and each of its directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such party of any if its obligations under hereunder, including particularly its obligations to provide any assessment of compliance, attestation report, compliance statement or any information, data or materials required to be included in any Exchange Act report, (b) any material misstatement or omission in any information, data or materials provided by such party (or, in the case of the Trust Administrator, any material misstatement or material omission in (i) any Compliance Statement, Assessment of Compliance or Attestation Report delivered by it, or by any Servicing Function Participant engaged by it, pursuant to this Agreement, or (ii) any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure concerning the Trust Administrator, or (c) the negligence, bad faith or willful misconduct of such indemnifying party in connection with its performance hereunder. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Trust Administrator or the Depositor, as the case may be, then each such party agrees that it shall contribute to the amount paid or payable by the Trust Administrator or the Depositor, as applicable, as a result of any claims, losses, damages or liabilities incurred by such party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the indemnifying party on the other. This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

ARTICLE IX

TERMINATION

          Section 9.01. Termination. The respective obligations and responsibilities of the Trust Administrator, the Depositor, the Issuing Entity, the Servicer and the Indenture Trustee created hereby (other than obligations expressly stated to survive the termination of the Trust) shall terminate on the day after the day on which the Notes are paid in full (including payment pursuant to Section 9.02 below) (the “Termination Date”).

          Section 9.02. Termination Prior to Maturity Date; and Optional Redemption. On any Payment Date on which the Aggregate Collateral Balance at the beginning of the Due Period related to that Payment Date is less than 20% of the sum of the Aggregate Collateral Balance as of the Closing Date, the Servicer, acting directly or through one or more Affiliates, shall have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the Redemption Price. The Servicer, the Trust Administrator, the Owner Trustee and the Indenture Trustee shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to this Agreement, the Indenture or the Trust Agreement, as applicable. If such option is exercised, the Trust will be terminated resulting in a mandatory redemption of the Notes. The Servicer shall deliver written notice of its intention to exercise such option to the Issuing Entity, the Swap Counterparty, the Trust Administrator and the Indenture Trustee not less than 15 days prior to the applicable Payment Date. If the Servicer fails to exercise such option prior to the Stepup Date, the Interest Rate for each Class of Notes will be increased as set forth in the table in the Preliminary Statement herein beginning on the Stepup Date and for each Payment Date thereafter.

          In connection with such purchase, the Servicer shall remit to the Trust Administrator all amounts then on deposit in the Custodial Account in respect of the related Total Remittance Amount for deposit to the Collection Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

          Promptly following any such purchase pursuant to the first paragraph of this Section 9.02, the Indenture Trustee or the applicable Custodian shall release the Mortgage Files to the purchaser of such Mortgage Loans pursuant to this Section 9.02, or otherwise upon its order.

          Section 9.03. Certain Notices upon Final Payment. The Trust Administrator shall give the Issuing Entity, the Indenture Trustee, the Owner Trustee, each Rating Agency, each Noteholder and the Depositor at least ten days’ prior written notice of the date on which the Trust is expected to terminate in accordance with Section 9.01. The Trust Administrator shall mail to the Noteholders a notice specifying the procedures with respect to such final payment, which notice may be combined with the notice required by the preceding sentence. The Trust Administrator on behalf of the Indenture Trustee shall give a copy of such notice to each Rating Agency at the time such notice is given to Noteholders. Following the final payment thereon, such Notes shall become void, no longer outstanding and no longer evidence any right or interest in the Mortgage Loans, the Mortgage Files or any proceeds of the foregoing.

          Section 9.04. Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, and their respective successors and permitted assigns. No other Person will have any right or obligation hereunder. Notwithstanding anything to the contrary herein, the Swap Counterparty is an express third party beneficiary of this Agreement.

ARTICLE X

MISCELLANEOUS PROVISIONS

          Section 10.01. Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          Section 10.02. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

          Section 10.03. Amendment.

          (a) This Agreement may be amended from time to time by the parties hereto and the Holder of the Ownership Certificate and with the prior written consent of the Swap Counterparty (but only to the extent the Swap Agreement is still in effect and such amendment materially adversely affects the rights of the Swap Counterparty under the Swap Agreement), without notice to or the consent of any of the Holders of the Notes, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Notes, the Trust or this Agreement in any Offering Document, (iii) to correct or supplement any provision herein which may be inconsistent with any other provisions herein or in any other Operative Agreement, or to make any other provisions with respect to matters or questions arising under this Agreement, provided that such amendment does not adversely affect any Holder in any material respect, or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code or ERISA and applicable regulations. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel (which shall be an expense of the party requesting such amendment and shall not be an expense of the Trust), adversely affect the status of the Notes as debt for federal income tax purposes or result in an entity level tax on the Trust. In addition, no such amendment shall modify Section 6.02 or the definitions of “Interest Funds,” “Principal Funds” or “Monthly Excess Cashflow” without the prior written consent of the Swap Counterparty so long as all outstanding payments by the Swap Counterparty under the Swap Agreement have been paid. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Indenture Trustee may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph; provided that any such Opinion of Counsel in respect of an amendment pursuant to clause (iii) above need not address whether such amendment adversely affects any Holder, provided that the Person requesting the amendment obtains written confirmation from each Rating Agency stating that such amendment will not result in the downgrading or withdrawal of the then current rating assigned to the Notes.

          (b) This Agreement may also be amended from time to time by the parties hereto and with the prior written consent of the Swap Counterparty (but only to the extent such amendment materially adversely affects the rights of the Swap Counterparty under the Swap Agreement and for so long as the Swap Agreement is in effect), with the consent of the Noteholders representing 66 2/3% Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be paid on any Class of Notes or under the Swap Agreement, without the consent of the Noteholders of such Class or the Swap Counterparty, respectively, or (ii) reduce the aforesaid percentages of Class Principal Amount of Notes, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount of the Notes. For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of Book-Entry Notes, the related Note Owners; provided further, however, that no such amendment may be made with respect to Section 6.02(b) or (c) or the definition of “Interest Funds” without the prior written consent of the Swap Counterparty but only for so long as the Swap Agreement is in effect.

          (c) Promptly after the execution of any such amendment, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to each Rating Agency.

          (d) It shall not be necessary for the consent of Holders under this Section 10.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

          (e) Nothing in this Agreement shall require the Indenture Trustee to enter into an amendment without first having received an Opinion of Counsel, satisfactory to the Indenture Trustee, that such amendment is authorized or permitted by this Agreement. The Indenture Trustee may, but shall not be obligated to, enter into any amendment pursuant to this Section 10.03 that affects its rights, duties or immunities under this Agreement.

          (f) Notwithstanding the foregoing, the Trust Administrator shall not consent to any amendment or supplement to this Agreement without the prior written consent of the Swap Counterparty; provided that such consent may be deemed to the extent that the Swap Counterparty does not provide notice to the Trust Administrator within the time period specified in the Swap Agreement. The Trust Administrator shall furnish to the Swap Counterparty a copy of each proposed and each executed amendment or supplement and copies of any related Rating Agency confirmation.

          Section 10.04. Acts of Noteholders. Except as otherwise specifically provided herein, whenever Noteholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Noteholders if the Majority Noteholders agree to take such action or give such consent or approval.

          Section 10.05. Recordation of Agreement. To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor on direction and at the expense of Holders of not less than 66-2/3% of the Note Principal Balance of the Notes and of the Holder of the Ownership Certificate requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders, or is necessary for the administration or servicing of the Mortgage Loans.

          Section 10.06. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

          Section 10.07. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight courier, addressed as follows or delivered by facsimile (or such other address as may hereafter be furnished to the other party by like notice):

(i)	if to the Seller:

Fieldstone Investment Corporation
11000 Broken Land Parkway, Suite 600
Columbia, Maryland 21044
Attention: Senior Vice President—Investment Portfolio
Telephone: (410) 772-7288
Facsimile: (410) 772-7299

with a copy to:

Fieldstone Mortgage Investment Corporation
11000 Broken Land Parkway, Suite 600
Columbia, Maryland 21044
Attention: Legal Department

(ii)	if to the Servicer:

Litton Loan Servicing LP
4828 Loop Central Drive
Houston, Texas 77081
Attention: Janice McClure
Facsimile: (713) 960-0539

(iii)	if to the Trust Administrator and the Indenture Trustee:

Wells Fargo Bank, N.A.
P.O. Box 98
Columbia, Maryland 21046
Attention: Client Service Manager - Fieldstone 2007-1

(or in the case of overnight deliveries,
9062 Old Annapolis Road
Columbia, Maryland 21045)
Telephone: (410) 884-2000
Facsimile: (410) 715-2380

(iv)	if to the Depositor:

Fieldstone Mortgage Investment Corporation
11000 Broken Land Parkway, Suite 600
Columbia, Maryland 21045
Attention: President
Telephone: (410) 772-7288
Facsimile: (410) 772-7299

(v)	if to the Issuing Entity:

Fieldstone Mortgage Investment Trust, Series 2007-1
c/o U.S. Bank Trust National Association
300 Delaware Avenue, 9th Floor
Wilmington, Delaware 19801
Attention: Corporate Trust Services

(vi)	if to the Swap Counterparty:

JPMorgan Chase Bank, National Association
270 Park Avenue
New York, New York 10017

          All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 10.07.

          Section 10.08. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

          Section 10.09. Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

          Section 10.10. Headings Not To Affect Interpretation. The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

          Section 10.11. Benefits of Agreement. Nothing in this Agreement or in the Notes, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Notes, any benefit or any legal or equitable right, power, remedy or claim under this Agreement. Notwithstanding the foregoing, the Owner Trustee and the Swap Counterparty shall each be an express third-party beneficiary of this Agreement.

          Section 10.12. Special Notices to the Rating Agencies.

          (a) The Seller shall give prompt notice to each Rating Agency and the Swap Counterparty of the occurrence of any of the following events of which it has notice:

(i)	any amendment to this Agreement pursuant to Section 10.03; and

(ii)	the making of a final payment hereunder.

          (b) All notices to the Rating Agencies provided for by this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

if to Moody’s:

Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10004
Fax no.: (212) 553-4392

if to S&P:

Standard & Poor’s Ratings Services, a division
of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041
Fax no.: (212) 438-2661

          (c) The Trust Administrator shall make available to the Rating Agencies each report prepared pursuant to Section 5.09.

          Section 10.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

          Section 10.14. Execution by the Issuing Entity. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank Trust National Association, not individually or personally but solely as Owner Trustee of the Issuing Entity, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose of binding only the Issuing Entity, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Agreement or any other document.

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

FIELDSTONE MORTGAGE INVESTMENT TRUST,
SERIES 2007-1, as Issuing Entity

By:	U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity but solely as Owner
Trustee

By:	/s/ Charles F. Pedersen

Name:	Charles F. Pedersen
Title:	Vice President

FIELDSTONE MORTGAGE INVESTMENT
CORPORATION,
as Depositor

By:	/s/ John C. Kendall

Name:	John C. Kendall
Title:	President

WELLS FARGO BANK, N.A.,
as Trust Administrator and Indenture Trustee

By:	/s/ Carla S. Walker

Name:	Carla S.Walker
Title:	Vice President

(Signature Page One to Transfer and Servicing Agreement Fieldstone 2007-1)

LITTON LOAN SERVICING LP
as Servicer

By:	/s/ Janice McClure

Name:	Janice McClure
Title:	Senior Vice President

FIELDSTONE INVESTMENT CORPORATION, as
Seller

By:	/s/ John C. Kendall

Name:	John C. Kendall
Title:	Executive Vice President

(Signature Page Two to Transfer and Servicing Agreement Fieldstone 2007-1)

STATE OF MINNESOTA	)
: ss.:
COUNTY OF RAMSEY	)

          On this 12th day of April, 2007, before me, personally appeared Charles F. Pedersen, known to me to be a Vice President of U.S. Bank Trust National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Tiffany M. Jeanson

Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND	)
: ss.:
COUNTY OF HOWARD	)

          On the 11th day of April, 2007, before me, personally appeared John Kendall, known to me to be a President of Fieldstone Mortgage Investment Corporation, a corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Janet Rudolph

Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND	)
: ss.:
COUNTY OF Howard	)

          On the 12th day of April, 2007, before me, a Notary Public in and for said State, personally appeared Carla S. Walker, known to me to be a Vice President of Wells Fargo Bank, National Association, one of the national banking associations that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Graham M. Oglesby

Notary Public

[NOTARIAL SEAL]

STATE OF TEXAS	)
: ss.:
COUNTY OF HARRIS	)

          On the 12th day of April, 2007, before me, a Notary Public in and for said State, personally appeared Janice McClure known to me to be a Senior Vice President of Litton Loan Servicing LP, a limited partnership that executed the within instrument and also known to me to be the person who executed it on behalf of said limited partnership, and acknowledged to me that such limited partnership executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Tammy Kaye Jones

Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND	)
: ss.:
COUNTY OF HOWARD	)

          On the 12th day of April, 2007, before me, a Notary Public in and for said State, personally appeared John Kendall known to me to be an Executive Vice President of Fieldstone Investment Corporation, a corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Janet Rudolph

Notary Public

[NOTARIAL SEAL]

EXHIBIT A-1

FORM OF INITIAL CERTIFICATION

Date

Wells Fargo Bank, N.A.
9002 Old Annapolis Road
Columbia, MD 21045
Attention: Client Manager - Fieldstone 2007-1

Fieldstone Mortgage Investment Corporation
11000 Broken Land Parkway, Suite 600
Columbia, Maryland 21044
Attention:

Re:

Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) dated as of April 1, 2007 by and among Fieldstone Mortgage Investment Corporation, as Depositor, Wells Fargo Bank, N.A., as Trust Administrator and Indenture Trustee, Fieldstone Mortgage Investment Trust, Series 2007-1, as Issuing Entity, Litton Loan Servicing LP, as Servicer, and Fieldstone Investment Corporation, as Seller

Ladies and Gentlemen:

          In accordance with Section 2.02(a) of the Transfer and Servicing Agreement, subject to review of the contents thereof, the undersigned, as Custodian, hereby certifies that it has received the documents listed in Section 2.0 1(b) of the Transfer and Servicing Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Transfer and Servicing Agreement, subject to any exceptions noted on Schedule I hereto.

Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement. This certificate is subject in all respects to the terms of Section 2.02 of the Transfer and Servicing Agreement and the sections cross-referenced therein.

[Custodian]
By:

Name:
Title:

A-1

EXHIBIT A-2

FORM OF INTERIM CERTIFICATION

Date

Wells Fargo Bank, N.A.
9002 Old Annapolis Road
Columbia, MD 21045
Attention: Client Manager - Fieldstone 2007-1

Fieldstone Mortgage Investment Corporation
11000 Broken Land Parkway, Suite 600
Columbia, Maryland 21044
Attention:

Re:

Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) dated as of April 1, 2007 by and among Fieldstone Mortgage Investment Corporation, as Depositor, Wells Fargo Bank, N.A., as Trust Administrator and Indenture Trustee, Fieldstone Mortgage Investment Trust, Series 2007-1, as Issuing Entity, Litton Loan Servicing LP, as Servicer, and Fieldstone Investment Corporation, as Seller

Ladies and Gentlemen:

          In accordance with Section 2.02(b) of the Transfer and Servicing Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Transfer and Servicing Agreement.

          The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents identified above and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement. This certificate is qualified in all respects by the terms of said Transfer and Servicing Agreement including, but not limited to, Section 2.02(b).

[Custodian]
By:

Name:
Title:

A-2-1

EXHIBIT A-3

FORM OF FINAL CERTIFICATION

Date

Wells Fargo Bank, N.A.
9002 Old Annapolis Road
Columbia, MD 21045
Attention: Client Manager - Fieldstone 2007-1

Fieldstone Mortgage Investment Corporation
11000 Broken Land Parkway, Suite 600
Columbia, Maryland 21044
Attention:

Re:

Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) dated as of April 1, 2007 by and among Fieldstone Mortgage Investment Corporation, as Depositor, Wells Fargo Bank, N.A., as Trust Administrator and Indenture Trustee, Fieldstone Mortgage Investment Trust, Series 2007-1, as Issuing Entity, Litton Loan Servicing LP, as Servicer, and Fieldstone Investment Corporation, as Seller

Ladies and Gentlemen:

          In accordance with Section 2.02(d) of the Transfer and Servicing Agreement, the undersigned, as Custodian on behalf of the Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Transfer and Servicing Agreement.

          The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement. This certificate is qualified in all respects by the terms of said Transfer and Servicing Agreement.

[Custodian]
By:

Name:
Title:

A-3-1

EXHIBIT A-4

FORM OF ENDORSEMENT

          Pay to the order of Wells Fargo Bank, N.A., as indenture trustee (the “Indenture Trustee”) under the Transfer and Servicing Agreement dated as of April 1, 2007 by and among Fieldstone Mortgage Investment Corporation, as Depositor, the Indenture Trustee, Wells Fargo Bank, N.A., as Trust Administrator and Indenture Trustee, Fieldstone Mortgage Investment Trust, Series 2007-1, as Issuing Entity, Litton Loan Servicing LP, as Servicer, and Fieldstone Investment Corporation, as Seller, relating to Fieldstone Mortgage Investment Trust, Series 2007-1 Mortgage-Backed Notes, without recourse.

[current signatory on note]

By:

Name:
Title:

A-4-1

EXHIBIT B-1

FORM OF SWAP AGREEMENT

B-1-1

EXHIBIT B-2

[RESERVED]

B-2-1

EXHIBIT C

FORM OF LOST NOTE AFFIDAVIT

I, _____________________________, being duly sworn, do hereby state under oath that:

1.	I, as __________________ of___________________________ (the “Company”), am authorized to make this Affidavit on behalf of the Company.

2.	The Company received the following described mortgage note (the “Note”):

Loan No.:

Borrower(s):

Original Principal Amount:

from the Borrower(s) to secure a Deed of Trust/Mortgage (the “Deed of Trust/Mortgage”) dated ______________ from the Borrower(s) to the Company.

3.	The Company represents and warrants that it has not canceled, altered, assigned, or hypothecated the Note.

4.	The original Note, a true and correct copy of which is attached hereto, was not located after a thorough and diligent search, and based thereon, the Company declares the Note lost.

5.	This Affidavit is intended to be relied on by the Indenture Trustee and its successors and assigns.

6.

The Company has assigned all of its right, title and interest in the Note and the Deed of Trust/Mortgage to the Indenture Trustee and agrees immediately and without further consideration to surrender the original Note to the Indenture Trustee or its successor and assigns if such original Note ever comes into the Company’s possession, custody, or power.

7.

The Company further agrees to indemnify and hold harmless the Indenture Trustee and its successors and assigns from any and all loss, liability, costs, damages, reasonable attorneys’ fees and expenses without limitation in connection with or arising out of the representations, warranties, and agreements made in this Affidavit and any claim of any nature made by any entity with respect to the Note.

8.

The Company agrees and acknowledges that this Affidavit may be presented as evidence of the Note, whether in any proceeding or action with respect thereto or otherwise, and hereby authorizes such use of this Affidavit.

9.

The representations, warranties, and agreements herein shall bind the undersigned and its successors and assigns, and shall inure to the benefit of the Indenture Trustee and its successors and assigns.

C-1

EXECUTED THIS ______ day of ____________, 2006 on behalf of_______________

By:
Its:

STATE OF _____________________	)
) ss:
COUNTY OF ___________________	)

          On the _____ day of ______________, 2006, before me, _____________________, a notary public in and for said State, personally appeared ___________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

          WITNESS my hand and official seal.

Notary Public

My Commission Expires:

C-2

EXHIBIT D

CUSTODIAL AGREEMENT

D-1

EXHIBIT E

CUSTODIAL ACCOUNT LETTER AGREEMENT

_________________________

To:

(the “Depository”)

          As Servicer under the Transfer and Servicing Agreement dated as of April 1, 2007 by and among Fieldstone Mortgage Investment Corporation, as Depositor, you, as Indenture Trustee, and as Trust Administrator, Fieldstone Mortgage Investment Trust, Series 2007-1, as Issuing Entity, Litton Loan Servicing LP, as Servicer, and Fieldstone Investment Corporation, as Seller (the “Transfer and Servicing Agreement”), we hereby authorize and request you to establish an account as a Custodial Account pursuant to Section 3.03 of the Transfer and Servicing Agreement, designated as “Wells Fargo Bank, N.A., as Indenture Trustee for the Fieldstone Mortgage Investment Trust, Series 2007-1.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

Litton Loan Servicing LP, as Servicer

By:

Name:
Title:
Date:

          The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number _______________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

Depository

By:

Name:
Title:
Date:

E-1

EXHIBIT F

ESCROW ACCOUNT LETTER AGREEMENT

________________ ___, _____

To:

(the “Depository”)

          As Servicer under the Transfer and Servicing Agreement dated as of April 1, 2007 by and among Fieldstone Mortgage Investment Corporation, as Depositor, you, as Indenture Trustee, Wells Fargo Bank, N.A., as Trust Administrator, Fieldstone Mortgage Investment Trust, Series 2007-1, as Issuing Entity, Litton Loan Servicing LP, as Servicer, and Fieldstone Investment Corporation, as Seller (the “Transfer and Servicing Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.05 of the Transfer and Servicing Agreement, to be designated as “Wells Fargo Bank, N.A., as Indenture Trustee for the Fieldstone Mortgage Investment Trust, Series 2007-1 and for various mortgagors.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

Litton Loan Servicing LP, as Servicer

By:

Name:
Title:
Date:

F-1

          The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

Depository

By:

Name:

Title:

Date:

F-2

EXHIBIT G-1

FORM OF MONTHLY REMITTANCE ADVICE

Column Name	Description	Decimal	Format Comment	Max Size

SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20

LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10

SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10

BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30

SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11

NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6

NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6

SERV_FEE_RATE	The servicer’s fee rate for a loan as reported by the Servicer.	4	Max length of 6	6

SERV_FEE_AMT	The servicer’s fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11

NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11

NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6

ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6

ACTL_BEG_PRIN_BAL	The borrower’s actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11

ACTL_END_PRIN_BAL	The borrower’s actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11

BORR_NEXT_PAY_DUE _DATE	The date at the end of processing cycle that the borrower’s next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10

SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11

G-1-1

Column Name	Description	Decimal	Format Comment	Max Size

SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10

CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11

SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10

CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11

SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10

CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

PIF_AMT	The loan “paid in full” amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11

PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10

ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, 60=PIF, 63=Substitution, 65=Repurchase, 70=REO	2

INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11

SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11

LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11

SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11

SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11

SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle — only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11

G-1-2

Column Name	Description	Decimal	Format Comment	Max Size

SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer — only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11

ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle — only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11

ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer — only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11

PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11

PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10

MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30

DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

G-1-3

EXHIBIT H

FORM OF POWER OF ATTORNEY

LIMITED POWER OF ATTORNEY

          WELLS FARGO BANK, N.A., a national banking association, (the “Company”) hereby irrevocably constitutes and appoints LITTON LOAN SERVICING LP (THE “SERVICER”), and any of its respective officers or agents thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Servicer’s discretion, for the purpose of servicing mortgage loans, related to that certain Transfer and Servicing Agreement reflected on Exhibit A, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of servicing mortgage loans, and, without limiting the generality of the foregoing, the Company hereby gives the Servicer the power and right, on behalf of the Company, without assent by the Company, to do the following, to the extent consistent with the terms and conditions of the Transfer and Servicing Agreement attached hereto as Exhibit A:

          (A) to direct any party liable for any payment under any loans to make payment of any and all moneys due or to become due thereunder directly to the Servicer, as applicable, or as the Servicer shall direct and in the name of the Company or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due under any loans (including those related to mortgage insurance); (B) to execute substitutions of trustee, assignment, reconveyance documents, foreclosure documents, modifications, subordinations, grant deeds and other instruments conveying real property, and such other documents as the Servicer deems necessary to carry out its obligations to service the mortgage loans; (C) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims, and other amounts due or to become due at any time in respect of or arising out of any loans; (D) to commence and prosecute any suits, actions, or proceedings at law or in equity in any court of competent jurisdiction to collect the loans or any thereof and to enforce any other right in respect of any loans; and (E) generally, to do, at the Servicer’s option, at any time, and from time to time, all acts and things which the Servicer, as applicable, deems necessary to protect, preserve or realize upon the loans and the liens thereon and to effect the intent of the Agreement, all as fully and effectively as the Company might do.

          The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          The powers conferred on the Servicer are solely to protect the Servicer’s interests in the loans and shall not impose any duty upon the Servicer to exercise any such powers. Neither the Servicer nor any of its officers, directors, or employees shall be responsible to the Company for any act or failure to act hereunder.

          DATED this ____ day of __________________, 2007.

Wells Fargo Bank, N.A. as Indenture Trustee

By:

Its:

STATE OF _______________

COUNTY OF _____________

On this ___________ day of____________, 2007, before me, the undersigned, a notary public, personally appeared ______________, ___________ of Wells Fargo Bank, N.A., a national banking association, who is personally known to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that they executed the same in his/her authorized capacities and that by their signatures on the instrument the persons of the entry upon behalf of which the persons acted, executed the Instrument.

WITNESS my hand and official seal.

Signature _________________________

H-2

Exhibit A

Transfer and Servicing Agreement, dated as of April 1, 2007, by and among Fieldstone Mortgage Investment Trust, Series 2007-1, Fieldstone Mortgage Investment Corporation, Wells Fargo Bank, N.A., Litton Loan Servicing LP and Fieldstone Investment Corporation.

H-3

EXHIBIT I

[RESERVED]

I-1

EXHIBIT J

[RESERVED]

J-1

EXHIBIT K

[RESERVED]

Attachment 1

EXHIBIT L

Assessments of Compliance and Attestation Reports Servicing Criteria1

Reg. AB Item 1122(d) Servicing Criteria			Wells Fargo Bank, N.A.

(1)	General Servicing Considerations

	(i)	monitoring performance or other triggers and events of default	X
	(ii)	monitoring performance of vendors of activities outsourced	X
	(ii)	maintenance of back-up servicer for pool assets
	(iv)	fidelity bond and E&O policies in effect
(2)	Cash Collection and Administration

	(i)	timing of deposits to custodial account	X
	(ii)	wire transfers to investors by authorized personnel	X
	(iii)	advances or guarantees made, reviewed and approved as required	X
	(iv)	accounts maintained as required	X
	(v)	accounts at federally insured depository institutions	X
	(vi)	unissued checks safeguarded
	(vii)	monthly reconciliations of accounts	X
(3)	Investor Remittances and Reporting

	(i)	investor reports	X
	(ii)	remittances	X
	(iii)	proper posting of distributions	X
	(iv)	reconciliation of remittances and payment statements	X
(4)	Pool Asset Administration

	(i)	maintenance of pool collateral	X
	(ii)	safeguarding of pool assets/documents	X
	(iii)	additions, removals and substitutions of pool assets
	(iv)	posting and allocation of pool asset payments to pool assets
	(v)	reconciliation of servicer records
	(vi)	modifications or other changes to terms of pool assets
	(vii)	loss mitigation and recovery actions
	(viii)	records regarding collection efforts

          1 The descriptions of the Item 1122(d) servicing criteria use key words and phrases and are not verbatim recitations of the servicing criteria. Refer to Regulation AB, Item 1122 for a full description of servicing criteria.

Reg. AB Item 1122(d) Servicing Criteria		Wells Fargo Bank, N.A.

(ix)	adjustments to variable interest rates on pool assets
(x)	matters relating to funds held in trust for obligors
(xi)	payments made on behalf of obligors (such as for taxes or insurance)
(xii)	late payment penalties with respect to payments made on behalf of obligors
(xiii)	records with respect to payments made on behalf of obligors
(xiv)	recognition and recording of delinquencies, charge-offs and uncollectible accounts	X
(xv)	maintenance of external credit enhancement or other support	X

EXHIBIT L-1

Report on Assessment of Compliance
With Regulation AB Servicing Criteria

          Litton Loan Servicing LP (the “Servicer”) is responsible for assessing compliance as of and for the year ended [date] (the “Reporting Period”) with the servicing criteria set forth in Section 229.1122(d) of the Code of Federal Regulations (the “CFR”), except for the criteria set forth in Sections 1122(d)(4)(xv), 1122(d)(3)(i)(C) and 1122(d)(3)(ii) regarding the waterfall calculation (which are the responsibility of the Trustee), 1122(d)(4)(i) and 1122(d)(4)(ii) (which are the responsibility of the Custodian), and 229.1122(d)(1)(iii) in the CFR, which the Servicer has concluded is not applicable to the servicing activities it performs with respect to the asset-backed securities transactions covered by this report (the “Applicable Servicing Criteria”). The transactions covered by this report include the asset-backed securities transactions, which were completed after [date], and that were registered with the SEC pursuant to the Securities Act of 1933 or were not required to be registered (the “Platform”) for which Litton Loan Servicing LP served as servicer.

          The Servicer has assessed its compliance with the Applicable Servicing Criteria as of and for the year ended [date] and has concluded that it has complied, in all material respects, with the Applicable Servicing Criteria with respect to the Platform taken as a whole, except as disclosed on Exhibit A.

          [__________________], an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of and for the year ended [date].

Date:

LITTON LOAN SERVICING LP, as Servicer

By:

Name:

Title:

EXHIBIT M

Additional Form 10-D Disclosure

Item on Form 10-D		Party Responsible

Item 1: Distribution and Pool Performance Information

Information included in the Monthly Statement (with respect to each party listed, the information required to be provided by such party in accordance with the Transfer and Servicing Agreement.)		Servicer Trust Administrator

Any information required by 1121 which is NOT included on the Monthly Statement		Depositor

Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Noteholders, including any proceedings known to be contemplated by governmental authorities:

¡	Trust Fund (Issuing Entity)	Indenture Trustee, Trust Administrator and Depositor

¡	Seller (Sponsor)	Depositor

¡	Depositor	Depositor

¡	Indenture Trustee	Indenture Trustee

¡	Trust Administrator	Trust Administrator

¡	Custodian	Custodian

¡	1110(b) Originator	Depositor

¡ Any 1108(a)(2) Servicer (other than the Trust Administrator)		Servicer

¡	Any other party contemplated by 1100(d)(1)	Depositor

Item 3: Sale of Securities and Use of Proceeds		Depositor

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the Sponsor, depositor or Issuing Entity, that are backed by the same asset pool or are otherwise issued by the Issuing Entity, whether or not registered, provide the sales and use of proceeds information in Item 701

Item on Form 10-D	Party Responsible

of Regulation S-K. Pricing information can be omitted if securities were not registered.

Item 4: Defaults Upon Senior Securities	Trust Administrator Indenture Trustee

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

Item 5: Submission of Matters to a Vote of Security Holders	Trust Administrator Indenture Trustee

Information from Item 4 of Part II of Form 10-Q

Item 6: Significant Obligors of Pool Assets	Depositor

Item 1112(b) – Significant Obligor Financial Information*

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Item 7: Significant Enhancement Provider Information

Item 1114(b)(2) – Credit Enhancement Provider Financial Information*

¡ Determining applicable disclosure threshold	Depositor

¡ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

Item 1115(b) – Derivative Counterparty Financial Information*

¡ Determining current maximum probable exposure	Depositor

¡ Determining current significance percentage	Depositor

¡ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

* This information need only be reported on

Item on Form 10-D	Party Responsible

the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Item 8: Other Information	Any party responsible for the applicable Form 8-K Disclosure item

Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported

Item 9: Exhibits

Monthly Statement to Noteholders	Trust Administrator

Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

EXHIBIT N
Additional Form 10-K Disclosure

Item on Form 10-K	Party Responsible

Item 1B: Unresolved Staff Comments	Depositor

Item 9B: Other Information	Any party responsible for disclosure items on Form 8-K
Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported

Item 15: Exhibits, Financial Statement Schedules	Trust Administrator Depositor

Reg AB Item 1112(b): Significant Obligors of Pool Assets

Significant Obligor Financial Information*	Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information

¡ Determining applicable disclosure threshold	Depositor

¡ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Reg AB Item 1115(b): Derivative Counterparty Financial Information

¡ Determining current maximum probable exposure	Depositor

¡ Determining current significance percentage	Depositor

¡ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required

Item on Form 10-K	Party Responsible

pursuant to the Items.

Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Noteholders, including any proceedings known to be contemplated by governmental authorities:

¡ Trust Fund (Issuing Entity)	Indenture Trustee, Trust Administrator and Depositor

¡ Seller (Sponsor)	Depositor

¡ Depositor	Depositor

¡ Indenture Trustee	Indenture Trustee

¡ Trust Administrator	Trust Administrator

¡ Custodian	Custodian

¡ 1110(b) Originator	Depositor

¡ Any 1108(a)(2) Servicer (other than the Trust Administrator)	Servicer

¡ Any other party contemplated by 1100(d)(1)	Depositor

Reg AB Item 1119: Affiliations and Relationships

Whether (a) the Seller (Sponsor), Depositor or Trust Fund (Issuing Entity) is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:

Depositor

¡ Trust Administrator	Trust Administrator

¡ Indenture Trustee	Indenture Trustee

¡ Any other 1108(a)(3) servicer	Servicer

¡ Any 1110 Originator	Depositor

¡ Any 1112(b) Significant Obligor	Depositor

¡ Any 1114 Credit Enhancement Provider	Depositor

¡ Any 1115 Derivate Counterparty Provider	Depositor

¡ Any other 1101(d)(1) material party	Depositor

Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Seller (Sponsor), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Noteholder’s

Depositor

Item on Form 10-K	Party Responsible

understanding of the Certificates:

¡ Trust Administrator	Trust Administrator

¡ Any other 1108(a)(3) servicer	Servicer

¡ Any 1110 Originator	Depositor

¡ Any 1112(b) Significant Obligor	Depositor

¡ Any 1114 Credit Enhancement Provider	Depositor

¡ Any 1115 Derivate Counterparty Provider	Depositor

¡ Any other 1101(d)(1) material party	Depositor

Whether there are any specific relationships involving the transaction or the pool assets between (a) the Seller (Sponsor), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:

Depositor

¡ Trust Administrator	Trust Administrator

¡ Any other 1108(a)(3) servicer	Servicer

¡ Any 1110 Originator	Depositor

¡ Any 1112(b) Significant Obligor	Depositor

¡ Any 1114 Credit Enhancement Provider	Depositor

¡ Any 1115 Derivate Counterparty Provider	Depositor

¡ Any other 1101(d)(1) material party	Depositor

EXHIBIT O
Form 8-K Disclosure Information

Item on Form 8-K	Party Responsible

Item 1.01- Entry into a Material Definitive Agreement	All parties
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

Item 1.02- Termination of a Material Definitive Agreement	All parties

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Item 1.03- Bankruptcy or Receivership	Depositor

Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:

¡ Seller (Sponsor)	Depositor

¡ Depositor	Depositor

¡ Affiliated Servicer	Servicer

¡ Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer

¡ Other material servicers	Servicer

¡ Indenture Trustee	Indenture Trustee

¡ Trust Administrator	Trust Administrator

¡ Significant Obligor	Depositor

¡ Credit Enhancer (10% or more)	Depositor

Item on Form 8-K	Party Responsible

¡ Derivative Counterparty	Depositor

¡ Custodian	Custodian

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	Depositor Trust Administrator

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the Noteholders.

Item 3.03- Material Modification to Rights of Security Holders	Trust Administrator Indenture Trustee
Depositor
Disclosure is required of any material modification to documents defining the rights of Noteholders, including the Transfer and Servicing Agreement.

Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year	Depositor

Disclosure is required of any amendment “to the governing documents of the Issuing Entity”.

Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Trust Administrator	Trust Administrator/Depositor/ Servicer/Indenture Trustee

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or Indenture Trustee.

Reg AB disclosure about any new servicer or master servicer is also required.	Servicer/Depositor

Reg AB disclosure about any new Indenture Trustee is also required.	Indenture Trustee

Item on Form 8-K	Party Responsible

Item 6.03- Change in Credit Enhancement or External Support	Depositor/Trust Administrator

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.

Reg AB disclosure about any new enhancement provider is also required.	Depositor

Item 6.04- Failure to Make a Required Distribution	Trust Administrator Indenture Trustee

Item 6.05- Securities Act Updating Disclosure	Depositor

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor

Item 7.01- Reg FD Disclosure	All parties

Item 8.01- Other Events	Depositor

Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to Noteholders.

Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

EXHIBIT P

Additional Disclosure Notification

Wells Fargo Bank, N.A. as Trust Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail: cts.sec.notifications@wellsfargo.com

Fieldstone Mortgage Investment Corporation
11000 Broken Land Parkway, Suite 600
Columbia, Maryland 21044

Attn: Corporate Trust Services - FIELDSTONE 2007-1-SEC REPORT PROCESSING

RE: **Additional Form [ ] Disclosure**Required

Ladies and Gentlemen:

          In accordance with Section [ ] of the Transfer and Servicing Agreement, dated as of April 1, 2007, among Fieldstone Mortgage Investment Trust, Series 2007-1, Fieldstone Mortgage Investment Corporation, Wells Fargo Bank, N.A., Litton Loan Servicing LP and Fieldstone Investment Corporation. The Undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [ ].

Description of Additional Form [ ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [ ] Disclosure:

          Any inquiries related to this notification should be directed to [ ], phone number: [ ]; email address: [ ].

[NAME OF PARTY]
as [role]

By:

Name:
Title:

P-1

EXHIBIT Q

FORM OF ANNUAL CERTIFICATION

Re:

The Transfer and Servicing Agreement dated as of April 1, 2007 (the “Agreement”), among Fieldstone Mortgage Investment Trust, Series 2007-1, Fieldstone Mortgage Investment Corporation, Wells Fargo Bank,

N.A., Litton Loan Servicing LP and Fieldstone Investment Corporation

I, ________________________________, the _______________________ of [NAME OF COMPANY], certify to the Depositor and the Trust Administrator, and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) The Company has reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the Trust Administrator pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on the Company’s knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on the Company’s knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Trust Administrator;

(4) Based on the Company’s knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Company pursuant to the Transfer and Servicing Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Sub-servicer and Subcontractor pursuant to the Agreement, have been provided to the [     ]. Any material instances of noncompliance described in such reports have been disclosed to the [     ]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Q-1

Date:

By: Name:

Q-2

EXHIBIT R

Transaction Parties

Sponsor and Seller:	Fieldstone Investment Corporation

Depositor:	Fieldstone Mortgage Investment Corporation

Issuing Entity:	Fieldstone Mortgage Investment Trust, Series 2007-1

Servicer:	Litton Loan Servicing LP

Trust Administrator, Indenture Trustee and Custodian:	Wells Fargo Bank, N.A.

Owner Trustee:	U.S. Bank Trust National Association

Swap Counterparty:	JPMorgan Chase Bank, N.A.

R-1

SCHEDULE A

MORTGAGE LOAN SCHEDULE

Schedule A-1

SCHEDULE A-1

Schedule A-1-1